                                                                   EXHIBIT 10.1

                                                                [EXECUTION COPY]


                            PARTICIPATION AGREEMENT

                         dated as of September 29, 1997

                                     among

                   BL RESORTS I, LLC and GCG RESORTS I, LLC,
                  as Initial Lessees and Construction Agents,

                              GRAND CASINOS, INC.
                   AND ITS SUBSIDIARIES LISTED ON SCHEDULE I,
                                 as Guarantors,

                                        HANCOCK BANK,
                    not in its individual capacity except as
                      expressly stated herein, but solely
                        as Lessor, Borrower and Trustee

                       THE PERSONS LISTED ON SCHEDULE II,
                                  as Lenders,

                               SOCIETE GENERALE,
                        THE SUMITOMO BANK, LIMITED, and
                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                  as Co-Agents

                 THE MITSUBISHI TRUST AND BANKING CORPORATION,
                                as Lead Manager

                                      and
                       BA LEASING & CAPITAL CORPORATION,
                     as Arranger and Administrative Agent

                 --------------------------------------------------

               Acquisition, Construction and Equipment Financing
         For a Hotel, Convention Center and Restaurant Associated with
               Grand Casino Tunica in Tunica County, Mississippi
                          and a Hotel Associated with
             Grand Casino Gulfport in Harrison County, Mississippi

                               TABLE OF CONTENTS

SECTION                                                                                                  PAGE
-------                                                                                                  ----

ARTICLE I  DEFINITIONS; EXHIBITS AND SCHEDULES

ARTICLE II  EFFECTIVENESS; FUNDING OF ADVANCES; GENERAL PROVISIONS
2.1.           Effectiveness of Agreement...............................................................     2
2.2.           Advances -- General Provisions...........................................................     4
2.3.           Notes....................................................................................     7
2.4.           Procedures for Advances; Use of Proceeds.................................................     7
2.5.           Postponement of Advance..................................................................     9
2.6.           The Account..............................................................................    10
2.7.           Reduction in Commitments and Prepayments.................................................    10
2.8.           Obligations Several......................................................................    11
2.9.           Timing of Advances to Trustee and Payments to the Lenders................................    11
2.10.          Lenders' Instructions to the Administrative Agent........................................    12
2.11.          Computations.............................................................................    13
2.12.          Commitment Fee...........................................................................    13
2.13.          Fees.....................................................................................    13
2.14.          Legal and Tax Representation.............................................................    14
2.15.          Replacement or Purchase of Leased Property...............................................    14

ARTICLE III  CONDITIONS TO ADVANCES AND COMPLETION
3.1.           Conditions Precedent to All Advances.....................................................    14
3.2.           Conditions to Initial Construction Advance Date With Respect to Each Facility............    16
3.3.           Conditions to the Initial Construction Advance for Facility Costs With
               Respect to Each Facility.................................................................    20
3.4.           Conditions to all Construction Advances for Building Costs...............................    23
3.5.           Conditions to Construction Advances for Facility F,F&E Costs.............................    25
3.6.           Deliveries with Respect to Construction Advances for Facility Costs After a Default......    26
3.7.           Conditions to Completion Date of Any Facility............................................    28
3.8.           Additional Conditions Precedent To Revolving Advances....................................    30

ARTICLE IV  REPRESENTATIONS AND WARRANTIES
4.1.           Representations and Warranties of Lessees, Construction Agents and Guarantors............    30
4.2.           Representations and Warranties of Each Lender............................................    40
4.3.           Representations and Warranties of Trustee................................................    41
4.4.           Representations and Warranties of the Administrative Agent...............................    43

ARTICLE V  COVENANTS OF LESSEES, CONSTRUCTION AGENTS AND PARENT


SECTION                                                                                                   PAGE
-------                                                                                                   ----



5.1.           Further Assurances.......................................................................     44
5.2.           Consolidation, Merger, Sale, etc.........................................................     44
5.3.           Corporate Existence......................................................................     47
5.4.           Ownership of Lessee......................................................................     48
5.5.           Liens....................................................................................     48
5.6.           Financial Covenant Compliance Certificates...............................................     48
5.7.           Investigation by Governmental Authorities................................................     49
5.8.           Books and Records........................................................................     49
5.9.           Payment of Taxes, Etc....................................................................     49
5.10.          Inspection...............................................................................     50
5.11.          Maintenance of Property, etc.............................................................     50
5.12.          Maintenance of Insurance.................................................................     50
5.13.          Change of Name or Principal Place of Business............................................     51
5.14.          Financial and Other Information..........................................................     51
5.15.          Securities...............................................................................     53
5.16.          Financial Covenants......................................................................     54
5.17.           Searches and Estoppel Certificates......................................................     55
5.18.          Amendment of Levee Board Lease...........................................................     55
5.19.          Changes to Contracts for a System........................................................     55
5.20.          Additional Construction Covenants........................................................     56
5.21.          Compliance with Laws.....................................................................     56
5.22.          Fiscal Year..............................................................................     56
5.23.          May 10, 1996 Lease Documents.............................................................     56
5.24.          Year 2000................................................................................     57

ARTICLE VI  COVENANTS OF TRUSTEE, AGENTS AND LENDERS
6.1.           Covenants of Trustee, Agents and the Lenders.............................................     57
6.2.           Restrictions On and Effect of Transfe....................................................     59
6.3.           Participations...........................................................................     62
6.4.           Required Transfers.......................................................................     63
6.5.           Reciprocal Easement Arrangements.........................................................     63

ARTICLE VII  GENERAL INDEMNITY
7.1.           General Indemnification..................................................................     63
7.2.           Environmental Indemnity..................................................................     66

ARTICLE VIII  GENERAL TAX INDEMNITY
8.1.           General Tax Indemnity....................................................................     68
8.2.           Exclusions from General Tax Indemnity....................................................     68
8.3.           Contests.................................................................................     69
8.4.           Payments.................................................................................     71
8.5.           Reports..................................................................................     71


SECTION                                                                                                   PAGE
-------                                                                                                   ----



8.6.           Withholding Tax Exemption..............................................................       71

ARTICLE IX  MISCELLANEOUS
9.1.           Survival of Agreements.................................................................       72
9.2.           No Broker, etc.........................................................................       72
9.3.           Notices................................................................................       72
9.4.           Counterparts...........................................................................       73
9.5.           Amendments.............................................................................       73
9.6.           Headings, etc..........................................................................       74
9.7.           Governing Law..........................................................................       74
9.8.           Transaction Costs......................................................................       74
9.9.           Severability...........................................................................       74
9.10.          Successors and Assigns.................................................................       74
9.11.          Final Agreement........................................................................       75
9.12.          No Third-Party Beneficiaries...........................................................       75
9.13.          Release of Lien; Termination of Ground Lease...........................................       75
9.14.          Reproduction of Documents..............................................................       77
9.15.          Submission to Jurisdiction.............................................................       77
9.16.          Jury Trial.............................................................................       77
9.17.          Payments Set Aside.....................................................................       78
9.18.          Trust Agreement........................................................................       78
9.19.          Consent to Conflict of Interest........................................................       78
9.20.          No Marshaling/Other Loans and Set-Off..................................................       78
9.21.          Joint and Several......................................................................       79
9.22.          Further Additional Lessees.............................................................       79

Schedule I      --     List of Initial Subsidiary Guarantors
Schedule II     --     Lender Commitments
Schedule III    --     Notice Information, Funding Offices and Wire Instructions
Schedule IV     --     General Description of Facilities; Estimated Completion Dates
Schedule V      --     Required Licenses
Schedule VI     --     Disclosure Schedule

Appendix 1      --     Definitions

Exhibit A       --     Form of Master Lease
Exhibit B       --     Form of Loan Agreement
Exhibit C       --     Form of Trust Agreement
Exhibit D       --     Form of Security Agreement
Exhibit E       --     Form of Construction Agency Agreement
Exhibit F       --     Form of Guaranty
Exhibit G-1     --     Form of Deed of Trust
Exhibit G-2     --     Form of Ground Lease
Exhibit H       --     Form of Advance Request
Exhibit I       --     Form of Bill of Sale
Exhibit J       --     Form of Certificate of Acceptance
Exhibit K       --     Form of Investor's Letter
Exhibit L       --     Form of Purchase Order Assignment
Exhibit M-1     --     Form of Opinion of Counsel to Lessees, Construction Agents and Guarantors
Exhibit M-2     --     Form of Opinion of Mississippi Counsel to Lessee
Exhibit M-3     --     Form of Opinion of Counsel to Trustee
Exhibit M-4     --     Form of Opinion of Special Counsel to Administrative Agent
Exhibit N       --     Form of Architect's Certificate
Exhibit O       --     Form of Prime Contractor's Certificate
Exhibit P       --     Form of Financial Covenant Compliance Certificate
Exhibit Q       --     Form of Pricing Ratio Certificate
Exhibit R       --     Form of Improvements Deed
Exhibit S       --     Form of Officer's Certificate of Parent
Exhibit T-1     --     Form of Construction Certificate
Exhibit T-2     --     Form of Post-Default Construction Certificate
Exhibit U       --     Form of Officer's Certificate of Lessee
Exhibit V       --     Form of Joinder Agreement

                            PARTICIPATION AGREEMENT


        This PARTICIPATION AGREEMENT (this "Agreement"), dated as of September 29, 1997, is entered into by and among BL RESORTS I, LLC, a Minnesota limited liability company ("BL Resorts"), GCG RESORTS I, LLC, a Minnesota limited liability company ("GCG Resorts" and, together with BL Resorts, the "Initial Lessees"), each other party that becomes a Lessee with respect to the Operative Documents in the manner specified in Section 9.22 hereof (collectively, with the Initial Lessees, "Lessees"), as Lessees and Construction Agents; GRAND CASINOS, INC., a Minnesota corporation, and each of its Subsidiaries listed on Schedule I hereto, as Guarantors; HANCOCK BANK, not in its individual capacity, except as expressly stated herein, but solely as Lessor, Borrower and Trustee; the Persons listed on Schedule II hereto, as Lenders; SOCIETE GENERALE, THE SUMITOMO BANK, LIMITED, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Agents; THE MITSUBISHI TRUST AND BANKING CORPORATION, as Lead Manager; and BA LEASING & CAPITAL CORPORATION, a California corporation, as the Arranger and Administrative Agent.

                              W I T N E S S E T H:

        WHEREAS, pursuant to the terms of the Master Lease and Lease Supplements, Lessor will lease to Lessees, and Lessees will respectively lease from Lessor, the Leased Property as designated in each Lease Supplement to be leased by a designated Lessee; and

        WHEREAS, pursuant to the Operative Documents, Lessees will apply Construction Advances from Lessor to finance the construction of the Facilities and the acquisition of the Facility F,F&E subject to the terms of the Master Lease and Lease Supplements; and

        WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth (including Article III), to provide financing to Lessor in an aggregate principal amount not to exceed the Commitment Amount to fund payment of Building Costs and Facility F,F&E Costs;

        WHEREAS, upon completion of any one or more of the Facilities and provided availability then exists under the aggregate Commitments, subject to the terms and conditions set forth in the Operative Documents, Lessor shall provide Revolving Advances to Lessees from time to time for purposes permitted by the Operative Documents and the Lenders shall provide financing to Lessor in amounts necessary to enable Lessor to make such Revolving Advances to Lessees;

                                                         Participation Agreement



        WHEREAS, to secure such financing by the Lenders, the Administrative Agent, on behalf of the Lenders, will have the benefit of a Lien from Lessor on all of Lessor's right, title and interest in and to the Leased Property and other Collateral and an assignment of Lessor's rights in the Operative Documents; and

        WHEREAS, each Lessee's respective obligations under the Operative Documents will be guaranteed pursuant to the terms of the Guaranty;

        NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereto agree as follows:

                                    ARTICLE

                      DEFINITIONS; EXHIBITS AND SCHEDULES

        Unless the context shall otherwise require, capitalized terms used but not defined herein (including those used in the foregoing recitals) shall have the meanings specified in Appendix 1 hereto for all purposes hereof; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Agreement. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.


                                    ARTICLE

             EFFECTIVENESS; FUNDING OF ADVANCES; GENERAL PROVISIONS

        SECTION III.1. Effectiveness of Agreement. This Agreement shall become effective upon the occurrence of each of the following conditions (the "Closing Date"):

                (a) Authorization, Execution and Delivery of Certain Operative Documents. This Agreement and each of the Master Lease, Loan Agreement, Notes, Trust Agreement, and Guaranty shall have been duly authorized, executed and delivered by each of the respective parties thereto, and shall be in full force and effect. No Default or Event of Default shall exist under any of the foregoing described Operative Documents to which either Initial Lessee is a party (either before or after giving effect to the transactions contemplated by the Operative Documents).

                                                         Participation Agreement


                (b) Formation and Authorization Documents and Certificates of Good Standing. The Administrative Agent shall have received from each Initial Lessee and each Guarantor:

                (i) certificates of existence and good standing issued by the Secretary of State of the State of Minnesota with respect to each Initial Lessee and the Secretary of State of the state of its formation with respect to each Guarantor, respectively, each dated within thirty Business Days of the Closing Date;

                (ii) copies of the respective articles of organization, operating agreement, articles of incorporation and by-laws, as the case may be, certified to be true and correct by a Responsible Officer of each Initial Lessee and each Guarantor, respectively; and

                (iii) certificates of a Responsible Officer of each Initial Lessee and each Guarantor certifying as to (A) the resolutions of the Board of Governors of each Initial Lessee and the Board of Directors of each Guarantor, respectively, duly authorizing the execution, delivery and performance of each Operative Document to which they are or will be a party, (B) the incumbency and signature of Persons authorized to execute and deliver such documents and agreements on behalf of each Initial Lessee and each Guarantor, respectively, and (C) the accuracy of all representations and warranties and absence of Defaults.

                (c) No Material Adverse Effect. Since December 29, 1996, there shall not have occurred any Material Adverse Effect.

                (d) Opinions of Counsel. Agents, Trustee and each Lender shall have received the legal opinions set forth below, each dated as of Closing Date and addressed to Agents, Trustee and each Lender:

                (i) from Maslon Edelman Borman & Brand, LLP, counsel to Lessees, Construction Agents and Guarantors, as to the matters set forth in the form of Exhibit M-1;

                (ii) from Watkins Ludlam & Stennis, P.A., Mississippi counsel to Lessees, as to the matters set forth in the form of Exhibit M-2;

                (iii) from William Abbott, internal counsel to Trustee, as to the matters set forth in the form of Exhibit M-3;

                                                         Participation Agreement


                (iv) from Sheppard, Mullin, Richter & Hampton LLP, special counsel to the Lenders, as to the matters set forth in the form of Exhibit M-4.


                (e) Financial Statements. The Administrative Agent shall have received (with copies for Trustee and each Lender) copies of the audited consolidated financial statements of Parent and its consolidated Subsidiaries for the Fiscal Year ended December 29, 1996, together with a statement or certificate from the controller, treasurer or chief financial officer of Parent to the effect that (i) such financial statements are true, complete and correct, (ii) the financial condition of Parent and the Obligor Subsidiaries has not materially adversely changed since the date of such financial statements and (iii) no other event affecting Parent and the Obligor Subsidiaries shall have occurred since the date of such financial statements which could reasonably be expected to have a Material Adverse Effect.

                (f) Indenture. The Administrative Agent shall have received (with copies for Trustee and each Lender) a true and correct copy of (i) the Indenture and (ii) the Standby Equity Commitment, together with all exhibits and schedules and all amendments and modifications to each of the foregoing documents.

                (g) Payment of Fees. Trustee and each Lender shall have received payment of all fees which are due and payable on the Closing Date pursuant to this Agreement (including without limitation the up-front fee referenced in Section 2.13), the Arranger Fee Letter, the Administrative Agent Fee Letter, the Co-Agents Fee Letter and the Trustee Fee Letter. Arranger shall have received payment of the Arrangement Fee. Arranger shall have received, for the account of (i) each Co-Agent, payment of the Co-Agents Fee and (ii) Trustee, payment of a one-time acceptance fee as set forth in the Trustee Fee Letter. The Administrative Agent shall have received payment of the Administrative Agency Fee. Lessees shall pay all Transaction Costs for which payment has been requested as evidenced by an invoice or other acceptable documentation.

         SECTION III.2.   Advances -- General Provisions.

                (a) Advances Generally. Subject to the terms and conditions hereinafter set forth, and in reliance on the representations and warranties contained herein or made pursuant hereto, upon receipt of an Advance Request, on the Advance Date specified therein, each Lender shall finance a portion of the applicable Advance by making a Loan to Trustee (in accordance with Trustee's payment instructions set forth on Schedule III) in

                                                         Participation Agreement



         an amount in immediately available funds equal to such Lender's Commitment Percentage of the aggregate amount of the Advance being funded on such Advance Date. Notwithstanding any other provision hereof, no Lender shall be permitted or required to fund any Loan to the extent that, after giving effect thereto, the aggregate amount advanced would exceed such Lender's Commitment, or the aggregate original principal amount of all Loans then outstanding would exceed the Commitment Amount.

                (b) Maximum Construction Advances. With respect to each of the Facilities, the aggregate amount of Construction Advances disbursed with respect to Facility Costs relating to any such Facility (or, if applicable, the Construction Advance disbursed with respect to a Completed Facility) shall not exceed the lesser of (i) the Fair Market Sales Value of such Facility (including the value attributable to the related Facility F,F&E) as determined by the applicable Appraisal delivered pursuant to Section 3.3(i) and (ii) the amount specified below opposite such Facility:

                Facility                                   Maximum Amount
                --------                                   --------------

                Tunica Hotel                                 $ 47,000,000
                Tunica Convention Center                     $ 11,000,000
                Tunica Restaurant                            $  4,000,000
                Gulfport Hotel                               $ 40,000,000;

provided, however, that in no event will the aggregate amount of outstanding Advances disbursed with respect to all Facilities exceed $100,000,000 at any time.

                (c) Revolving Advances - Generally. From and after the Completion Date for any Facility (or, if applicable, from and after the date upon which a Completed Facility becomes subject to the Master Lease), so long as such Facility remains subject to the Master Lease, amounts prepaid with respect to the Lease Supplement Balance relating to such Facility (other than (i) Collateral Shortfall Payments, if any, and (ii) payments made pursuant to Section 2.7(d), which payments may not be readvanced) may be readvanced in accordance with the terms and conditions hereof (including the satisfaction or waiver of all applicable conditions set forth in Sections 3.1 and 3.8) and, in the case of any such amount advanced by any Lender, in accordance with the terms and conditions of the Loan Agreement.

                (d) Failure of Lender to Fund. If the Administrative Agent determines that any Lender (a "Defaulting Lender") will not make available the amount (the "Defaulted Amount") which would constitute its portion of the Advance specified in an Advance

                                                         Participation Agreement



Request, the Administrative Agent shall promptly notify each other Lender (each, a "Non-Defaulting Lender") and specify the additional amounts required to be funded by each Non-Defaulting Lender. Each Non-Defaulting Lender, as soon as practicable after receipt of notice but not before the Advance Date, shall transfer to the Bank for deposit into the Account, in immediately available funds, its pro rata share of the Defaulted Amount, determined in the same proportion that such Non-Defaulting Lender's Commitment bears to the aggregate Commitments of all Non-Defaulting Lenders; provided that such amount, together with all amounts previously funded by each Non-Defaulting Lender, shall not exceed the Non-Defaulting Lender's Commitment and provided further that if and to the extent that the Defaulted Amount is not funded by the Non-Defaulting Lenders, the Administrative Agent shall reduce the amount of the Advance Request so that the total Advance specified in the Advance Request equals the aggregate revised fundings for the Advance Date.

        If the Defaulted Amount cannot be fully funded by the Non-Defaulting Lenders, the Administrative Agent shall so notify the Non-Defaulting Lenders and give to all Non-Defaulting Lenders the opportunity to increase their respective Commitments by notice in writing to the Administrative Agent; provided that should the aggregate proposed increased Commitments by one or more Non-Defaulting Lenders exceed the Defaulted Amount, the Administrative Agent shall increase the Commitments of the participating Non-Defaulting Lenders on a pro-rata basis in accordance with the respective amounts by which such Non-Defaulting Lenders have offered to participate, it being understood that in no event shall the aggregate amount funded by any Lender exceed the amount of such Lender's Commitment, after giving effect to any increase in such Commitment pursuant to this sentence.

        In the event of any funding of all or a portion of the Defaulted Amount by the Non-Defaulting Lenders, the following rules shall apply notwithstanding any other provision in any Operative Document:

                (i) The Commitment of the Defaulting Lender shall be decreased in an amount equal to the total aggregate increase, if any, in the Commitments of the Non-Defaulting Lenders pursuant to this Section 2.2(d) and the Commitment Percentages of the Lenders shall be revised accordingly;

                (ii) A Defaulting Lender shall be obligated to fund any Advances occurring after its default based upon its revised Commitment Percentage, if the Commitment Percentages are revised in accordance with the immediately preceding clause (i); and to the extent that the Commitment Percentage of any

                                                         Participation Agreement



              Defaulting Lender shall not be so revised, the Administrative Agent may thereafter call upon such Defaulting Lender to fund a share of one or more future Advances in an amount greater than such Defaulting Lender's Commitment Percentage so that the aggregate amount disbursed by such Defaulting Lender shall equal (after giving effect to such Advance or Advances) its Commitment Percentage of the aggregate amount of all Advances then and theretofore made by all Lenders;

                (iii) A Defaulting Lender shall not have the right to fund its Defaulted Amount without the written consent of the Agents and Lessees and then only to the extent such Defaulted Amount has not been funded by the Non-Defaulting Lenders in a manner that resulted in a decrease in the Defaulting Lender's Commitment Percentage; and

                (iv) The Defaulting Lender shall not be responsible for any incidental or consequential damages suffered by any Lessee or any Affiliate of any Lessee as a result of its failure to so fund.

                (e) Continuation Notice. Upon a timely request of any Lender, Trustee shall deliver to the Lender making such request, not more than five and not less than three Business Days prior to the commencement of each Interest Period an irrevocable written notice confirming that all Loans outstanding at such time (subject to prepayment or partial prepayment as provided in the Operative Documents) shall be continued as LIBO Rate Loans (subject to such rate changing to the Alternate Base Rate as provided in the Operative Documents) at the Interest Rate to be determined by the Administrative Agent two Business Days prior to the commencement of the Interest Period.

         SECTION III.3. Notes. Each amount made available by a Lender pursuant to Section 2.2 shall be evidenced by one or more Notes issued by Trustee payable to the order of such Lender in a maximum principal amount equal to such Lender's Commitment (including any changes thereto due to one or more Defaulting Lenders) and shall be repayable in accordance with the terms of the Loan Agreement.

    SECTION III.4.       Procedures for Advances; Use of Proceeds.

                (a) Request. With respect to each funding of an Advance, the Lessee(s) requesting such Advance shall deliver to Trustee, the Administrative Agent and the Lenders, not later than 12:00 noon, Gulfport, Mississippi time, three Business Days prior to the proposed Advance Date, an irrevocable written notice substantially in the form of

                                                         Participation Agreement



         Exhibit H (an "Advance Request"), specifying (i) the proposed Advance Date, (ii) whether such Advance is to be a Construction Advance or a Revolving Advance, (iii) the amount of the Advance requested, which shall be made in an amount not less than (A), in the case of a Construction Advance, the least of (1) the amount necessary to fund the Final Construction Advance for any applicable Facility (or, if applicable, the sole Construction Advance for a Completed Facility),
         (2) the then unused amount of the applicable Commitments or (3) $5,000,000 or, if such Construction Advance applies solely to the Tunica Restaurant, $2,000,000, or (B), in the case of a Revolving Advance, the lesser of (1) the then unused amount of the applicable Commitments or (2) $5,000,000, (iv) in the case of a Construction Advance, (x) the Lease Supplement(s) and the Facility(ies) or Facility F,F&E to which such Construction Advance pertains and, if applicable, that such Facility (or Facilities, as the case may be) constitutes a Completed Facility, (y) the portion of such Construction Advance to be applied to pay to Persons unaffiliated with such Lessee(s) for Facility Costs, including any payments applied toward the purchase price or invoice cost of Facility F,F&E described on Schedule III to the applicable Lease Supplement(s), and otherwise in sufficient detail to identify the types of Building Costs and items of Facility F,F&E that are being funded with the proceeds of such Construction Advance, as the case may be, and (z) the portion of such Construction Advance to be applied to reimburse such Lessee(s) or any Affiliate of any such Lessee for Facility Costs, including progress payments made by such Person on account of Facility F,F&E described on Schedule III to the applicable Lease Supplement(s), and otherwise in sufficient detail to identify the types of Building Costs previously paid or the items of Facility F,F&E for which payments have been made and (v) in the case of a Revolving Advance, the Lease Supplement or Lease Supplements in respect of which such Revolving Advance pertains.

                (b) Funding. All amounts to be advanced by the Lenders pursuant to Section 2.2 shall be transferred to the Bank for deposit into the Account. Upon satisfaction or waiver of each of the applicable conditions set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and/or 3.8, as applicable, the Bank shall make such funds available to Trustee. On the scheduled Advance Date, upon (i) receipt by Trustee of all amounts to be paid by the Lenders pursuant to Section 2.2 and (ii) satisfaction or waiver of each of the applicable conditions set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and/or 3.8, as applicable,
         (A) in the case of a Construction Advance, Lessor shall purchase, and the applicable Lessee, Construction Agent or vendor shall deliver a bill of sale or deed, as applicable, conveying to Lessor, as collateral security, all of such Person's right, title and interest in the Leased Property described in the Advance Request, and (B) in consideration for making such conveyance, Trustee shall deposit, from funds made available by the Lenders pursuant to Section 2.2 and the Loan Agreement, the amount specified in the Advance Request in

                                                         Participation Agreement



         immediately available funds remitted by wire transfer to the Account. Deposits in the Account representing proceeds from Advances shall be disbursed in accordance with Section 2.6.

                (c)      Number and Dates of Advances.

                (i) Construction Advances. There may not be more than one Construction Advance in any calendar month. No Construction Advances shall be made after September 30, 2001.

                (ii) Revolving Advances. There may not be more than one Revolving Advance in any calendar month. No Revolving Advances shall be made after March 29, 2002.

                (iii) In the event Lessees intend to request a Construction Advance and a Revolving Advance during any calendar month, such Advances, if otherwise satisfying the terms hereof, shall be made on the same date.

                (d) Termination of Commitments. Notwithstanding anything in this Agreement or any other Operative Document to the contrary, no party hereto shall be obligated to make any Advances after 12:00 noon, Gulfport, Mississippi time, on the Commitment Termination Date, or such earlier date as the Commitments are terminated, and no Advance Date may occur following such dates or when the Commitments are suspended.

                (e) Use of Proceeds. All Construction Advances shall be used solely for the purpose of funding Facility Costs. All Revolving Advances shall be used solely for general corporate purposes of the requesting Lessee or any Guarantor not otherwise prohibited by the terms of the Operative Documents.

                (f) Interest Rate. Each determination of an Interest Rate pursuant to any provision of the Loan Agreement shall be conclusive and binding on Trustee, Lessees and the Lenders in the absence of manifest error.

        SECTION III.5. Postponement of Advance. If the Lenders make a Loan requested pursuant to an Advance Request and the conditions precedent to such Advance have not been satisfied on the date specified in the Advance Request, Lessees shall pay to the Bank, for the benefit of each Lender, interest on the amount funded by each Lender at a rate equal to the Assumed Rate for the period from the date of each such Advance to the date such Advance is

                                                         Participation Agreement



    returned to such Lender or such Advance Date shall have occurred, less any interest earned by the Bank on behalf of the Lenders by investing such funded amounts. The Bank (or its assignee) shall not be required to invest such funds in interest-bearing investments, but the Bank (or its assignee) shall upon direction of Lessees (or, if an Event of Default exists, the Required Lenders) invest such funds in Cash Equivalents to the extent it is practicably able to do so. Such interest shall be due and payable by Lessees upon the occurrence of such Advance Date or upon return of such funds to the Lenders. Such payment of interest shall be an additional condition precedent to such Advance Date. If any Advance Date shall not have occurred by the third Business Day following the proposed Advance Date in respect thereof, then all such interest shall be due and payable on such date, and the Bank shall refund to each Lender all amounts funded by such Lender and all accrued interest allocable to such Lender to the extent the Bank has received such interest. No additional Advance Request shall be required if an Advance Date is postponed and thereafter consummated.

        SECTION III.6. The Account. Trustee shall establish and maintain (or cause to be established and maintained) with Trustee a deposit account (the "Account") in its name in favor of the Administrative Agent into which
    (i) proceeds of Loans on each Advance Date shall be remitted upon satisfaction of the applicable provisions of Section 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and/or 3.8 and (ii) amounts expressly required to be deposited by any Operative Document shall be remitted. Each Lessee is hereby granted a power of attorney to make withdrawals from the Account, so long as on any date of withdrawal no Default or Event of Default exists. The applicable Lessee shall apply any monies withdrawn from the Account in accordance with any Advance Request previously delivered (in the case of monies deposited pursuant to clause (i) above) by such Lessee and in all events in accordance with the Operative Documents. The power of attorney granted in the preceding sentence shall be automatically revoked at any time when a Default or Event of Default exists and shall be automatically reinstated when any such Default or Event of Default is cured or waived, in writing, by the Required Lenders. Trustee shall not allow any Lessee to make withdrawals from the Account at any time after Trustee is notified in writing a Default or Event of Default exists, either by any Lessee or any Lender, unless and until any such Default or Event of Default is cured or waived pursuant to
    Section 6.2 of the Loan Agreement and Section 10.2 of the Master Lease.

        SECTION III.7.       Reduction in Commitments and Prepayments.

                (a) Voluntary Reduction of Commitments. Lessees may from time to time permanently reduce the Commitment Amount in whole or in part (in each such case in a minimum aggregate amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof) upon three Business Days' prior written notice to the Administrative Agent, Trustee and the Lenders; provided, however, that no such reduction shall be effective if the sum of (x) the aggregate amount of outstanding Loans plus (y) the then

                                                         Participation Agreement



         applicable aggregate Reserve Amounts exceeds the remaining Commitment Amount. Any voluntary reduction of the Commitment Amount under this Section 2.7(a) shall be applied to reduce the Reduction Amount for the then final scheduled Reduction Date (to the extent of such reduction) and thereafter to preceding Reduction Dates in the inverse order of their occurrence.

                (b) Automatic Reduction of Commitment. Subject to the last sentence of Section 2.7(a), on each Reduction Date, the Commitment Amount shall automatically be reduced by the applicable Reduction Amount.

                (c) Voluntary Prepayments. From and after the Completion Date for any Facility, the applicable Lessee shall have the right to prepay all or any portion of the then outstanding Advances attributable to such Facility, without penalty or premium, provided, however, that any such prepayment that does not constitute a full prepayment of all outstanding Advances attributable to all Facilities then subject to the Master Lease may only be made on a Scheduled Payment Date and provided further that such Lessee shall pay all accrued and unpaid Periodic Rent and Supplemental Rent allocable to the Loans to which such prepaid Advances pertain. The application of each such prepayment shall be applied to the Lease Supplement Balance applicable to such Facility. Any amounts prepaid in connection with (i) a Collateral Shortfall Payment or (ii) a payment under clause (d), shall not constitute a payment pursuant to this clause (c). Upon receipt of any such prepayment, Trustee shall pay to the Lenders all or any portion of the Loans to which such prepaid Advances and Periodic and Supplemental Rent pertain.

                (d)      Mandatory Prepayment.

                (i) If at any time the sum of the aggregate amount of outstanding Loans shall exceed the Commitment Amount, Lessees shall immediately make payment on the Loans in an amount sufficient to eliminate such excess. Payments required to be made hereunder shall be applied to Alternate Base Rate Loans until fully repaid and then to LIBO Rate Loans in direct order of their Interest Period maturities.

                (ii) All amounts payable by any Lessee pursuant to Article V, VII or IX of the Master Lease shall be used to prepay the Loans and shall be applied to the Loans in the manner set forth in
              Section 2.4(c) of the Loan Agreement.

                (e) Notice. Lessees will provide notice to the Administrative Agent, Trustee and the Lenders of any prepayment by 12:00 noon, Gulfport, Mississippi time, at least

                                                         Participation Agreement



         three Business Days prior to the date of prepayment.

                (f) Supplemental Rent. Concurrently with any prepayment made by any Lessee pursuant to this Section 2.7, such Lessee shall pay to Lessor all Supplemental Rent then due and owing as of the date of, and after giving effect to, such prepayment.

        SECTION III.8.   Obligations Several.  The obligations of the
    Lenders hereto or elsewhere in the Operative Documents shall be several and not joint; and, except with respect to Lessees and Guarantors in connection with the Guaranty and the other Operative Documents, no party shall be liable or responsible for the acts or defaults of any other party hereunder or under any other Operative Document.

        SECTION III.9.   Timing of Advances to Trustee and Payments to the
    Lenders.

                (a) Timing of Advances to Trustee. Any Advance Request delivered by any Lessee to Trustee, the Administrative Agent and the Lenders later than 12:00 noon, Gulfport, Mississippi time, on any day shall be deemed to have been delivered on the next Business Day. Subject to timely delivery of an Advance Request pursuant to Section 2.4(a) and the other terms and conditions of the Operative Documents, each Lender shall make its Commitment Percentage of the requested Advance available to the Bank by 1:00 p.m., Gulfport, Mississippi time, on the requested Advance Date, and the Bank will deposit any such amounts so received into the Account as soon after receipt as practicable, but not later than 3:00 p.m., Gulfport, Mississippi time, on such Advance Date.

                (b) Payments to Lenders. So long as there are obligations outstanding under the Operative Documents, Trustee has assigned all payments of Rent to the Administrative Agent pursuant to Section 2.1 of the Security Agreements, and the Administrative Agent has appointed the Bank as its agent to receive such payments of Rent under Section 7.12 of the Loan Agreement, any payments received by the Administrative Agent (or the Bank as agent to the Administrative Agent) from or on behalf of any Lessee or Trustee not later than 11:00 a.m., Gulfport, Mississippi time, shall be paid by the Administrative Agent (or the Bank) to the Lenders in immediately available funds no later than 2:00 p.m., Gulfport, Mississippi time, on the same day, and any payments received by the Administrative Agent (or the Bank) from or on behalf of any Lessee or Trustee or Construction Agent after 11:00 a.m., Gulfport, Mississippi time, shall be paid by the Administrative Agent or the Bank to the Lenders as soon after receipt as practicable, but not later than 11:00 a.m., Gulfport, Mississippi time, on the next succeeding Business Day. Rent and all other payments due to Trustee, the

                                                         Participation Agreement



         Administrative Agent or any Lender under the Operative Documents shall be paid in immediately available funds, at its respective office specified in Schedule III or at such other office as it may from time to time specify to Trustee, the Administrative Agent and Lessees in a notice pursuant hereto. All such payments shall be received by Trustee (in its individual or trust capacity), the Administrative Agent or such Lender, as applicable, not later than 11:00 a.m., Gulfport, Mississippi time, on the date due. Funds received after such time shall for all purposes of the Operative Documents be deemed to have been received on the next succeeding Business Day.

                (c) Agency. So long as the Notes remain outstanding, Rent shall be paid by Lessees to the Bank as agent for the Administrative Agent and as Trustee's assignee under the Operative Documents.

        SECTION III.10.   Lenders' Instructions to the Administrative Agent.
    By making its Advance pursuant to Section 2.2, each Lender agrees that such act shall constitute, without further act, (i) evidence that the applicable conditions precedent set forth in Article III have been satisfied or waived; provided that any Lender's failure to raise the issue of noncompliance with respect to any such condition as to any third party shall not be deemed to be a waiver of such condition unless such Lender shall have acknowledged such waiver in writing, (ii) authorization and direction by such Lender to the Administrative Agent to make a Loan pursuant to Section 2.3 of the Loan Agreement, (iii) authorization and direction by such Lender to the Bank (as agent for the Administrative Agent) to deposit the amount so loaned into the Account in reliance upon Lessee's certificate delivered pursuant to Section 3.1(j) confirming that all conditions precedent to the relevant Advance have been satisfied and (iv) authorization and direction to Trustee to permit Lessees to withdraw funds from the Account, subject to Sections 2.4 and 2.6. The Bank and each Lender agree that any monies advanced to the Bank prior to deposit into the Account shall be returned to a Lender if such Lender so requests.


        SECTION III.11.   Computations.

                (a) Determination of the Interest Rate. All computations of accrued amounts pursuant to the Operative Documents shall be made on the basis of actual number of days elapsed in a 360-day year or, in the case of the Alternate Base Rate or Commitment Fee, on the basis of actual number of days elapsed in a 365-day or 366-day year.

                (b) Dollars. All payments required to be made by Lessees, Trustee, or the Administrative Agent, including any Advance or payment of Rent, shall be made only in Dollars in immediately available funds.

                                                         Participation Agreement


        SECTION III.12. Commitment Fee. Lessees shall pay to the Administrative Agent, for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of any Lessee's inability to satisfy any condition of Article III) commencing on the Closing Date and continuing through the Commitment Termination Date, a nonrefundable, fully-earned commitment fee (the "Commitment Fee") at the Applicable Commitment Fee Rate on the average daily unused portion of each such Lender's Commitment during such period, payable quarterly in arrears on the last Business Day of each calendar quarter and on the Commitment Termination Date.

        SECTION III.13.   Fees.  Lessees shall pay to the Administrative
    Agent, for the account of each Lender, a nonrefundable up-front fee in an amount equal to the fee set forth opposite such Lender's name on Schedule II, payable upon the Closing Date. Lessees shall pay to the Administrative Agent, for the account of each Co-Agent, the Co-Agents Fee on or before the Closing Date. Lessees shall pay to Administrative Agent, from time to time as set forth in the Administrative Agent Fee Letter, the Administrative Agency Fees. Lessees shall pay to Administrative Agent on or before the Closing Date, for the account of Trustee, the one-time acceptance fee referenced in the Trustee Fee Letter; thereafter, Lessees shall pay to Trustee directly the annual fees referenced in the Trustee Fee Letter.

        SECTION III.14. Legal and Tax Representation. Each Lessee acknowledges and agrees that none of the Administrative Agent, Arranger, Co-Agents, Lead Manager, Trustee, Bank or any Lender has made any representation or warranty concerning the tax, accounting or legal characteristics of the Master Lease or any of the other Operative Documents, and that such Lessee has obtained and relied on such tax, accounting and legal advice regarding the Master Lease and the other Operative Documents as it deems appropriate. Each of Trustee and each Lender acknowledges and agrees that it has obtained and relied on the Operative Documents and the various items delivered in connection therewith, and on such tax, accounting and legal advice regarding the Master Lease and the other Operative Documents as it deems appropriate.

        SECTION III.15.   Replacement or Purchase of Leased Property.
    Trustee and the Administrative Agent shall release from the lien of the Security Documents, the Master Lease and applicable Lease Supplements, such items of Leased Property which any applicable Lessee has elected to (a) replace under Sections 7.3 or 9.1 of the Master Lease or (b) purchase under
    Section 5.1, or 5.2, 7.3 or 9.1(b), of the Master Lease, upon satisfaction by such Lessee of the conditions contained in Section 5.1, 5.2, 7.3 or 9.1(b), as the case may be, of the Master Lease.

                                   ARTICLE IV

                                                         Participation Agreement





                                 CONDITIONS TO
                            ADVANCES AND COMPLETION

        SECTION IV.1. Conditions Precedent to All Advances. In addition to the applicable conditions precedent set forth elsewhere in this Agreement, the obligation of each Lender hereunder on any Advance Date shall be subject to the fulfillment to the satisfaction of, or the waiver in writing by, each Lender (or by the Agents) of the conditions precedent (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the Agents) set forth in this Section
    3.1 on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                (a) Advance Request. With respect to any Advance, the Administrative Agent, Trustee and each Lender shall have received, at least three Business Days before each Advance Date, a fully executed Advance Request duly executed by the Lessee requesting such Advance in accordance with Section 2.4(a). Each of the delivery of an Advance Request and the acceptance by the applicable Lessee of the proceeds of such Advance shall constitute a representation and warranty by all Lessees that on the date of such Advance (both immediately before and after giving effect to such Advance and the application of the proceeds thereof) the statements made in Section 3.1(b) and in such Advance Request, are true and correct and that no violation regarding maximum permitted Construction Advances shall exist or occur.

                (b) Accuracy of Representations and Warranties, No Default, etc. On the applicable Advance Date, the following statements shall be true and correct:

                (i) All of the representations and warranties of Lessees, each Guarantor, and to the best knowledge of Lessees, Trustee, contained herein and in each of the other Operative Documents are true and correct in all material respects on and as of such Advance Date as though made on and as of that date, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                (ii)  No Default or Event of Default exists; and

                (iii) Except as set forth in the Disclosure Schedule or as theretofore disclosed by Lessees to the Administrative Agent and Trustee in writing, no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of Lessees and/or Parent, threatened against

                                                         Participation Agreement



              any Lessee and/or Parent or any other Guarantor which might have a Material Adverse Effect.

                (c) Officer's Certificate of Parent. The Administrative Agent shall have received (with copies for Trustee and each Lender) a certificate of a Responsible Officer of Parent with respect to Parent and each Obligor Subsidiary, substantially in the form of Exhibit S, stating that all of the representations and warranties of such Person contained herein and in each of the other Operative Documents are true and correct on and as of such Advance Date in all material respects as though made on and as of that date, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                (d) Gaming Permits. Parent and each of the Obligor Subsidiaries shall have respectively obtained all Gaming Permits as required for or in connection with the conduct of its gaming business and the conduct of its games of chance, as applicable, each as conducted as of the date of such Advance, at each of the Casinos and such Gaming Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Gaming Authority or any other Governmental Authority.

                (e) Liquor Permits. Parent and each of the Obligor Subsidiaries, to the extent applicable, shall have respectively obtained all Liquor Permits as required for or in connection with the operation and use of each of the Casinos and each Facility, as operated and used as of the date of such Advance, and the Liquor Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Governmental Authority having or asserting jurisdiction over either Casino and/or any such Facility.

                (f) Taxes. All Taxes other than Charges due and payable by Lessees on or prior to such Advance Date in connection with the execution, delivery, recording and filing of any of the Operative Documents, in connection with the filing of any of the financing statements or in connection with the consummation of any of the transactions contemplated hereby or by the Operative Documents shall have been paid in full.

                (g) Further Assurances, etc. Agents shall have received such other and further instruments, duly executed, acknowledged (if appropriate) and delivered, as Agents reasonably shall have requested in connection with each Advance and this Agreement.

                (h) Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of Lessees and Parent shall be satisfactory in form and substance to

                                                         Participation Agreement



         the Agents and their counsel; the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.

                (i) Litigation. No law or regulation shall prohibit, and no order, judgement or decree of any Governmental Authority shall, and no action or proceeding shall be pending or threatened which in the reasonable judgement of the Required Lenders would or might, enjoin, prohibit, limit or restrain the making of such Advance.

                (j) Officer's Certificate of Lessee. The Agents, Trustee and each Lender shall have received a certificate of a Responsible Officer of the applicable Lessee, substantially in the form of Exhibit U, confirming the satisfaction of, or the waiver in writing by, each Lender (or by the Agents) of the applicable conditions precedent to the relevant Advance on or prior to such Advance Date.

                (k) Opinion of Counsel. Agents, Trustee and each Lender shall have received from Mayer Brown & Platt, special New York counsel to the Lenders, a legal opinion satisfactory to the Agents, Trustee and the Required Lenders as to the transactions contemplated by this Agreement, dated on or about the date of such initial Advance and addressed to Agents, Trustee and each Lender (and the parties to this Agreement agree that the delivery of such an opinion shall also be a condition precedent to the acquisition of any Leased Property by Trustee).

        SECTION IV.2. Conditions to Initial Construction Advance Date With Respect to Each Facility. In addition to the conditions precedent set forth in Section 3.1, the obligation of Trustee and each Lender to perform their respective obligations on the Initial Construction Advance Date for any Facility shall be subject to the fulfillment to the satisfaction of, or the waiver in writing by, each Lender of the conditions precedent set forth in this Section 3.2 on or before such Initial Construction Advance Date with respect to such Facility (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance).

                (a) Delivery of Certain Operative Documents. The Administrative Agent shall have received (with copies for Trustee and each Lender), with respect to such Facility: (i) a Lease Supplement,
         (ii) a Deed of Trust, (iii) a Ground Lease, (iv) an Improvements Deed,
         (v) a Security Agreement, (vi) a Construction Agency Agreement and Construction Documents Assignment (except that no Construction Agency Agreement or Construction Documents Assignment shall be required if such Facility is a Completed Facility), and (vii) UCC-1 Financing Statements as required by the

                                                         Participation Agreement



         Administrative Agent, in each case duly authorized, executed and delivered by each of the respective parties thereto, and each of the foregoing shall be in full force and effect.

                (b) Filings and Recordings. All filings, registrations and recordings set forth on Schedule I to the applicable Lease Supplement (to be delivered and approved by the Administrative Agent and the Lenders on or before the applicable Initial Construction Advance Date) in respect of such Facility shall have been made in the appropriate places or offices and all fees and taxes with respect to any recordings, filings or registrations made pursuant to this Section 3.2(a) shall have been paid in full, and satisfactory evidence thereof shall have been delivered to Trustee and the Administrative Agent, or arrangements for such payment shall have been made to the satisfaction of Trustee and the Agents.

                (c) Searches. The Administrative Agent shall have received a report, as of a current date, prepared by a search company reasonably satisfactory to the Agents, of judgment liens, tax liens, Uniform Commercial Code filings and other encumbrances of record with respect to the applicable Lessee, Facility Site and Leased Property, with the applicable filing offices in the States of Minnesota and Mississippi, and such report shall show no Liens other than Permitted Liens or Liens with respect to which a release has been filed subsequent to the date of such report or for which title insurance acceptable to the Required Lenders has been provided assuring the senior priority of the Liens in favor of Trustee and the Administrative Agent on behalf of the Lenders with respect to such Facility Site and Leased Property.

                (d) Insurance. The Administrative Agent shall have received (with copies for Trustee and each Lender) evidence of each of the insurance policies required to be maintained pursuant to the Master Lease, setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage, accompanied by affidavits, certificates, paid bills or other documents evidencing that all premium payments relating to such policies are current.

                (e) Governmental Approvals, Permits, Consents, etc. The Administrative Agent shall have received copies of all material permits, approvals or consents by all Governmental Authorities required for the construction, use and operation of such Facility and the transactions provided for in this Agreement which are required by Applicable Law to be obtained as of such Initial Construction Advance Date, together with all supporting documents and materials reasonably requested by the Administrative Agent, Trustee or any Lender, including
         (i) a copy of each order or license issued by (A) a Gaming Authority as to the Casino associated with such Facility and (B) a Liquor

                                                         Participation Agreement



         Authority as to the Facility, in each case as then available or required by Applicable Law, evidencing approval of (1) the applicable Lessee as the licensed operator of such Facility and (2) an Obligor Subsidiary as the licensed operator of the Casino associated therewith and (ii) a copy of the letter or other evidence that Parent has been registered as the publicly traded holding company of Lessee.

                (f) Recordation. The Administrative Agent shall have received evidence satisfactory to the Lenders that the Deed of Trust on Trustee's leasehold estate in the applicable Facility Site, the related Ground Lease or a memorandum thereof, the applicable Improvements Deed, the applicable Lease Supplement and the applicable Security Agreement shall have been or are being recorded with the appropriate Governmental Authorities, and the UCC Financing Statements with respect to the applicable Collateral shall have been or are being filed with the appropriate Governmental Authorities.

                (g) Recognition of Assignment. The Administrative Agent shall have received executed written instruments satisfactory to the Administrative Agent, Trustee and the Lenders pursuant to which each of the Architect and the Prime Contractor for such Facility shall have agreed to perform its respective obligations under the applicable Construction Documents to which it is a party for the benefit of Trustee and the Lenders, when and if Trustee and the Lenders shall exercise their rights under the applicable Construction Documents Assignment.

                (h) Partial Release of Indenture Lien. If applicable, the Administrative Agent shall have received a fully-executed release of lien in recordable form relating to any and all deeds of trust or other instruments executed with respect to the Indenture affecting such Facility, the related Facility Site and the items of Facility F,F&E relating to such Facility, together with executed copies of Uniform Commercial Code partial release statements (Form UCC-3) sufficient to release such Facility Site, and the related items of Facility F,F&E, and evidence of the filing of such releases.

                (i) Construction Services Group. Lessees shall have engaged CSG, at the expense of Lessee, to monitor the construction of such Facility.

                (j)      Environmental Report and Reliance Letter.

                (i) The Administrative Agent shall have received (with copies for CSG, Trustee and each Lender), and Trustee and the Lenders shall have approved, (A) the existing studies, reports, surveys and analyses in the possession of the

                                                         Participation Agreement



              applicable Lessee or any of its applicable Affiliates with respect to environmental matters relating to the applicable Facility Site (and, if such Facility Site is part of the Tunica Resort Property, relating to the Tunica Resort Property) and (B) except as otherwise described on the Disclosure Schedule, the existing Environmental Assessment pertaining to such Facility Site, prepared and certified by the applicable Environmental Engineer, in form and substance satisfactory to the Lenders and Trustee, evidencing that no toxic or hazardous substance, waste, pollutant or contaminant (as those terms are described in federal or Mississippi state laws), as of the date of such Environmental Assessment (or any update thereof previously delivered to the Administrative Agent) were stored or contained on, in or under any portion of such Facility Site in violation of Environmental Laws. In addition to the foregoing, the Required Lenders, in the exercise of their reasonable, good faith discretion, may request an update to the environmental studies, reports, surveys and analyses regarding the Tunica Resort Property in connection with any such Advance to be made with respect to a Facility located on the Tunica Resort Property.

                (ii) The Administrative Agent shall have received a letter from the applicable Environmental Engineer indicating that the Administrative Agent, CSG, Trustee and the Lenders may rely on the Environmental Assessment referenced in subsection (i) above or such other environmental assessment as may have been provided by such Environmental Engineer to the Administrative Agent.

                (k) Purchase Order Assignment. The Administrative Agent shall have received (with copies for Trustee and each Lender) a Purchase Order Assignment with respect to such Facility, fully executed by the applicable Lessee and by Lessor.

                (l) Water, Sewer and Chiller Plant Easements. With respect to any Facility associated with the Tunica Resort, BL Development and BL Utility, to the extent of their interests therein, shall have delivered to the Administrative Agent and Trustee a duly executed document in recordable form and in substance reasonably acceptable to the Administrative Agent and Trustee, granting to Trustee a limited, non-exclusive easement across the Tunica Resort Property running in favor of the Facility Site relating to such Facility to assure that sewer, water and chiller plant services can be made available to such Facility Site (in the event that Trustee occupies or assumes control over such Facility Site), which easement shall terminate upon the earlier of (i) the date on which the indebtedness secured by the applicable Deed of Trust is satisfied or (ii) the date, if any, that BL Development and/or BL Utility, transfer ownership of or grant a long-term lease

                                                         Participation Agreement



              to the related sewer, water and chiller plant facilities to an unrelated third party and such third party delivers to the Administrative Agent and Trustee a certificate in form and substance acceptable to the Administrative Agent and Trustee stating that it is currently providing and shall continue to provide sewer, water and chiller plant utilities to the Facility Site in an amount sufficient to meet the then required and reasonably foreseeable future demand for such Facility Site and related Facility. The foregoing easement shall be a present and current grant of right in and to the Tunica Resort Property. Notwithstanding the foregoing, the Administrative Agent and Trustee agree not to exercise any such right unless and until (A) the Administrative Agent or Trustee, as the case may be, acquires possession or control of such Facility pursuant to the terms of the Operative Documents and (B) BL Utility shall fail to enter into a service contract acceptable to the Administrative Agent and Trustee which provides standard and customary terms and provisions for the delivery and service of sewer, water and chiller plant utilities to such Facility Site and related Facility.


        SECTION IV.3. Conditions to the Initial Construction Advance for Facility Costs With Respect to Each Facility. In addition to the conditions precedent set forth in Section 3.1, Section 3.2 and Section 3.4 of this Agreement, the obligation of each Lender hereunder to make the initial Construction Advance for the payment of Facility Costs with respect to any Facility shall be subject to the fulfillment to the satisfaction of, or the waiver in writing by, each Lender (or by the Agents) of the conditions precedent (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the Agents) set forth in this
    Section 3.3 on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                (a) Contracts. The Administrative Agent shall have received true copies of the Prime Construction Contract and the Architect's Agreement relating to the construction of such Facility, which agreements (i), if such Facility is not a Completed Facility, shall be (A) in form and substance acceptable to the Agents, and (B) in full force and effect, and (ii), in any event, shall be free from material default by the parties thereto and the applicable Lessee shall so certify to the Agents.

                (b) Survey. The Administrative Agent shall have received a current boundary and location survey of the Facility Site upon which such Facility is to be constructed, certified to the Administrative Agent and Trustee, dated not earlier than thirty (30) days prior to the date of the initial Construction Advance for such Facility, prepared in accordance with the current Minimum Standard Detail Requirements for Land Title Surveys, as adopted by the American Land Title Association and American Congress on



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

                                                         Participation Agreement



         Surveying and Mapping in 1992, which shall (i) be certified to the Agents, Trustee, applicable Lessee, and the Title Insurance Company by a surveyor or engineer licensed by the State of Mississippi, (ii) be satisfactory in all respects to the Agents and their counsel and to the Title Insurance Company, (iii) show such Facility Site to be free of encroachments, overlaps, and other survey defects unless otherwise approved by the Agents in writing, (iv) show the courses and distances of the lot lines for such Facility Site, (v) show that all existing improvements are located within said lot and building lines, and (vi) show the location of all above and below ground easements, proposed improvements of which the surveyor has been advised, in writing, appurtenances, rights-of-way, water rights and ingress and egress, by reference to book and page numbers and/or filed map reference, as applicable. Such survey shall include a certification by the surveyor that such Facility Site is not located in an area designated by the Secretary of Housing and Urban Development as a special flood area.

                (c) Title Insurance Policy. The Administrative Agent shall have received (with copies for the Agents, Trustee and each Lender) a mortgagee's construction loan title insurance policy in favor of the Administrative Agent as the agent for the Lenders and Trustee, in an amount equal to the amount specified for such Facility in Section 2.2(b), which policy shall contain customary pending disbursement provisions and which shall otherwise be in form and substance and issued by the Title Insurance Company satisfactory to Agents, with respect to such Facility Site, insuring that title to such Facility Site is marketable and that the interests created by the Deed of Trust relating to such Facility Site and the Master Lease and related Lease Supplement(s) constitute valid first Liens on such Facility Site and the leasehold interest free and clear of all defects and encumbrances other than Permitted Liens of the type described in clause (i), (ii) and (iii) of the definition of "Permitted Liens" or unless otherwise approved by the Agents and their counsel in writing. Such policy shall also include a comprehensive endorsement, variable rate endorsement, revolving advance endorsement, access and utilities endorsements, a mechanic's lien endorsement, an environmental and zoning endorsement (which shall insure that the contemplated use of the applicable Facility by such Lessee will comply in all material respects with all applicable zoning and land use laws), an endorsement protecting against forfeiture or reversion due to covenants, restrictions or encroachments, last-dollar endorsement, pro tanto endorsement and such other endorsements as the Agents shall reasonably request. All premiums, title examination, survey, departmental violations, judgment and Uniform Commercial Code search charges and other charges and fees shall have been paid in full and the Administrative Agent shall have received satisfactory evidence of such payment. For purposes of reinsurance, the share of liability assumed by each such company shall be satisfactory to the Agents.

                                                         Participation Agreement


                (d) Leases. The Administrative Agent shall have received with respect to such Facility, certified true and complete copies, and approved the form and substance, of each of the leases, licenses, occupancy and use agreements, concessions and other arrangements, oral or written, entered into as of the date of such Construction Advance whereby any Person agrees to pay money or any other consideration for the use, possession or occupancy of such Facility or any portion thereof, and, in addition, shall have received such standard and customary subordination agreements, subordination, non-disturbance and attornment agreements, estoppel certificates, and other instruments as the Administrative Agent may reasonably request.

                (e) Architect's Statement of Professional Opinion. The Administrative Agent shall have received (with copies for the Agents, Trustee, and each Lender) a statement of professional opinion from the Architect for such Facility, substantially in the form of Exhibit N, stating that upon completion of such Facility in accordance with its applicable Plans and Specifications, such Facility will comply in all material respects with the design and building codes of each applicable State or local jurisdiction; provided, however, if such Facility constitutes a Completed Facility, such Architect shall state that such Facility has been completed in accordance with its applicable Plans and Specifications and complies in all material respects with the design and building codes of each applicable State or local jurisdiction.

                (f) Plans and Specifications, Facility Schedule and Facility Cost Analysis. The Administrative Agent shall have received
         (i) detailed Plans and Specifications for such Facility that have been signed by the applicable Construction Agent and applicable Architect, which shall show the design of such Facility with, to the extent applicable, sufficient parking therefor pursuant to applicable zoning regulations, and (ii), unless such Facility constitutes a Completed Facility (in which case this clause (ii) shall not apply), a detailed construction schedule for such Facility (the "Facility Schedule"), together with a detailed breakdown of the estimated costs of constructing such Facility (the "Facility Cost Analysis").

                (g) Evidence of Availability of Utilities. The Administrative Agent shall have received evidence in form and substance satisfactory to the Agents of the availability of water, sewer, electric, gas, telephone and, if applicable, chiller plant service to such Facility adequate for the use and occupancy of the related Facility Site for its intended purpose.

                (h) Building Permits. Unless such Facility is a Completed Facility (in which

                                                         Participation Agreement



         case this condition shall not apply), all building permits required by any Governmental Authority in connection with the then current phase of construction for which the applicable Construction Advance is being made shall have been obtained.

                (i) Appraisal. The Administrative Agent shall have received (with copies for Trustee and each Lender) and the Lenders shall have approved an appraisal report with respect to such Facility and its related Facility F,F&E on an as-built, in-place and in-use basis in accordance with the applicable Plans and Specifications, prepared by a qualified appraiser satisfactory to the Lenders in compliance with the requirements of FIRREA establishing the aggregate Fair Market Sales Value of such Facility (including the value of any such related Facility F,F&E) as of the Estimated Completion Date for such Facility (or as of the date of such Advance if such Facility is a Completed Facility) and as of the Final Maturity Date. Such appraisal shall be prepared at the cost and expense of Lessee.

                (j) Environmental Reports. If requested by the Administrative Agent, the Administrative Agent shall have received (with copies for Trustee and each Lender), and the Lenders shall have approved, an update of the applicable Environmental Assessment (if any) as it relates to such Facility and the related Facility Site, addressed to the Administrative Agent, Trustee and the Lenders.

        SECTION IV.4. Conditions to all Construction Advances for Building Costs. In addition to the conditions precedent set forth in Section 3.1,
    Section 3.2 and Section 3.3 of this Agreement, the obligation of each Lender hereunder to make any Construction Advance for the payment of Building Costs relating to any Facility (but excluding any Construction Advance made with respect to a Completed Facility) shall be subject to the fulfillment to the satisfaction of, or the waiver in writing by, each Lender (or by the Agents) of the conditions precedent (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the Administrative Agent) set forth in this Section 3.4 on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                (a) Construction Certificate. The Administrative Agent shall have received, at least five (5) Business Days prior to the applicable Advance Date, a certificate, dated the date of such Construction Advance, substantially in the form of Exhibit T-1, from the applicable Construction Agent (i) to the effect that such Facility has, as of the date of such certificate, been constructed in accordance with its Plans and Specifications (as amended in conformity with Section 2.4(c) of the applicable Construction Agency Agreement), and that the contemplated use thereof by the applicable Lessee will comply with all Requirements of Law, (ii) to the effect that an amount not less than the requested

                                                         Participation Agreement



         amount of such Construction Advance is then due in respect of Building Costs, which amount has not been included in any previous certificate delivered hereunder, (iii) specifies in reasonable detail the Building Costs to which such Construction Advance relates, and (iv) as to such other matters as the Agents may reasonably request.

                (b) CSG Document Review; CSG Certificate. CSG shall have advised the Administrative Agent that it has received and reviewed (i) the Advance Request, (ii) AIA Document Form G702 and G703, together with a partial lien waiver for the work described in any preceding draw request, each from the Prime Contractor, (iii) the Construction Certificate, (iv) a current projected completion date, and (v) an updated "Project Budget" status report, and, based on such documentation review which review shall be completed within five (5) Business Days after receipt thereof, CSG, to the best of its knowledge, believes that the Lessee requesting such Advance is in compliance with all construction disbursement requirements set forth in the Operative Documents. In addition, the Administrative Agent shall have received, within the ninety (90) day period preceding the applicable Advance Date, written certification from CSG that, after conducting an on-site inspection of such Facility and other construction monitoring activities (including without limitation further analysis and review of the documentation initially delivered in connection with previous Advances as described above), to the best of CSG's knowledge, after giving effect to all Advances made as of the date of such certification, the Lenders have not advanced more than the maximum amount allowed to be advanced as of such date by the terms of the Operative Documents, including without limitation the terms of Section 2.2(b).

                (c) Title Insurance Policy Endorsement. The Administrative Agent shall have received on the applicable Advance Date, a date-down endorsement, dated the date of such Construction Advance, to the applicable title insurance policy delivered by the Title Insurance Company pursuant to Section 3.3(c) (or such other evidence of the lack of recorded and unrecorded mechanics' liens affecting (or inchoate rights thereto which could affect) the applicable Facility Site as the Agents shall request). Upon each Construction Advance, such title policy shall contain a pending disbursement endorsement protecting the Lenders through the date of such Construction Advance against mechanics' lien Claims for all Construction Advances made with respect to such Facility up to and including the date of such Construction Advance.

                (d) Cost of Completion. The Administrative Agent shall have received and approved a certificate from the applicable Prime Contractor, substantially in the form of Exhibit O, certifying the estimated cost of completing such Facility pursuant to its Plans and Specifications and evidencing that such estimated cost does not then exceed the

                                                         Participation Agreement



         Available Commitments allocable to such Facility under Section
         2.2(b).

                (e) Certificate of Acceptance. The applicable Lessee shall have delivered to the Administrative Agent a fully-executed Certificate of Acceptance substantially in the form of Exhibit J with respect to each portion of such Facility identified in an Advance Request.

        SECTION IV.5.   Conditions to Construction Advances for Facility
    F,F&E Costs. The obligation of each Lender to perform its obligations on any Advance Date for the payment of costs associated with any item of Facility F,F&E shall be subject to the fulfillment to the satisfaction of each Lender (including, with respect to writings, such writings being in form and substance reasonably satisfactory to, or the waiver in writing by, the Agents) of the conditions precedent set forth in this Section 3.5 (in addition to the conditions precedent set forth in Section 3.1 and Section 3.2) on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                (a) Bill of Sale. The applicable Lessee shall have delivered to the Administrative Agent a fully-executed Bill of Sale substantially in the form of Exhibit I with respect to the items of Facility F,F&E identified in an Advance Request.

                (b) Certificates of Acceptance. The applicable Lessee shall have delivered to the Administrative Agent a fully-executed Certificate of Acceptance substantially in the form of Exhibit J with respect to each item of Facility F,F&E identified in such Advance Request (it being understood that no Certificate of Acceptance shall be required for any System prior to the earlier of the System being placed in service or payment in full of the purchase price therefor).

                (c) Third Party Approvals. To the extent not previously delivered all third party approvals necessary in the reasonable opinion of the Agents for the operation and use of such Facility F,F&E and for the applicable Lessee to perform its obligations with respect to the applicable Lease Supplement shall have been obtained.

                (d) Financing Statements. To the extent not previously filed, the Administrative Agent shall have received acknowledgment copies of properly filed UCC Financing Statements (Form UCC-1), dated a date reasonably near to the Advance Date, or such other evidence of filing as may be acceptable to the Administrative Agent, naming the applicable Lessee as the debtor and Trustee as the secured party, and assigning to the Administrative Agent, for the benefit of the Lenders, all of Trustee's interest in the Collateral, and any other similar instruments or documents, filed under the

                                                         Participation Agreement



         Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Documents.

                (e) Additional Items. The Agents and each Lender shall have received such other documents as they may reasonably request and which are consistent with the terms hereof including any third party approvals.

                (f) Facility F,F&E Costs for any System. In respect of any funding of any System, the Administrative Agent shall have received an Application and Certificate for payment AIA Document G702 with attached continuation sheet AIA Document G703 executed by a Responsible Officer of the applicable Lessee and the applicable Prime Contractor.

                (g) CSG Document Review; CSG Certificate. CSG shall advise the Administrative Agent that it has received and reviewed (i) the Advance Request, (ii) the Construction Certificate and (iii), if such Advance relates to any System, AIA Document Forms G702 and G703, together with (A) a partial lien waiver for the work described in any preceding draw request, each from the Prime Contractor, (B) a current projected completion date for such System, and (C) a total project detail report for such System, and based on such documentation review, CSG, to the best of its knowledge, believes that the Lessee requesting such Advance is in compliance with all Facility F,F&E Costs disbursement requirements set forth in the Operative Documents.

        SECTION IV.6. Deliveries with Respect to Construction Advances for Facility Costs After a Default. If the Agents, at the direction of the Lenders, elect to make any Construction Advance for the payment of Facility Costs for any Facility during the existence of a Default or an Event of Default, the applicable Lessee, in addition to the conditions precedent set forth in Section 3.1, Section 3.2, Section 3.4 and, if such Construction Advance pertains in whole or in part to Facility F, F & E, Section 3.5, of this Agreement, shall deliver the following items with respect to each such Construction Advance:

                (a) Construction Certificate. In addition to the certificate delivered by Construction Agent pursuant to Section 3.4(a), the Administrative Agent shall have received, at least five (5) Business Days prior to the applicable Advance Date, a certificate, dated the date of such Construction Advance, substantially in the form of Exhibit T-2, from the applicable Construction Agent (i) to the effect that the Available Commitments allocable to such Facility pursuant to Section 2.2(b) are adequate to pay for all Facility Costs yet to be paid for to complete such Facility, and (ii) the progress of the construction is such that completion of such Facility can occur on or prior to the

                                                         Participation Agreement



         Construction Termination Date (and specifying the stage and percentage of completion which has been achieved by each of the various trades engaged in the construction of such Facility), and the amount of such Construction Advance is not greater than the actual value of the materials incorporated into such Facility and the work and labor performed in connection therewith.

                (b) In Balance; Deposit of Additional Funds. If the Lenders and/or Inspecting Engineer shall determine in their sole discretion at the time that the costs to complete such Facility are greater than the amount of the Available Commitments allocable to such Facility, the applicable Lessee shall deposit all funds with Trustee necessary to remove any such deficiency within ten (10) days of receipt of written notice of the requirement of such deposit from the Administrative Agent. Any such funds so deposited not used by the applicable Lessee to pay the costs of completing construction of such Facility shall be held by Trustee in the Account until no Event of Default or Default exists.

                (c) Inspecting Engineer Approvals and Report. The independent firm of professional engineers or consulting architects approved by the Agents (the "Inspecting Engineer") shall have received and approved in its sole discretion (i) all detailed Plans and Specifications (together with all Change Orders) for such Facility,
         (ii) confirmation that the applicable Facility Schedule is accurate and complete, (iii) a detailed breakdown of the estimated costs of completing such Facility, and (iv) a true and correct copy of each subcontract (involving an expenditure of $1,000,000 or more) relating to work to be performed and materials to be supplied in connection with such Facility. The Agents shall have received a report satisfactory to the Agents in their sole discretion prepared by Inspecting Engineer with respect to the applicable Facility Site and such Facility and all relevant aspects thereof and other satisfactory evidence, in the Agents' reasonable discretion, that (x) such Facility can be completed in accordance with the costs set forth in the applicable Facility Cost Analysis pursuant to the applicable Facility Schedule, (y) such Facility, when completed in accordance with the applicable Plans and Specifications, will comply in all respects with all applicable Requirements of Law and insurance requirements and (z) that all structural elements and other systems and components of such Facility will be in good working order and condition, free from any latent or patent defects and conditions requiring extraordinary maintenance or remedial action.

                (d) Contracts. The Administrative Agent shall have received a complete list and summary (including the parties, term, general subject matter, compensation and cancellation terms), together with certified true copies, of all Primary Construction Contracts necessary or appropriate as of such date for the construction of the work in

                                                         Participation Agreement



         respect of such Facility, which Primary Construction Contracts shall be (i) in form and substance acceptable to the Agents, (ii) in full force and effect, and (iii) free from material default by the parties thereto (or if not, a specification of the material defaults thereunder) and the applicable Lessee shall so certify to Agents.

                (e) Architect's Statement of Professional Opinion. The Administrative Agent shall have received (with copies for the Agents, Trustee, and each Lender) a statement of professional opinion from the applicable Architect, in form and scope satisfactory to the Agents, stating that (i) the contemplated use of such Facility by the applicable Lessee will comply in all material respects with the applicable design and building codes of the applicable state and local jurisdictions, and (ii) such Facility is being constructed in a good and workmanlike manner and in accordance with its Plans and Specifications and applicable design and building codes of the applicable state and local jurisdictions.

                (f) Cost of Completion. The Administrative Agent shall have received a certificate from the applicable Prime Contractor approved by Inspecting Engineer, in form and scope satisfactory to the Agents, certifying (i) that after giving effect to the applicable Construction Advance and, if required, the deposits made by the applicable Lessee pursuant to Section 3.6(b), both (x) the estimated unpaid cost of completing such Facility pursuant to its Plans and Specifications and (y) such estimated cost shall not exceed the Available Commitments allocable to such Facility under Section 2.2(b), and (ii) the estimated completion date for construction of such Facility and that such estimated completion date is in accordance with the applicable Facility Schedule.

                (g) Change Orders. Inspecting Engineer shall have received all Change Orders to the applicable Plans and Specifications issued from the date of the last Construction Advance and the Agents shall have approved and consented to each such Change Order (or any number of related Change Orders) the result of which is to increase or decrease the cost of such Facility by $500,000 or more or otherwise have a material adverse effect on the scope or quality of such Facility.

                (h) Contractor Receipts. On or prior to the date of such Construction Advance, the Administrative Agent shall have received (i) receipts or other evidence satisfactory to the Agents from the applicable Prime Contractor and all subcontractors engaged in the construction of such Facility with respect to any invoice which is the subject of such Construction Advance and which is in excess of $50,000 evidencing that all sums previously advanced for Facility Costs have been expended for such Facility Costs and that no further amounts are owing with respect to such previously invoiced Facility Costs, and (ii) copies of all documents required to be submitted by such Prime Contractor or the applicable Lessee as of such date pursuant to the terms of the

                                                         Participation Agreement



         Construction Contracts.

                (i) CSG Certificate. The Administrative Agent shall have received, on or prior to the date of such Construction Advance, a written certificate from CSG with respect to such of the foregoing matters in this Section 3.6 as may be requested by the Administrative Agent.

        SECTION IV.7. Conditions to Completion Date of Any Facility. The date upon which any Facility shall be deemed to have been constructed and completed pursuant to the applicable Construction Agency Agreement (the "Completion Date") shall be deemed to have occurred upon the date that each of the following conditions has been satisfied:

                (a) The applicable Construction Agent shall have delivered to the Administrative Agent an AIA Certificate of Completion, signed by the applicable Architect and Prime Contractor and by such Construction Agent, evidencing that the construction of such Facility shall have been substantially completed (subject only to industry-custom punchlist items) in accordance with the applicable Prime Construction Contract, Plans and Specifications and Change Orders and applicable design and building codes of the applicable state and local jurisdictions.

                (b) The applicable Construction Agent shall have delivered to the Administrative Agent a Certificate of Acceptance with respect to such Facility and all Facility F,F&E related thereto, or if construction of such Facility is not completed under the applicable Prime Construction Contract, then other comparable certificates reasonably satisfactory to Trustee, the Agents and the Lenders.

                (c) The applicable Construction Agent shall have furnished to Trustee and the Administrative Agent a certificate from a Responsible Officer of such Construction Agent which will indicate that it is made in favor of and for the benefit of Trustee, the Administrative Agent and each of the Lenders certifying, representing and warranting that:

                (i) such Facility has been constructed and installed on the applicable Facility Site in accordance with the applicable Plans and Specifications (as amended in accordance with Section 2.4(c) of the applicable Construction Agency Agreement) and the applicable Primary Construction Contract;

                (ii) such Facility and all Facility F,F&E related thereto is in compliance with all Applicable Laws, except for such violations which,

                                                         Participation Agreement



              individually or in the aggregate, would not have a Material Adverse Effect;

                 (iii) the representations and warranties with respect to such Facility and all Facility F,F&E related thereto set forth at Sections 4.1(x), 4.1(y), 4.1(z) and 4.1(aa) through (kk) are true and correct as of the date of such certificate;

                 (iv) all amounts then due or owing to third parties for the construction of such Facility and purchase of all Facility F,F&E related thereto have been paid in full or the applicable Construction Agent has made adequate reserves for any punchlist or contingent obligations remaining with respect to the construction of such Facility and purchase of all Facility F,F&E related thereto); and

                 (v) Trustee has good and marketable title to such Facility and related Facility F,F&E free and clear of all Liens, other than Permitted Liens.

                (d) The Administrative Agent shall have received with respect to such Facility (a) a final "as built" survey showing the completed Facility which shall be reasonably satisfactory to the Lenders and (b) final Plans and Specifications and as-built mechanical drawings of underground site work and of interior utility and other building systems.

        SECTION IV.8.   Additional Conditions Precedent To Revolving
    Advances. In addition to the conditions precedent set forth in Section 3.1, the obligation of each Lender to make any Revolving Advance hereunder on any Advance Date shall be further subject to the condition precedent that after giving effect to the requested Revolving Advance, (a) the aggregate principal amount of the Loans outstanding under the Notes as of such date shall not exceed the then applicable Commitment Amount and (b) the aggregate amount of Revolving Advances made in respect of any Facility shall not exceed the aggregate amount of voluntary principal prepayments theretofore made by the applicable Lessee pursuant to Section 2.7(c) to reduce the Loans attributable to such Facility.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        SECTION V.1.   Representations and Warranties of Lessees,
    Construction Agents and Guarantors. Except as otherwise set forth on the Disclosure Schedule, each of the Lessees, Construction Agents and Guarantors jointly and severally represents and warrants to each of the

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                                                         Participation Agreement



    other parties hereto as follows:

                (a) Due Organization, etc. Each of the Lessees, Construction Agents and the Guarantors is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota and is duly qualified or licensed and in good standing as a foreign corporation or limited liability company, as applicable, authorized to do business in all jurisdictions where failure to so qualify could reasonably be expected to have a Material Adverse Effect, and each has the requisite power and authority to execute, deliver and perform its respective obligations under each of the Operative Documents to which it is a party and each other agreement, instrument and document executed and delivered by it on each Advance Date in connection with or as contemplated by each such Operative Document. The "principal place of business" and "chief executive office" (as such terms are used in Section 9-103(3) of the UCC) of each of the Lessees, Construction Agents, and Guarantors is located at 130 Cheshire Lane, Minnetonka, Minnesota 55305.

                (b) Authorization; No Conflict; No Approvals, Etc. The execution and delivery by each of the Lessees, Construction Agents and Guarantors of each of the Operative Documents to which it is a party, and the performance by each such Person of its respective obligations under such Operative Documents, have been duly authorized by all necessary corporate or limited liability action, as applicable (including any necessary stockholder or member action) on its part, and do not and will not: (i) contravene any Applicable Laws currently in effect applicable to or binding on it or any of the Leased Property;
         (ii) violate any provision of its respective charter, bylaws or other organizational documents; (iii) result in a breach of or constitute a default under (with or without the giving of notice or lapse of time or both) any indenture, mortgage, deed of trust, lease, loan or credit agreement, or any other agreement or instrument to which any of the Lessees, Construction Agents or Guarantors is a party or by which any of the Lessees, Construction Agents or Guarantors or their respective properties may be bound or affected, except for such breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect; or (iv) require any Governmental Approval by any Governmental Authority, except for (x) the filings and recordings listed on Schedule I to any applicable Lease Supplement to perfect the rights of Trustee, the Lenders and the Administrative Agent intended to be created by the Operative Documents and (y) the required licenses, approvals and/or notices listed on Schedule V hereto or on Schedule II to any applicable Lease Supplement; and none of the Lessees, Construction Agents or Guarantors is in default under or in violation of its respective charters or bylaws.

                (c) Enforceability. Each Operative Document to which any of the Lessees,

                                                         Participation Agreement



         Construction Agents or Guarantors is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (d) Litigation. There is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of Lessees, Construction Agents and Guarantors, threatened against any such Person or any of the Leased Property or before any Governmental Authority (i) which challenges the validity of the Operative Documents to which any such Person is a party or any action taken or to be taken pursuant to the Operative Documents to which any such Person is a party, or (ii) which if adversely determined would have, individually or in the aggregate, a Material Adverse Effect.

                (e) Ownership. Parent has sole beneficial and record ownership, directly or indirectly, of 100% of the issued and outstanding capital stock or membership interests, as applicable, of each of the Lessees, Construction Agents and Guarantors (excluding Parent). There are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other arrangements or commitments of any nature relating to any capital stock or membership interests, as applicable, of any of the Lessees, Construction Agents or Guarantors (excluding Parent).

                (f) Financial Statements. The audited consolidated financial statements of Parent and its consolidated Subsidiaries for the Fiscal Year ended December 29, 1996 fairly present the financial condition of Parent and its consolidated Subsidiaries on such date, and the results of consolidated operations for the period then ended, and there has been no Material Adverse Effect with respect to Parent and its consolidated Subsidiaries since such date.

                (g) No Other Agreements. None of the Lessees, Construction Agents or Guarantors is a party to any agreement to sell any interest in any of the Leased Property or either of the Resorts or any portion of any of the foregoing, whether under construction pursuant to any Construction Agency Agreement or subject to the Master Lease (except as otherwise contemplated in the Operative Documents).

                (h) Compliance With Law. With respect to the Leased Property and the operation of each of the Facilities, each of the Lessees, Construction Agents and

                                                         Participation Agreement



         Guarantors have at all times complied and are in compliance with all Applicable Laws, except for any violations which, individually or in the aggregate, would not have a Material Adverse Effect.

                (i) Investment Company Act. None of the Lessees, Construction Agents or Guarantors is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                (j) Public Utility Holding Company. None of the Lessees, Construction Agents or Guarantors is subject to regulation as a "holding company," an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                (k) Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment due any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. No Plan Termination Event has occurred with respect to any Plan or Multiemployer Plan. No member of the ERISA Group has any knowledge of any event that could result in a liability of any such member to the PBGC, whether under a Plan, a Multiemployer Plan or otherwise. There have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances that would cause the lien provided under Section 4068 of ERISA to attach to the material assets of any Lessee or its ERISA Affiliates. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Agreement. No "Prohibited Transaction" within the meaning of Section 406 of ERISA exists or will exist upon the execution and delivery of this Agreement or any Operative Document with respect to any Plan or Benefit Arrangement.

                (l) Environmental Matters. Except as may be disclosed in any environmental report provided to the Administrative Agent pursuant to Sections 3.2(j) and 3.3(j), (i) there are no conditions existing currently which would be likely to subject Trustee, the

                                                         Participation Agreement



         Administrative Agent, the Lenders or any of the Lessees, Construction Agents or Guarantors to damages, penalties, injunctive relief or cleanup costs in an amount in excess of $100,000 under any Environmental Laws or assertions thereof, or which, pursuant to applicable Environmental Laws, require or are likely to require cleanup, removal, remedial action or other response at or with respect to (A) any Leased Property or (B) any other portion of the Resort Properties if the failure to cleanup, remove, remediate or otherwise respond to any such condition would reasonably be expected to cause a Material Adverse Effect; (ii) none of the Lessees, Construction Agents or Guarantors is a party to any litigation or administrative proceeding for which it has received service of process or other similar notification, and to the knowledge of Lessees, Construction Agents and Guarantors, any litigation or administrative proceeding threatened against any of them, which asserts or alleges that any of the Lessees, Construction Agents or Guarantors, any Leased Property or any of the Projects has violated or is violating Environmental Laws with respect to any Leased Property or any of the Projects or that any of the Lessees, Construction Agents or Guarantors is required to clean up, remove or take any remedial or other responsive action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials at or from any Leased Property, or any of the Projects; (iii) none of the Lessees, Construction Agents or Guarantors is subject to any judgment, decree, order or citation arising out of Environmental Laws which relates to (A) any Leased Property or (B) any other portion of the Resort Properties (or any interest therein) if the failure to comply with any such judgment, decree, order or citation would reasonably be expected to cause a Material Adverse Effect; and
         (iv) none of the Lessees, Construction Agents or Guarantors has been named or listed as a potentially responsible party by any governmental body in a manner arising under any Environmental Laws with respect to or which affects any Leased Property, any of the Facilities or any of the Projects.

                (m) Subjection to Government Regulation. Except in the case of the ownership of, or the holding of an interest in, any Leased Property following the exercise of remedies under the Master Lease, no Agent or Lender will become subject to ongoing regulation of its operations by a Governmental Authority (excluding foreign Governmental Authorities) solely by reason of entering into the Operative Documents or the consummation of the transactions contemplated thereby; provided, however, that the Mississippi Gaming Commission may at any time require Trustee, any Agent or any Lender to file an application, at Lessees' expense, for a finding of suitability to be affiliated with Lessees. The exercise of remedies by Trustee, any Agent or any Lender under any of the Operative Documents with respect to the Collateral will not require the approval of or filing with any Gaming Authority except as otherwise disclosed on Schedule V hereto or Schedule I to any applicable Lease Supplement.

                                                         Participation Agreement



                (n) Securities Act. No Lessee nor anyone authorized to act on any Lessee's behalf (excluding Trustee, the Arranger, the Agents and the Lenders) has, directly or indirectly, offered or sold any interest in the Notes, any Leased Property, the Master Lease or any of the Operative Documents in violation of Section 5 of the Securities Act or any state securities laws.

                (o) Federal Reserve Regulations. Neither Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board). No part of any Advance will be used directly or indirectly for the purpose of purchasing or carrying any such margin stock, to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose violative of or inconsistent with any of the provisions of Regulation G, T, U or X of the Board.

                (p) Taxes. Lessees, Construction Agents and Guarantors have filed all tax returns and reports required by law to have been filed by each of them and have paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on their books.

                (q) Accuracy of Information. All factual information heretofore or contempora neously furnished by or on behalf any of the Lessees, Construction Agents and Guarantors in writing to the Administrative Agent, Trustee and the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of any of the Lessees, Construction Agents and Guarantors to the Administrative Agent, Trustee and the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent, Trustee and the Lenders, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                (r) Licenses, Registrations and Permits. As of any date on which this representation is made, all licenses, registrations and permits (other than Gaming Permits and Liquor Permits) required of any applicable Lessee as of such date by any Governmental Authority having jurisdiction shall have been obtained for (i) the use,

                                                         Participation Agreement



         occupancy and operation of the applicable Facilities on the Resort Properties, including, to the extent construction of such Facilities has been completed, certificates of occupancy therefor or other legally equivalent permission to occupy such Facilities, and (ii) if not completed, the construction and installation of the Facilities and related Facility F,F&E, except where the failure to obtain the same would not have, individually or the aggregate, a Material Adverse Effect.

                (s) Title to Property. Parent has good and marketable title to all of its material assets reflected on the financial statements delivered pursuant to Section 2.1(e), except for such material assets as have been disposed of in the ordinary course of business, and all such material assets are free and clear of any Lien, except as reflected in the financial statements and/or notes thereto or as otherwise permitted by the provisions hereof or under the Operative Documents, and except for Permitted Liens. Parent has such trademarks, trademark rights, trade names, trade name rights, franchises, copyrights, patents, patent rights and licenses as to allow it to conduct its business as now operated, without known conflict with the rights of others, except such conflicts that would not, if determined adversely to Parent, reasonably be expected to cause a Material Adverse Effect.

                (t) Insurance. Each of the Lessees has obtained or caused to be obtained insurance coverage covering the Leased Property (if any) leased by such Lessee, which insurance coverage meets in all respects the requirements of the Master Lease, and such coverage is in full force and effect. Each of the Lessees carries insurance with reputable insurers, or self-insures, in respect of its material assets, in such manner, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business.

                (u) Defaults. None of Lessees, Parent or the other Guarantors is in default under any Operative Document, instrument evidencing any Debt, or under any material agreement relating thereto or any indenture, mortgage, deed of trust, security agreement, lease, franchise or other agreement or other instrument to which any such Person is a party or by which any such Person or any of its material assets is subject to or bound including the Indenture which would result in a Material Adverse Effect.

                (v) Solvency. The consummation by each of the Lessees or the Guarantors of the transactions contemplated by the Operative Documents did not and will not render the Lessees and Guarantors (taken as a whole) insolvent, nor was it made in contemplation of any Lessee's or any Guarantor's insolvency; the value of the assets and properties of the Lessees and Guarantors (taken as a whole) at fair valuation and at their then present fair

                                                         Participation Agreement



         salable value is and, after the transactions, will be greater than the respective total liabilities, including contingent liabilities, as they become due of the Lessees and Guarantors; the property remaining in the hands of the Lessees and of Guarantors (taken as a whole) was not and will not be an unreasonably small amount of capital. In addition to the foregoing, the consummation by each of the Lessees of the transactions contemplated by the Operative Documents (other than the Guaranty) did not and will not render any Lessee (in its capacity as Lessee and without inclusion of any contingent liability as a Guarantor) insolvent.

                (w) Appraisal Data. The information provided or to be provided by Lessees and their Affiliates to the appraiser in connection with each Appraisal and forming the basis for the conclusions set forth in such Appraisal, taken as a whole, was (or will be) true and correct in all material respects as of the date delivered and did not (or will not, as applicable) omit any information known and available to any Lessee or any Affiliate of any Lessee necessary to make the information provided not materially misleading.

                (x) Zoning. Each of the Facilities, Facility Sites and both of the Resort Properties comply in all material respects with all applicable zoning and subdivision laws, ordinances, regulations and restrictive covenants, and all requirements thereof necessary for the use, occupancy and operation of such Facility and related Resort Property as operated and used on each date this representation is made have been satisfied in all material respects, except, in the case of any portion of either of the Resort Properties that does not include any Facility or Facility Site, where the failure to so comply would not reasonably be expected to cause a Material Adverse Effect. The current use and intended use under the Master Lease of each of the Facilities is a conforming use.

                (y) Perfection of Security Interests. With respect to each Facility and related Facility Site and Facility F,F,&E, upon (i) the partial release of Liens described in Section 3.2(h), if applicable, and (ii) the recordation of a Lease Supplement, Ground Lease, Improvements Deed, Security Agreement and Deed of Trust in the office of the Chancery Clerk of the County where such Facility is located, and the filing of appropriate UCC Financing Statements with the Secretary of State of Minnesota, the Secretary of State of Mississippi and the office of such Chancery Clerk and, together with a fixture filing or deed of trust on the Facility Sites (if necessary) in the office of the Chancery Clerk of the County where the Facility is located, the Administrative Agent, for the benefit of the Lenders, will have an enforceable, perfected first priority Lien of record in the Collateral granted pursuant to the Master Lease with respect to such Facility and related Facility Site and Facility F,F,&E as against all Persons, including Lessees and their creditors.

                                                         Participation Agreement


                (z) Use and Operation of Leased Property. To the best knowledge of Parent, and the applicable Lessee after due inquiry, on and after the Completion Date for any Facility (i) all material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of such Facility and related Facility Site as the applicable Lessee intends to use such Facility and Facility Site under the Master Lease and related Lease Supplement(s) and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same (including certificates of occupancy) have been obtained and are in full force and effect and such Lessee has no actual knowledge of any pending modification or cancellation of any of the same; (ii) the use of such Facility and Facility Site does not (and the intended use of such Facility and Facility Site by such Lessee under the Master Lease and related Lease Supplement(s) will not) depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained for its continuing legal use; and (iii) all required building and use related permits, approvals and consents material to the use and operation of such Facility and related Facility Site have been issued and will be in full force and effect and all utilities required for the operation of such Facility and Facility Site, as such Lessee intends to use such Facility and Facility Site under the Master Lease and related Lease Supplement(s), will be available as of such date.

                (aa) Gaming Permits; Liquor Permits. All Gaming Permits and Liquor Permits required to be held by Lessees, BL Development and Grand Casinos of Mississippi, Inc. -- Gulfport, a Minnesota corporation, as of each date this representation is made for the conduct of their business as then conducted are current and in good standing, including all Gaming Permits and Liquor Permits necessary for the operation of the Casinos and the sale of alcoholic beverages at the Resorts for the locations where such sales are then conducted.

                (bb) Location of Gaming Activities. No gaming activities requiring a Gaming Permit will be maintained at any location at either of the Resorts other than at a location that has obtained all requisite Gaming Permits.

                (cc) Leased Property. Upon substantial completion of any Facility, such Facility, its related Facility F,F&E and its related Facility Site as improved and the contemplated use thereof by the applicable Lessee and its Affiliates and their respective agents, assignees, employees, lessees, licensees and tenants will comply in all material respects with all Requirements of Law (including all zoning and land use laws and Environmental Laws) and the requirements of all insurance policies required to be

                                                         Participation Agreement



         maintained under the Lease and Construction Agency Agreement applicable thereto.

                (dd) Plans and Specifications. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or threatened with respect to any Lessee, any Affiliate of any Lessee, either Casino or any Facility which adversely affects the title to, or the use, operation or value of any Facility or Casino. No fire or other casualty with respect to any Facility or Casino has occurred which fire or other casualty has had a Material Adverse Effect on such Facility or Casino. Upon substantial completion of each Facility, each such Facility will have available all material services, public facilities and other utilities necessary for use and operation of such Facility for its primary intended purposes including adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities, chiller plant services (if applicable) and means of access between such Facility and each Casino and public highways for motor vehicles. All utilities serving any Facility, or proposed to serve such Facility in accordance with the related Plans and Specifications are located in, and vehicular access to such Facility is provided by, either public rights-of-way abutting such Facility or Appurtenant Rights. All Requirements of Law, easements and rights-of-way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from each Facility Site during the construction of the related Facility, and (y) construction of such Facility in accordance with the applicable Plans and Specifications, and the applicable Construction Agency Agreement have either been irrevocably obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be irrevocably obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable.

                (ee) Title. Upon appropriate completion by attachment of an accurate property description and indexing instructions to each Ground Lease, Improvements Deed, Security Agreement, Deed of Trust and Lease Supplement to the Master Lease for a Facility and related Facility Site, such documents shall be in form and substance sufficient to grant a valid first priority Lien in the applicable Facility and Facility Site to the Administrative Agent, for the benefit of the Lenders, subject only to Permitted Liens. Upon appropriate completion by attachment of an accurate property description and indexing instructions to the form of Ground Lease, such form shall be in form and substance sufficient to convey a valid leasehold estate in the applicable Facility Site Pursuant to the Lessor, subject only to Permitted Liens. Lessor will at all times during the Lease Term for any Facility Site have a valid leasehold estate in each applicable Facility Site

                                                         Participation Agreement


         pursuant to the Ground Lease relating thereto and good and marketable title in fee simple to the Facility located thereon pursuant to the Improvements Deed, subject only to Permitted Liens. Each applicable Lessee will have at all times during the Lease Term with respect to each Facility Site leased by such Lessee marketable title in fee simple to such Facility Site subject only to Permitted Liens.

                (ff) Flood Hazard Areas. Except as otherwise identified on the applicable survey delivered pursuant to Section 3.3(b), no portion of any Facility Site is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency. If any Facility Site is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Facility Site in accordance with the Master Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

                (gg) Condition and Use of Leased Property. To the best knowledge of Parent and Lessees after due inquiry, the present condition and use of the Leased Property conforms in all material respects with all conditions or requirements of all existing permits and approvals issued with respect to the Leased Property, and the present use of the Leased Property and each Lessee's future intended use of the Leased Property under the Master Lease does not, in any material respect, violate any Applicable Laws. To the best knowledge of Parent and Lessees after due inquiry, (i) no notices, complaints or orders of violation or non-compliance or liability of any nature whatsoever have been issued or threatened by any Person with respect to any portion of the Resort Properties or any Leased Property or any present or intended future use thereof, except for such violations and instances of non-compliance as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and they are not aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders, and (ii) each of the Resort Properties complies in all material respects with Applicable Laws to the extent that non-compliance would not have a Material Adverse Effect.

                (hh) Burdensome Agreements. No Lessee is (i) a party to any agreement, indenture, lease or instrument, or (ii) subject to any organizational document restriction or any judgment, order, writ, injunction, decree, rule or regulation that presently, or in the future may, so far as such Lessee can now foresee, have a Material Adverse Effect.

                (ii) No Change in Name or Entity. No Lessee has, prior to the date of this Agreement, changed its name, or been the surviving entity of a merger or consolidation.

                                                         Participation Agreement


                (jj) Purchase Price. The Fair Market Value of the items of Facility F,F&E accepted on the Advance Date is approximately equal to the invoice cost for the items of Facility F,F&E identified in such Advance Request plus the Charges properly attributable thereto.

                (kk) Completion Date. In Lessees' good faith, reasonable opinion, the Completion Date for each Facility will occur on or before the Estimated Completion Date for such Facility except as previously disclosed by Lessees to the Administrative Agent in writing.


         SECTION V.2. Representations and Warranties of Each Lender. Each Lender represents and warrants, severally and only as to itself, to each of the other parties hereto as follows:

                (a) Due Organization, etc. It is duly organized and validly existing under the laws of the jurisdiction of its organization and has the requisite power and authority to enter into and perform its obligations as a Lender under each Operative Document to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it in connection therewith.

                (b) Authorization; No Conflict. The execution and delivery by it of, the consummation by it of the transactions provided for in, and the compliance by it with all the provisions of, each Operative Document to which it is or is to be a party as Lender have been duly authorized by all necessary corporate action on its part; and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it as Lender with any of the terms and provisions thereof (i) requires any approval of its stockholders or approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) contravenes or will contravene any Applicable Laws currently in effect applicable to or binding on it (except no representation or warranty is made as to any Applicable Laws to which it or the Leased Property, directly or indirectly, may be subject because of the lines of business or other activities of Lessee) or (iii) results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement, other material agreement or instrument, corporate charter, by-laws or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected.

                                                         Participation Agreement


                (c) ERISA. It is purchasing its interest in the Note with assets that are either (i) not assets of any Plan or Benefit Arrangement (or its related trust) that is subject to Title I of ERISA or Section 4975 of the Code, or (ii) assets of any Plan or Benefit Arrangement (or its related trust) that is subject to Title I of ERISA or Section 4975 of the Code, but for which there is available an exemption from the prohibited transaction rules under Section 406(a) of ERISA and Section 4975 of the Code and such exemption is immediately applicable to each transaction contemplated by the Operative Documents to the extent that any other party to such transaction is a "party in interest" as defined in Section 3(14) of ERISA, or a "disqualified person" as defined in Section 4975(e)(2) of the Code, with respect to such plan assets.

                (d) Investment in Notes. It is acquiring the Note for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and if in the future it should decide to dispose of all or any portion its interest in its Note or other Operative Documents, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the SEC thereunder and any applicable state securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any Note, the Trust Estate (including the Leased Property constituting a part thereof), the Collateral or the Master Lease to the registration requirements of Section 5 of the Securities Act. Subject to the foregoing, it is understood among the parties that the disposition of each Lender's property shall be at all times within its control.

                (e) Lessor Liens. The Leased Property is free and clear of all Lessor Liens attributable to it.

         SECTION V.3. Representations and Warranties of Trustee. The Bank, in its individual capacity, represents and warrants to each of the other parties hereto as follows:

                (a) Chief Executive Office. The Bank's "chief executive office" and "principal place of business" as such terms are used in
         Section 9-103(3) of the UCC and the place where the documents, accounts and records relating to the transactions contemplated by the Operative Documents are kept are located at One Hancock Plaza; Gulfport, Mississippi 39502.

                (b) Due Organization, etc. The Bank is a duly organized and validly existing banking corporation in good standing under the laws of the State of Mississippi and has full power and authority to execute, deliver and perform its obligations (i) in its individual capacity under the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement, and (ii) as Trustee under the Trust Agreement, under

                                                         Participation Agreement



         this Agreement and each other Operative Document to which it is or will be a party as Trustee.

                (c) Due Authorization; Enforceability. The Operative Documents to which the Bank is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by or on behalf of the Bank (in its individual capacity) and are, or upon execution and delivery by the Bank will be, legal, valid and binding obligations of the Bank (in its individual capacity), enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

                (d) No Conflict. The execution and delivery by (i) the Bank, in its individual capacity, of the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement, and (ii) the Bank, in its capacity as Trustee, of each Operative Document to which Trustee is or will be a party, are not and will not be, and the performance by the Bank, in its individual capacity or as Trustee, as the case may be, of its obligations under each are not and will not be inconsistent with the articles of association or by-laws of the Bank, do not and will not contravene any Applicable Laws of the United States of America or the State of Mississippi relating to the banking or trust powers of the Bank, and do not and will not result in a breach of or constitute a default under (with or without the giving of notice or lapse of time or both) any indenture, mortgage, deed of trust, lease, loan or credit agreement or any other agreement or instrument to which the Bank is a party or by which it or its properties may be bound or affected.

                (e) No Approvals, etc. Neither the execution and delivery by Trustee in its individual capacity or as Trustee, as the case may be, of any of the Operative Documents to which it is a party requires any Governmental Approval by any Governmental Authority under any Applicable Laws of the United States of America or the State of Mississippi relating to the banking or trust powers of the Bank.

                (f) Litigation. There is no action, proceeding or investigation pending or threatened against the Bank (in its individual capacity or as Trustee) which questions the validity of the Operative Documents or which is reasonably likely to result, individually or in the aggregate, in any material adverse effect on the ability of the Bank (in its individual capacity or as Trustee) to perform its obligations (in either capacity) under the Operative Documents to which it is a party.

                                                         Participation Agreement


                (g) Lessor Liens. The Leased Property is free and clear of all Lessor Liens attributable to the Bank (in its individual capacity).

                (h) Securities Act. Neither the Bank (in its individual capacity or as Trustee) nor anyone authorized to act on its behalf has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Notes, the Leased Property or the Master Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases.

        SECTION V.4. Representations and Warranties of the Administrative Agent. BA Leasing & Capital Corporation, in its individual capacity, hereby represents and warrants to each of the other parties hereto as follows:

                (a) Due Organization, etc. The Administrative Agent is duly organized and validly existing under the laws of the jurisdiction of its organization and has the requisite power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is or will be a party.

                (b) Due Authorization; Enforceability. The Operative Documents to which the Administrative Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by the Administrative Agent, and are, or, upon execution and delivery will be, legal, valid and binding obligations of the Administrative Agent, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

                (c) No Conflict. Neither the execution and delivery by the Administrative Agent of the Operative Documents to which it is or will be a party, either in its individual capacity or as the Administrative Agent, or both, nor performance of its obligations thereunder in either such capacity, results in a breach of, or constitutes a default under (with or without the giving of notice or lapse of time or both), or violates the terms, conditions or provisions of: (i) the articles of incorporation of the Administrative Agent; (ii) any agreement, to which the Administrative Agent, either in its individual capacity, as the Administrative Agent, or both, is now a party or by which it or its property, either in its individual capacity, as Administrative Agent, or both, is bound or affected, where such breach, default or violation would be reasonably likely to materially and adversely affect

                                                         Participation Agreement





         the ability of the Administrative Agent, either in its individual capacity or as Administrative Agent or both, to perform its obligations under any Operative Document to which it is or will be a party, either in its individual capacity or as Administrative Agent, or both; or (iii) any Applicable Laws of the United States of America or the State of New York relating to the banking or trust powers of the Administrative Agent, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of the Administrative Agent, either in its individual capacity, as Administrative Agent or both, to perform its obligations under any Operative Document to which it is or will be a party.

                (d) No Approvals, etc. No Governmental Approval by any Governmental Authority under any Applicable Laws of the United States of America or the State of New York relating to the banking or trust powers of the Administrative Agent is or will be required in connection with the execution and delivery by the Administrative Agent of the Operative Documents to which it is party or the performance by the Administrative Agent of its obligations under such Operative Documents.


                                  ARTICLE VI

              COVENANTS OF LESSEES, CONSTRUCTION AGENTS AND PARENT

        SECTION VI.1. Further Assurances. Each of the Lessees and Construction Agents, at its own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as any Lender, Trustee or the Administrative Agent reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents to which it is a party and the transactions contemplated thereby. Parent, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings, Deeds of Trust and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by any Lender, Trustee or the Administrative Agent in order to establish, preserve, protect and perfect the title of Trustee to the Leased Property and Trustee's rights under this Agreement and the other Operative Documents and to perfect, preserve and protect the first and prior Lien of the Security Agreements on the Trust Estate in favor of the Administrative Agent for the benefit of the Lenders. Without limiting the foregoing, Parent shall furnish to each Lender, Trustee and the Administrative Agent, annually commencing on the fifth anniversary of the Closing Date, an opinion of counsel with respect to the continued perfection of the security interests created pursuant to the Operative

                                                         Participation Agreement



    Documents.

        SECTION VI.2.  Consolidation, Merger, Sale, etc.

                (a) Subject to Section 5.4, no Lessee shall consolidate with any Person, merge with or into any Person or convey, transfer or lease (other than subleases and assignments permitted by the terms of the Master Lease) to any Person all or substantially all of its assets in any single transaction (or series of related transactions), unless, immediately after giving effect to such transaction, the conditions set forth in clauses (i) through (vii) shall have been satisfied:

                (i) the Person formed by such consolidation with or into which such Lessee shall be merged or the Person which shall acquire by conveyance, transfer or lease all or substantially all of the assets of such Lessee (the "Surviving Company") shall be a corporation, partnership, association or other business entity that is organized under the laws of the United States of America, a state thereof or the District of Columbia;

                (ii) the Surviving Company (if other than such Lessee) shall execute and deliver to each of the parties hereto an agreement, in form and substance reasonably satisfactory to the Lenders, Trustee and the Administrative Agent, containing the assumption by the Surviving Company of the due and punctual payment, performance and observation of each obligation, covenant and agreement of such Lessee under this Agreement and each other Operative Document to which, immediately prior to such transaction, such Lessee was a party;

                (iii) each Guarantor shall execute and deliver to each of the parties hereto a reaffirmation, in form and substance satisfactory to the Lenders, Trustee and the Administrative Agent, that each and all of the obligations of such Guarantor under this Agreement and the Guaranty remain, and will remain, in full force and effect, notwithstanding the transaction or transactions giving rise to the requirement that such reaffirmation be delivered hereunder;

                (iv) no Lease Default, Lease Event of Default, Event of Loss or Construction Agency Event of Default shall have occurred or would occur as a result thereof;

                (v) the title of Trustee to the Leased Property and Trustee's rights

                                                         Participation Agreement



              under this Agreement and the other Operative Documents and the first and prior Lien granted to Trustee in the Master Lease shall not be adversely affected;

                (vi) the Surviving Company (if other than such Lessee) shall have obtained all permits and licenses, if any, legally necessary for the continued operation of each of the Facilities and, if such Lessee had held or otherwise owned any Gaming Permit or Liquor Permit prior to such transaction, the Surviving Company shall have obtained from the applicable Governmental Authorities, to the extent legally required, the right to continue to use such Gaming Permit or Liquor Permit; and

                (vii) such Lessee shall have delivered to the Lenders, Trustee and the Administrative Agent a certificate of a Responsible Officer of such Lessee and an opinion of counsel reasonably satisfactory to each such Person stating that such transaction complies with this Section 5.2(a), that all conditions to the consummation of such transaction have been fulfilled and that all Governmental Action required in connection with such transaction has been obtained, given or made.

        Upon the consummation of such transaction, the Surviving Company shall succeed to, and be substituted for, and may exercise every right and power of, Lessees immediately prior to such transaction under this Agreement and each other Operative Document to which such Lessee was a party immediately prior to such transaction, with the same effect as if the Surviving Company had been named herein and therein. Notwithstanding the foregoing provisions of this
Section 5.2(a), no conveyance, transfer or lease of all or substantially all of the assets of any Lessee shall release such Lessee, any Construction Agent or any Guarantor from its respective payment or other obligations under this Agreement or any other Operative Document without the written consent of Trustee, the Administrative Agent and each Lender.

        (b) No Guarantor shall consolidate with any Person, merge with or into any Person or convey, transfer or lease to any Person all or substantially all of its assets in any single transaction (or series of related transactions), unless, immediately after giving effect to such transaction, the conditions set forth in clauses (i) through (vii) shall have been satisfied:

                (i) the Person formed by such consolidation with or into which such Guarantor shall be merged or the Person which shall acquire by conveyance, transfer or lease all or substantially all of the assets of such Guarantor (the

                                                         Participation Agreement



              "Surviving Company"), if other than a Guarantor immediately prior to such transaction, shall be a corporation, partnership, association or other business entity that is organized under the laws of the United States of America, a state thereof or the District of Columbia;

                (ii) the Surviving Company (if other than a Guarantor) immediately prior to such transaction, shall execute and deliver to each of the parties hereto an agreement, in form and substance reasonably satisfactory to the Lenders, Trustee and the Administrative Agent, containing the assumption by the Surviving Company of the due and punctual payment, performance and observation of each obligation, covenant and agreement of such Guarantor under this Agreement and each other Operative Document to which, immediately prior to such transaction, such Guarantor was a party;

                (iii) If the Surviving Company was a Guarantor immediately prior such transaction, such Guarantor shall execute and deliver to each of the parties hereto a reaffirmation, in form and substance satisfactory to the Lenders, Trustee and the Administrative Agent, that each and all of the obligations of such Guarantor under this Agreement and the Guaranty remain, and will remain, in full force and effect, notwithstanding the transaction or transactions giving rise to the requirement that such reaffirmation be delivered hereunder;

                (iv) no Lease Default, Lease Event of Default, Event of Loss or Construction Agency Event of Default shall have occurred or would occur as a result thereof;

                (v) the Surviving Company (if other than a Guarantor) shall have obtained all requisite Gaming Permits and Liquor Permits, as well as a finding by the applicable Gaming Authorities that Parent is suitable to own the capital stock of the Surviving Company, as then required by Applicable Law;

                (vi) Parent and such Guarantor shall have delivered to the Lenders, Trustee and the Administrative Agent a certificate of a Responsible Officer of Parent and such Guarantor and an opinion of counsel reasonably satisfactory to each such Person stating that such transaction complies with this Section 5.2(b), that all conditions to the consummation of such transaction have been fulfilled and that all Governmental Action required in connection with such transaction has been obtained, given or made; and

                (vii) immediately after the consummation of such transaction, no

                                                         Participation Agreement



              Change of Control shall have occurred.

              Upon the consummation of such transaction, the Surviving Company shall succeed to, and be substituted for, and may exercise every right and power of, a Guarantor immediately prior to such transaction under this Agreement and each other Operative Document to which any Guarantor was a party immediately prior to such transaction, with the same effect as if the Surviving Company had been named herein and therein. Notwithstanding the foregoing provisions of this Section 5.2(b), no conveyance, transfer or lease of all or substantially all of the assets of any Guarantor shall release any Lessee or Construction Agent or Guarantor from its payment or other obligations under this Agreement or any other Operative Document without the written consent of Trustee, the Administrative Agent, and each Lender.

         SECTION VI.3. Corporate Existence. Subject to Section 5.2, each Guarantor, Lessee and Construction Agent shall at all times maintain its existence as a corporation in good standing under the laws of its respective jurisdiction of incorporation and shall use commercially reasonable efforts to preserve and keep in full force and effect its franchises material to its business.

         SECTION VI.4. Ownership of Lessee. Parent shall at all times maintain ownership of 100% of the issued and outstanding capital stock of each of the Lessees and Construction Agents (including all rights to subscribe for, purchase (including by conversion of any other security) or otherwise acquire any such capital stock), free and clear of all Liens other than a pledge of the all of the issued and outstanding shares of capital stock of Lessees to the Indenture Trustee.

         SECTION VI.5. Liens. None of the Lessees, Construction Agents, Guarantors or Parent shall incur or suffer to exist any Lien on any of its right, title or interest in and to any of the Leased Property or the other Collateral other than Permitted Liens.

         SECTION VI.6.   Financial Covenant Compliance Certificates.

                (a) Annual Certificate. Within 90 days after the close of each Fiscal Year, Lessees shall deliver to Trustee and the Administrative Agent a certificate of Lessees signed by a Responsible Officer of Lessees to the effect that the signer is familiar with or has reviewed the relevant terms of this Agreement, the Master Lease and each other Operative Document to which any Lessee is a party and has made, or caused to be made under his or her supervision, a review of the transactions contemplated hereby and thereby and the condition of the Leased Property during the preceding Fiscal Year, and that such review has not disclosed the existence during such Fiscal Year of any condition

                                                         Participation Agreement



         or event which constitutes a Lease Event of Default or Casualty (except as described therein), nor does the signer have knowledge, after due inquiry, of the existence as at the date of such certificate, of any condition or event which constitutes a Lease Default, a Lease Event of Default or Casualty or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action each applicable Lessee has taken or is taking or proposes to take with respect thereto.

                (b) Financial Covenant Compliance Certificate. Within 45 days after the end of each Fiscal Quarter, Lessees shall deliver or cause to be delivered to the Administrative Agent and Trustee a Financial Covenant Compliance Certificate (with appropriate insertions) of Parent signed by a Responsible Officer of Parent showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agents) compliance with the financial covenants set forth in Section 5.16 and any other related information requested by the Agents.

                (c) Pricing Ratio Certificate. Within 15 Business Days after the end of each Fiscal Quarter, Lessees shall deliver or cause to be delivered to the Administrative Agent and Trustee a Pricing Ratio Certificate of Parent signed by a Responsible Officer of Parent (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agents). Except as otherwise set forth below, the Applicable Commitment Fee Rate for any Fiscal Quarter and Applicable Margin for any Interest Period commencing in any Fiscal Quarter shall be based on the Pricing Ratio determined as of the end of the immediately preceding Fiscal Quarter. If Lessees fail to deliver or cause to be delivered such Pricing Ratio Certificate on or before the date such information is required to be delivered, then (i) for the purposes of Section 2.6 of the Loan Agreement and Section 2.11, the Applicable Commitment Fee Rate shall be .500% for the period commencing on the first date of the Fiscal Quarter in which such Pricing Ratio Certificate was supposed to be delivered and ending on the date of delivery of the Pricing Ratio Certificate (at which time the Applicable Commitment Fee Rate shall be calculated based on the Pricing Ratio Certificate), and (ii) the Applicable Margin shall be 2.50% for each Interest Period occurring during each month of the Fiscal Quarter in which the Pricing Ratio Certificate was supposed to be delivered (and upon delivery of the Pricing Ratio Certificate, the next commencing Interest Period shall be based upon such Pricing Ratio Certificate unless a more current Pricing Ratio Certificate has been delivered in respect of a new Fiscal Quarter).

        SECTION VI.7. Investigation by Governmental Authorities. Each of the Lessees shall deliver to Trustee, each Lender and to the Administrative Agent promptly upon Lessee's receiving written notice of the intent by a Governmental Authority to (w) revoke, suspend,

                                                         Participation Agreement



    enjoin, restrict or modify any Gaming Permit or Liquor Permit necessary for the ownership or operation of either of the Casinos or gaming operations in respect thereof, or any Facility, (x) take an action which would constitute a requisition of title to any of the Leased Property, (y) investigate the Leased Property for a material violation of any Applicable Laws with respect to the Leased Property, including any Environmental Law, under which liability may be imposed upon Trustee, any Lender, the Administrative Agent or Lessee, or (z) investigate the Leased Property (other than routine fire, life-safety and similar inspections) for any violation of Applicable Laws under which criminal liability may be imposed upon Trustee, any Lender, the Administrative Agent or Lessee.

        SECTION VI.8.   Books and Records.  Each of the Lessees will, and
    Parent will cause each of the other Obligor Subsidiaries to, at all times maintain corporate books and records separate from those of any other Person in accordance with GAAP.

        SECTION VI.9. Payment of Taxes, Etc. Each of the Lessees shall pay and discharge before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property (including the Leased Property), and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property, other than those arising from Permitted Liens.

        SECTION VI.10. Inspection. Each of the Lessees shall permit the Administrative Agent, Trustee and the Lenders or any agents or representatives thereof annually (or upon demand during an Event of Default) to (upon reasonable notice) examine and make copies of and abstracts from the records and books of account of such Lessee (except for any proprietary information which involves trade secrets of such Lessee) and to discuss the affairs, finances and accounts of such Lessee with any of its officers. The Administrative Agent, Trustee, the Lenders and any agents or representatives thereof shall keep confidential and not disclose any confidential written information received from such Lessee in connection with such inspections, subject to the Administrative Agent's, Trustee's or the Lenders' (a) obligation to disclose such information pursuant to an order under Applicable Laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such information to its bank examiners, Affiliates, auditors, counsel and other professional advisors but only on a need to know basis in connection with the Operative Documents and only if such Persons are similarly bound in a separate writing to the provisions of this Section 5.10, (c) right to disclose any such information in connection with any litigation or dispute involving Parent and such Lessee or any of its Subsidiaries and Affiliates and (d) right to provide such information to participants to which sales of participating interests are permitted pursuant to this Agreement and prospective assignees to which assignments of interest are permitted pursuant to this Agreement, but only if such participant or prospective assignee agrees in writing to maintain the confidentiality of such information on

                                                         Participation Agreement



    terms substantially similar to those of this Section as if it were a "Lender" party hereto. Notwithstanding the foregoing, any such information supplied to a participant or prospective assignee under this Agreement shall cease to be confidential information if it is or becomes known to such Person by other than unauthorized disclosure, or if it becomes a matter of public knowledge. Each of the Lessees shall upon reasonable notice from the Administrative Agent (except that no notice shall be required if an Event of Default has occurred and is continuing) permit the Administrative Agent, Trustee and the Lenders and their respective authorized representatives to inspect the Leased Property during normal business hours, provided that such inspections shall not unreasonably interfere with such Lessee's business operations at the applicable Leased Property. Annual inspections by the Administrative Agent and all inspections following the occurrence of an Event of Default shall be conducted at the cost and expense of Lessee.

        SECTION VI.11. Maintenance of Property, etc. Each of the Lessees shall maintain and preserve all material assets used or useful in the conduct of its business in good working order and condition.

        SECTION VI.12. Maintenance of Insurance. Each of the Lessees shall maintain insurance coverage covering its Leased Property which meets in all respects the requirements of Article IX of the Master Lease, and such coverage shall remain in full force and effect. Without limiting the foregoing, each of the Lessees shall carry insurance with reputable insurers, or self-insure, in respect of its material assets, in such manner, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business.

        SECTION VI.13. Change of Name or Principal Place of Business. Each of the Lessees shall furnish to Trustee and the Administrative Agent notice on or before the thirtieth day before any relocation of its chief executive office, principal place of business or the office where it keeps its records concerning its accounts or contract rights relating to the Leased Property or the Resort Properties or such Lessee changes its name, identity or corporate structure.

        SECTION VI.14.   Financial and Other Information.  Parent and
    Lessees shall deliver to Trustee and the Administrative Agent (with sufficient copies for distribution to the Lenders) the following financial and other information:

                (a) Audited Statements. As soon as available and in any event within 90 days after the end of each Fiscal Year of Parent, (i) a consolidated balance sheet of Parent and its the consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, cash flows and common shareholders' equity for such Fiscal Year, (ii) consolidating (in accordance with past consolidating practices of



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         Parent) balance sheets and statements of operations, cash flows and common shareholders' equity of Parent and its Subsidiaries (including the Stratosphere Entities), setting forth in each case in comparative form the figures for the previous Fiscal Year, and (iii) supplemental schedules to the foregoing consolidated and consolidating financial statements prepared for the purpose of providing additional analysis of the financial condition of Parent and the Obligor Subsidiaries, with such consolidated financial statements audited (and in the case of the information described in clause (iii), subjected to the auditing procedures applied in connection with preparing the audited consolidated financial statements) by independent public accountants of nationally recognized standing acceptable to the Administrative Agent, which such report shall be without qualifications other than qualifications acceptable to all Lenders, together with a certificate from such accountant containing a computation of, and showing compliance with, each of the financial ratios and levels contained in Section 5.16 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it.

                (b) Quarterly Statements. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year of Parent, (i) the consolidated balance sheet of Parent and the Obligor Subsidiaries as of the end of such quarter and the related consolidated statement of operations and cash flows of Parent and the Obligor Subsidiaries for the portion of Parent's Fiscal Year ended at the end of such quarter and (ii) consolidating (in accordance with past consolidating practices of Parent) balance sheets and statements of operations, cash flows, and common shareholders' equity of Parent and its Subsidiaries (including the Stratosphere Entities), as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding quarter of, and the corresponding portion of Parent's preceding Fiscal Year, all certified (subject, in the case of such quarterly financial statements, to normal year-end auditing adjustments) by the chief financial officer of Parent as to fairness of presentation and preparation in accordance with GAAP applied on a basis consistent with those used in preparing the financial statements referred to in Section 5.14(a) (subject to such changes in accounting principles as shall be described in such certificate and shall have been approved in writing attached to such certificate by Parent's independent accountants).

                (c) Pension Plan. If and when any member of the ERISA Group (1) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a



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                                                         Participation Agreement



         termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (2) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (3) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (4) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (5) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;
         (6) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (7) fails to make any payment or contribution due any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of Parent setting forth details as to such occurrence and action, if any, which Parent or applicable member of the ERISA Group is required or proposes to take.

                (d) Default. As soon as possible and in any event within three Business Days after the occurrence of each Default or Event of Default under any Operative Document a statement of an officer of Parent setting forth details of such Default or Event of Default and the action that Parent proposes to take with respect thereto.

                (e) Condition. Promptly upon becoming aware thereof, written notice of any Material Adverse Effect.

                (f) Proceedings. Promptly upon becoming aware thereof, written notice of the commencement or existence of any proceeding against Parent or any Affiliate of Parent by or before any Governmental Authority that might, in the reasonable judgment of Parent, result in a Material Adverse Effect.

                (g) Environmental. As soon as possible and in any event within ten days after the occurrence of any Environmental Violation or alleged Environmental Violation, a statement of an authorized officer setting forth the details of such violation or alleged violation and the action which Parent proposes to take with respect thereto.

                (h) Security Reports. As soon as available and in any event within 60 days


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                                                         Participation Agreement



         after the end of each of the first three Fiscal Quarters of each Fiscal Year of Parent, Form 10Qs of Parent shall have been delivered to Trustee (with copies for each Lender) and within 105 days after the end of each Fiscal Year of Parent, Form 10K of Parent shall have been delivered to Trustee (with copies for each Lender).

                (i) Condemnation; Casualties. Promptly, and in any event within ten days after obtaining knowledge thereof, written notice of any Condemnation or Casualty the cost to repair which is reasonably expected by Lessees to exceed $500,000.

                (j) Property Sales. As soon as possible and in any event within ten days after the occurrence thereof, written notice of the sale of any interest in either of the Resorts or any portion thereof.

                (k) Other Information. Promptly upon written request therefore, any other information in respect of Parent or any Lessee reasonably requested by the Administrative Agent.

        SECTION VI.15. Securities. None of the Lessees or Parent, nor anyone authorized to act on behalf of any of them, will take any action which would subject the issuance or sale of the Notes, the Leased Property or the Master Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases to the registration requirements of Section 5 of the Securities Act or any state securities laws.

        SECTION VI.16.   Financial Covenants.

                (a) Fixed Charge Coverage. Parent shall maintain a ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges, calculated as of the last day of each Computation Period, of not less than the ratio set forth below:

                   Period                                         Ratio
                   ------                                         -----
             Closing Date through 12/28/97                      1.15:1.0
             12/29/97 and thereafter                            1.25:1.0

                (b) Consolidated Net Worth. The Consolidated Net Worth of Parent shall not at any time be less than an amount equal to the sum of
         (x) $439,672,000 plus (1) 75% of Consolidated Net Income of Parent beginning with the first Fiscal Quarter of the 1997 Fiscal Year (but excluding any Consolidated Net Losses for any Fiscal Quarter incurred



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         during or after the first Fiscal Quarter of the 1997 Fiscal
         Year) and calculated quarterly thereafter for each subsequent Fiscal Quarter, plus (2) beginning December 30, 1996 and thereafter, 100% of the proceeds from the issuance by Parent of any equity interest in Parent to one or more Persons unaffiliated with Parent, or the Ownership Percentage Interest of the proceeds from the issuance by a Subsidiary (other than the Stratosphere Entities) of any equity interest in such Subsidiary to one or more Persons unaffiliated with Parent.

                (c) Consolidated Senior Funded Debt/Consolidated Adjusted EBITDA Ratio. Parent shall maintain a ratio of Consolidated Senior Funded Debt to Consolidated Adjusted EBITDA, calculated as of the last day of each Computation Period, of not greater than the ratio set forth below:

             Period                                          Ratio
             ------                                          -----

         9/28/97                                            4.50:1.0
         12/28/97 through 1/2/99                            4.00:1.0
         1/3/99 through 1/2/2001                            3.50:1.0
         1/3/2001 and thereafter                            3.00:1.0

                (d) Consolidated Total Funded Debt/Consolidated Adjusted EBITDA Ratio. Parent shall maintain a ratio of Consolidated Total Funded Debt to Consolidated Adjusted EBITDA, calculated as of the last day of each Computation Period, of not greater than the ratio set forth below:

              Period                                          Ratio
              ------                                          -----

          9/28/97                                            4.50:1.0
          12/28/97 and thereafter                            4.00:1.0

                (e) For purposes of computing the financial covenants set forth in Sections 5.16(a), (c) and (d), acquisitions, dispositions and discontinued operations that have been made by Parent or any of the Obligor Subsidiaries, including all mergers, consolidations and dispositions, during the Computation Period, shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the Computation Period in question.

        SECTION VI.17. Searches and Estoppel Certificates. Within 30 days after the



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                                                         Participation Agreement



    Completion Date for any Facility, the applicable Lessee shall deliver to the Administrative Agent (a) a report prepared by a search company reasonably acceptable to the Administrative Agent, of judgment liens, lis pendens, tax liens and UCC filings with respect to Lease Supplements relating thereto, which are filed of record with the applicable state and local filing offices in the jurisdictions or jurisdictions in which such Leased Property is located and the state in which such Lessee has its "principal place of business" and "chief executive office" (as such terms are used in Section 9-103(c) of the UCC), (b) an estoppel certificate addressed to the Administrative Agent and Trustee from each vendor listed on the Disclosure Schedule to the effect that the purchase price for the items of Facility F,F&E sold to such Lessee by the vendor pursuant to the purchase orders or purchase contracts listed on the Disclosure Schedule opposite its name have been paid in full and (c) a revised Schedule III to the applicable Lease Supplement(s) indicating the total Facility F,F&E Cost for all items of Facility F,F&E then subject to the Master Lease. Such revised Schedule(s) III shall be based upon the purchase orders and purchase contracts, as modified from time to time after the Closing Date, in accordance with the Operative Documents.

        SECTION VI.18. Amendment of Levee Board Lease. Each of the applicable Lessees agrees that it shall at all times comply with and diligently perform its obligations under the Levee Board Lease, if any.

        SECTION VI.19. Changes to Contracts for a System. Lessees may enter into modifications of the contracts for any System, provided that any modifications, when taken together with any previous modifications to such System, that would reduce the fair market value or economic useful life or utility of such System shall not be made without the Agents' prior written consent, which consent will not be unreasonably withheld.

        SECTION VI.20. Additional Construction Covenants. During the Construction Period for any Project, each applicable Lessee shall: (a) provide CSG upon written request (i) such information (including without limitation, copies of all invoices and payment receipts which exceed $100,000 relating to the acquisition, construction and development of such Project, the Change Order log relating to such Project and related Project detail reports) and (ii) access to such Project and the individuals employed by such Lessee, the Architect and the Prime Contractor as CSG may reasonably request in order to permit CSG to monitor the construction of the Project;
    (b) promptly provide the Administrative Agent and CSG, upon written request, with copies of all changes to the Plans and Specifications, Facility Cost Analysis, Construction Documents, Architect's Agreement, Prime Construction Contract and Primary Construction Contracts for such Project, and with an advance draft copy of any proposed change to any of the foregoing that involves more than $1,000,000, (c) assist and cooperate with CSG in all respects reasonably requested by CSG in order to permit CSG to provide such periodic construction progress reports to the Administrative Agent as may be reasonably requested by the



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                                                         Participation Agreement



    Administrative Agent; and (d) promptly provide to the Administrative Agent and CSG such information and documents respecting such Project as either may reasonably request from time to time, including without limitation detailed identification of each significant subcontractor or supplier to such Project and the nature and dollar amount of the related subcontract or supply contract. Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, CSG and the Administrative Agent will conduct on-site Project inspections and analyses no more frequently than once per three-month period. During such on-site inspections and analyses, each of the applicable Lessees shall provide CSG access upon reasonable advance notice and during business hours to any and all books and records of such Lessee and the applicable Project as may be requested by CSG.

        SECTION VI.21. Compliance with Laws. With respect to the Leased Property and the operation of the Facilities, each of the Lessees, Construction Agents and Guarantors shall comply with Applicable Laws, except for any violations which, individually or in the aggregate, would not have a Material Adverse Effect.

        SECTION VI.22. Fiscal Year. None of the Lessees, Parent or other Guarantors shall change its Fiscal Year for financial accounting purposes without the prior written consent of the Required Lenders.

        SECTION VI.23. May 10, 1996 Lease Documents. BL Development hereby covenants and agrees that (a) ten days prior to the date upon which BL Development or any of its Affiliates enter into any amendment, modification or waiver of or to any of the May 10, 1996 Lease Documents (or any shorter period prior thereto to which the Administrative Agent may agree), BL Development shall provide to the Administrative Agent a copy of the proposed amendment, modification or waiver, (b) to the extent that such amendment, modification or waiver (i) contains any material covenant or condition not contained in this Agreement or any of the other Operative Documents, (ii) is otherwise more restrictive upon BL Development or its Affiliates than the provisions of this Agreement or any of the other Operative Documents, or (iii) is otherwise more favorable to the "Lessor" or "Lenders" under the May 10, 1996 Lease Documents, in each case as determined by the Required Lenders in their reasonable discretion from the perspective of secured lenders, and the Administrative Agent so notifies BL Development and Lessees of that determination, then each of the Lessees shall, and shall cause its relevant Affiliates to, concurrently enter into a similar amendment, modification or waiver of the provisions of this Agreement and the other Operative Documents, as applicable, providing substantively identical benefits to the Administrative Agent, Lessor and Lenders. In the event that Lessees or their Affiliates fail to enter into any such amendment, modification or waiver when and as requested by the Administrative Agent on behalf of the Required Lenders, then the provisions of this Agreement and the other Operative Documents, as applicable, shall be deemed



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                                                         Participation Agreement



    automatically amended in the manner contemplated above without further action of the parties.

        SECTION VI.24. Year 2000. Each Lessee will use its best efforts to develop and implement a comprehensive, detailed program to address on a timely basis the "Year 2000 Problem" (that is, the risk that computer applications used by such Lessee may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and each Lessee reasonably anticipates that it will on a timely basis successfully resolve the Year 2000 Problem for all material computer applications used by it.

                                 ARTICLE VII

                    COVENANTS OF TRUSTEE, AGENTS AND LENDERS

        SECTION VII.1.   Covenants of Trustee, Agents and the Lenders.

                (a) Discharge of Liens. Each of the Lenders and Trustee covenants as to itself, and not jointly with any other Lender, that it will not, directly or indirectly, create, incur, assume or permit to exist at any time, and will, at its own cost and expense, take such action as may be necessary to promptly discharge, or to cause to be discharged, any Lessor Liens attributable to it, and will indemnify the Trust Estate in the amount of any diminution of the value thereof and any costs and expenses associated therewith as a result of its failure to comply with its obligations under this Section 6.1(a). Notwithstanding the foregoing, none of the Lenders or Trustee, as the case may be, shall be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any risk of invalidity or the loss of priority of the Lien of any Deed of Trust or any risk of the sale, forfeiture, foreclosure or loss of, and shall not interfere with the use or disposition of, any part of the Leased Property, the Master Lease or the Trust Estate or title thereto or any interest therein or the payment of Rent; provided, however, that each Lender and Trustee shall discharge any such Lessor Lien, whether or not subject to contest as provided above, upon the purchase of the Leased Property by any Lessee pursuant to the Master Lease.

                (b) Trust Agreement. Without prejudice to any right under the Trust Agreement of Trustee to resign, or the Lenders' or Lessee's right under the Trust Agreement to remove Trustee, Trustee hereby agrees with Lessees, the Lenders and the Administrative Agent (i) not to terminate or revoke the trusts created by the Trust Agreement except as permitted by Article IV of the Trust Agreement prior to the later of



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                                                         Participation Agreement



         the Lease Termination Date or the payment in full of the obligations under the Notes, (ii) not to amend, supplement or otherwise modify or consent to any amendment, supplement or modification of any provision of the Trust Agreement prior to the Lease Termination Date in any manner which would have a Material Adverse Effect on the rights of any such party thereto, and (iii) to comply with all of the terms of the Trust Agreement applicable to it except for such nonperformance which would adversely affect Trustee in its individual capacity.

                (c) Successor Trustee. Trustee or any successor may resign or be removed by the Lenders or Lessees as Trustee, a successor Trustee may be appointed, and a corporation may become Trustee under the Trust Agreement, only in accordance with the provisions of Article III of the Trust Agreement. Notwithstanding anything to the contrary contained in this Agreement or the Trust Agreement, so long as no Event of Default shall be continuing, the appointment of a successor Trustee shall be subject to the consent of Lessees (such consent is not to be unreasonably withheld or delayed).

                (d) Indebtedness; Other Business. Trustee on behalf of the Trust shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Documents and, for the benefit of Lessees, the Administrative Agent and the Lenders, agrees to be bound by Section 1.2(b) of the Trust Agreement.

                (e) Change of Principal Place of Business. Trustee shall give prompt notice to the Lenders, Lessees and the Administrative Agent if Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any of the Facilities or the transactions contemplated by the Operative Documents are kept, shall cease to be located at One Hancock Plaza, Gulfport, Mississippi 39502, or if it shall change its name, identity or corporate structure.

                (f) Loan Agreement. Trustee, the Administrative Agent, Lessees and each Lender hereby agree that, so long as the Master Lease is in effect, Trustee shall not consent to or permit any amendment of the terms and provisions of the Loan Agreement, any Deed of Trust, any Ground Lease or any Note, whether or not any Lease Event of Default shall have occurred and be continuing, if any such amendment or action would have the effect of increasing the obligations of any Lessee or decreasing the rights of any Lessee, in each case without the prior written consent of such Lessee, except that without such consent, Trustee may waive performance by the Administrative Agent of obligations to Trustee the non-performance of which does not adversely affect any Lessee. Each Lender agrees to comply with Section 7.7 of the Loan Agreement.


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                                                         Participation Agreement


                (g) Funding. Trustee shall give prompt notice to the Lenders, Lessees and the Administrative Agent in the event any Lender does not fund the full amount to be funded by such Lender on any Advance Date as described in Article II.

                (h) Lessee Financing Party Removal. If any of the Lessor, Trustee, the Lenders, the Co-Agents, the Lead Manager, the Arranger or the Administrative Agent (and any successors thereto) (each a "Lease Financing Party") is found by any Gaming Authority to be unsuitable or unqualified for any license, registration, approval or finding of suitability to serve as Lessor, Trustee, Lender, Co-Agent, Lead Manager, Arranger or Administrative Agent, or otherwise to be associated with any Lessee or Guarantor, or the Board of Directors of Parent determines in its reasonable judgment that such Lease Financing Party's continued association with any Lessee or Guarantor may result in (i) the disapproval, modification, or non-renewal of any contract under which Parent or any Subsidiary thereof has sole or shared authority to manage any gaming operations, or (ii) the loss or non-reinstatement of any license, registration, approval, finding of suitability or franchise from any Gaming Authority held by Parent or any Subsidiary thereof to conduct any portion of the business of Parent or any Subsidiary thereof, such Lease Financing Party agrees, upon receiving payment in cash in full of all outstanding principal amounts, accrued interest, fees and all other amounts payable to it under the Operative Documents, to cooperate with Parent with respect to the assignment, sale or transfer of such Lease Financing Party's interest in the Operative Documents as Lessor, Trustee, Lender, Co-Agent, Lead Manager, Arranger or Administrative Agent, as appropriate, to a suitable party and complete such assignment, sale or transfer within thirty (30) days of a request by Parent to do so (or such lesser period of time as required by any Gaming Authority).

        SECTION VII.2. Restrictions On and Effect of Transfer. No Lender shall assign and delegate all or any portion of its right, title or interest in, to or under any of the Operative Documents, its Commitment, the Loans or any Note, except that (x) any Lender may pledge, assign or grant a security interest in its interest to any Federal Reserve Board or any other central bank authority with respect to such Lender, (y) upon satisfaction of the conditions set forth in clauses (a) through (e) of this Section 6.2 any Lender may transfer all or any ratable portion of its interest to an Affiliate or to any other existing Lender or any Affiliate of such Lender and, upon compliance with any applicable provisions of Section 6.3(a), may sell, assign or otherwise transfer a participation in its interest in any of the foregoing; provided, that no Participating Entity (as hereinafter defined) shall become, by means of such transfer, a Lender under the Operative Documents, and Lessees shall be entitled to continue to deal for all purposes under the Operative Documents exclusively with the Lender who has transferred such participation, and (z) any Lender may assign and delegate any ratable portion or all of such right, title and interest



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                                                         Participation Agreement



    upon the satisfaction of each of the following conditions (which conditions will not be applicable to a transfer pursuant to clause (x) or
    (y) of this Section 6.2 unless otherwise provided above):

                (a) Required Notice and Effective Date. Any Lender desiring to effect a transfer of its interest shall give written notice of each such proposed transfer to Parent, Lessees and the Administrative Agent at least seven (7) Business Days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage of interest to be retained by such Lender, if any, and the date on which such transfer is proposed to become effective. All reasonable out-of-pocket costs incurred by Trustee or the Administrative Agent in connection with any such disposition by a Lender under this Section 6.2 shall be borne by such Lender. In the event of a transfer under this Section 6.2, any expenses incurred by the transferee in connection with its review of the Operative Documents and its investigation of the transactions contemplated thereby shall be borne by such transferee or the relevant Lender, as they may determine, but shall not be considered costs and expenses which Lessees are obligated to pay or reimburse under Section 9.8.

                (b) Assumption of Obligations. Any transferee pursuant to this Section 6.2 shall have executed and delivered to the Administrative Agent and the Bank a letter in substantially the form of the Investor's Letter attached hereto as Exhibit K, and thereupon the obligations of the transferring Lender under the Operative Documents shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, (i) the transferring Lender shall still be entitled to the benefit of Article VII, and (ii) the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Documents to which its transferor was a party, shall be deemed the pertinent "Lender" for all purposes of the Operative Documents and shall be deemed to have made that portion of the payments pursuant to this Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Documents to the pertinent "Lender" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, Schedules I, II, and III to this Agreement, as applicable, shall be deemed to be revised to reflect the relevant information for such new Lender and the Commitment of such new Lender (and the revised Commitment of the transferor Lender if it shall not have transferred its entire interest).

                (c) Employee Benefit Plans. No Lender may make any such assignment, conveyance or transfer to or in connection with any arrangement or understanding in any way involving any Plan or Benefit Arrangement (or its related trust), or with the assets of



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                                                         Participation Agreement



         any such Plan or Benefit Arrangement (or its related trust), within the meaning of Section 4975(e)(1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA), with respect to which Lessees or such Lender or any of their Affiliates is a party in interest within the meaning of ERISA Section 3(14) or a "disqualified person" within the meaning of Section 4975(e)(2) of the Code.

                (d) Representations and Warranties. Notwithstanding anything to the contrary set forth above, no Lender may assign, convey or transfer its interest to any Person unless such Person shall have delivered to the Administrative Agent and Lessees a certificate confirming the accuracy of the representations and warranties set forth in Section 4.2 with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Documents).

                (e) Amounts. Any transfer of Notes shall be in a principal amount which is equal to or greater than $5,000,000, or, if less, the full amount of such Lender's Loan or Commitment.

                (f) Financial Condition of Transferee. So long as the Commitments are outstanding, no transfer by a Lender shall be effective against the other parties to this Agreement unless the transferee is
         (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $100,000,000, or (B) any subsidiary of such a bank or financial institution, provided that such bank or financial institution furnishes a guaranty with respect to the transferee's obligations as a Lender, or (C) any other entity, provided the transferee's obligations as a Lender are guaranteed by the transferor Lender.

                (g) Effect. From and after any transfer of its Notes, except for guaranty obligations (if any) as set forth in Section 6.2(f), the transferring Lender shall be released, to the extent assumed by the transferee, from its liability and obligations hereunder and under the other Operative Documents relating to the Leased Property to which such transferor is a party in respect of obligations to be performed on or after the date of such transfer. Upon any transfer by a Lender as above provided, any such transferee shall be deemed a "Lender" for all purposes of such documents and each reference herein to a Lender shall thereafter be deemed a reference to such transferee for all purposes, except as the context may otherwise require.

                (h) Lessee Consent. So long as the Commitments are outstanding, the transferees of an interest transferred pursuant to this Section 6.2 shall have obtained the prior written consent of Lessees (so long as Lessees are not in Default under the terms of



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                                                         Participation Agreement



         any Operative Document), which consent may not be unreasonably withheld or delayed by Lessee.

Notwithstanding any transfer pursuant to this Section 6.2, the transferor shall continue to be entitled to all benefits accrued and all rights vested prior to such transfer, including rights to indemnification under this Agreement or any other Operative Document.

        SECTION VII.3.   Participations.

                (a) Participations. Each Lender covenants and agrees that it will not grant participations in its Notes to any Person (a "Participating Entity") unless such Person (i) is a bank or other financial institution and (ii) represents and warrants, in writing, to such Lender for the benefit of the Lenders and Lessees that no part of the funds used by it to acquire an interest in the Notes constitutes assets of any Employee Benefit Plan or its related trust. Any such transferor Lender shall require any transferee of its interest in the Notes to make the representations and warranties set forth in the preceding sentence, in writing, to such Person for its benefit and the benefit of the Lenders and Lessees. In the event of any such sale by a Lender of a participating interest to a Participating Entity such Lender's obligations under this Agreement and under the other Operative Documents shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Note for all purposes under this Agreement and under the other Operative Documents, and Trustee, the Administrative Agent and, except as set forth in Section 6.3(b), Lessees shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and under the other Operative Documents, and such Lender shall retain the sole right to enforce the obligations of Lessees and the Guarantors under the Operative Documents and to approve any amendment, modification or waiver of any provision of any Operative Document. Any Lender selling a participation shall give notice thereof to Lessees and Parent within ten (10) Business Days after such sale.

                (b) Transferee Indemnities. Each Participating Entity shall be entitled to the benefits of Sections 2.9, 2.10, 2.11 and 2.12 of the Loan Agreement and Articles VII and VIII with respect to its participation in the Notes and Advances outstanding from time to time; provided, that no Participating Entity in respect of its participation shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation in the Notes transferred by such transferor Lender to such Participating Entity had no such transfer of a participation occurred.




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                                                         Participation Agreement


        SECTION VII.4. Required Transfers. If at any time during the Lease Term any Lender shall request from Trustee or Lessees reimbursement for any costs pursuant to Section 2.9, 2.10 or 2.11 of the Loan Agreement (which cost Lessees are obligated to pay as Supplemental Rent under Section
    3.2 of the Master Lease), such Lender shall, upon request of Lessees or the Administrative Agent, attempt in good faith to promptly sell to a Person who would qualify under Section 6.3(a) the Notes held by such Lender, the Commitment of such Lender and any other interests of such Lender hereunder and under the other Operative Documents, in accordance with this Section 6.4, in exchange for an amount equal to the outstanding principal amount of such Lender's Notes together with all interest accrued thereon and unpaid to the date of such purchase and all other amounts then due and payable hereunder or under the other Operative Documents to such Lender (including any requested reimbursement amounts).

        SECTION VII.5. Reciprocal Easement Arrangements. If at any time the Trustee, any Co-Agent, any of the Lenders or their respective successors or assigns shall acquire fee ownership or take possession or control of any Facility, then upon the request of the applicable Lessee, they and such Lessee agree to execute and deliver a reciprocal easement agreement that mutually benefits and burdens each Facility Site pertaining to such Facility (the "Site") and the Resort Property of which the Site is a part for the sole purpose of unrestricted shared parking over and on each of said parcels of the Resort Property and, in the event a cooling and heating plant is hereafter constructed on any part of the Gulfport Resort Property (including the Facility Site pertaining to the Gulfport Hotel) for the sole purpose of providing cooling and heating utility services to the burdened and benefitted parcels and related improvements in a manner sufficient to meet all then required and reasonably foreseeable future demand for such improvements, which agreements, in each case, shall contain standard and customary terms reasonably acceptable to each of the parties thereto and the Lenders.


                                    ARTICLE

                               GENERAL INDEMNITY

        SECTION VIII.1. General Indemnification. Each of the Lessees and Parent agree, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee on an After-Tax Basis from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Closing Date or


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                                                         Participation Agreement



    after the Lease Termination Date, in any way relating to or arising out of (a) any of the Operative Documents or any of the transactions contemplated thereby or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof; or (b) either of the Resort Properties or any part thereof or interest therein; or (c) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale (including any transfer pursuant to Section 5.2 of the Master Lease or any sale pursuant to Section 5.1 of the Master Lease), return or other disposition of all or any part of any interest in the Leased Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including: (i) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (ii) latent or other defects, whether or not discoverable, and (iii) any Claim for patent, trademark or copyright infringement, provided that the matters in this clause (c) shall be without duplication of any matter for which indemnification is provided pursuant to the Environmental Indemnity contained in Section 7.2; (d) the offer, issuance, sale or delivery of the Notes; (e) the breach or alleged breach by any Lessee of any representation or warranty made by it or deemed made by it in any Operative Document; (f) the transactions contemplated hereby or by any other Operative Document (except for any violation of Section 4.2(c), in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code or (g) any other agreement entered into or assumed by any Lessee in connection with any of the Leased Property; provided, however, none of the Lessees or Parent shall be required to indemnify under this Section 7.1 for any of the following:
    (1) as to an Indemnitee, any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee or, if such Indemnitee is the Bank, ordinary negligence for the handling of funds (other than willful misconduct or gross negligence imputed to such Indemnitee by reason of its participation in the transactions contemplated hereby) or the breach by such Indemnitee of any representation, warranty or covenant of such Indemnitee set forth in any Operative Document, (2) as to an Indemnitee, any Claim resulting from a transfer by such Indemnitee of all or any part of its interest in the Master Lease, the other Operative Documents or the Leased Property, other than any such transfer either required by the Master Lease (including a transfer as a result of a Casualty or a transfer pursuant to Section 5.1 or 5.2 of the Master Lease) or any other Operative Document or while a Lease Event of Default shall have occurred and be continuing, (3) any Claims in respect of Taxes (such Claims to be subject to Article VIII), other than a payment necessary to make payments under this Section 7.1 on an After-Tax Basis, provided, that this exclusion does not apply to any taxes or penalties included in Claims against which the Indemnitee is provided an indemnification under subsection (f) of this Section 7.1 and (4) as to an Indemnitee, any Claim resulting from Lessor Liens which such Indemnitee is responsible for discharging under the Operative Documents. Lessees shall be



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

                                                         Participation Agreement



entitled to credit against any payments due under this Section 7.1 any insurance recoveries received by an Indemnitee in respect of the related Claim under or from insurance paid for by Lessees or assigned to Trustee by Lessees.

        If any Lessee shall obtain actual knowledge of any Claim indemnified against under this Section 7.1, such Lessee shall give prompt notice thereof to the appropriate Indemnitee or Indemnitees, and if any Indemnitee shall obtain actual knowledge of any Claim indemnified under this Section 7.1, such Indemnitee shall give prompt notice thereof to Lessees, provided that failure to so notify Lessees shall release Lessees from their obligations to indemnify hereunder only if and to the extent that such failure results in a forfeiture by Lessees of substantive rights and defenses. With respect to any amount that Lessees are requested by an Indemnitee to pay by reason of this Section 7.1, such Indemnitee shall, if so requested by Lessees and prior to any payment, submit such additional information to Lessees as Lessees may reasonably request and which is reasonably available to such Indemnitee to substantiate properly the requested payment.


        In case any action, suit or proceeding shall be brought against any Indemnitee for which the Indemnitee is indemnified under this Section 7.1 or 7.2, such Indemnitee shall notify Lessees of the commencement thereof, and Lessees shall be entitled, at their expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Lessees desire to, assume and control the defense thereof; provided, however, that Lessees shall have acknowledged in writing their obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding; and provided, further, that Lessees shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x)(i) such action, suit or proceeding involves any risk of imposition of criminal liability or (ii) such action, suit or proceeding involves any material risk of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Leased Property, the Trust Estate or any part thereof, unless, in the case of this clause (x)(ii), Lessees shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve a bona fide conflict of interest, (B) such proceeding involves Claims not fully indemnified by Lessees which Lessees and the Indemnitee have been unable to sever from the indemnified Claim(s), (C) a Default or a Lease Event of Default has occurred and is continuing or (D) such action, suit or proceeding involves matters which extend beyond or are unrelated to the transactions contemplated by the Operative Documents and if determined adversely could be materially detrimental to the interests of such Indemnitee notwithstanding indemnification by Lessees. Indemnitee, on the one hand, and Lessees and Parent, on the other hand, may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the other in accordance with the foregoing.




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                                                         Participation Agreement



        Each Indemnitee shall at Lessees' expense supply Lessees with such information and documents reasonably requested by Lessees as are necessary or advisable for Lessees to participate in any action, suit or proceeding to the extent permitted by this Section 7.1 or 7.2. Unless a Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 7.1 or 7.2 without the prior written consent of Lessees, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified under this Section 7.1 or 7.2 with respect to such Claim. In addition, if an Indemnitee, in violation of Lessees' right to assume and control the defense of any Claim, refuses to permit Lessees to control the defense after written demand by Lessees for such control, such Indemnitee waives its right to be indemnified under Section 7.1 or 7.2 with respect to such Claim.

        Upon payment in full of any Claim by Lessees pursuant to this Section
7.1 to or on behalf of an Indemnitee, Lessees, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with Lessees and give such further assurances as are necessary or advisable to enable Lessees vigorously to pursue such claims.

        Any amount payable to an Indemnitee pursuant to this Section 7.1 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing the basis for such indemnity and the computation of the amount so payable and, if requested by Lessees, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to Lessees and the Indemnitee at Lessees' expense.

        SECTION VIII.2. Environmental Indemnity. Without limitation of the other provisions of this Article VII, each of the Lessees hereby agrees to indemnify, hold harmless and defend each Indemnitee on an After-Tax Basis from and against any and all Claims (including third party Claims for personal injury or real or personal property damage), all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising in whole or in part, out of or in any way relating to

                (i) the presence or alleged presence on or under any of the
              Resort



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                                                         Participation Agreement



              Property of any Hazardous Material, or any releases or discharges of any Hazardous Material on, under, from or onto such Resort Property;

                (ii) any activity, including construction, carried on or
              undertaken on or off any of the Resort Property, whether by any Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of any Lessee or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material that are located or present on or under or that migrate, flow, percolate, diffuse or in any way move onto or under any such Resort Property,

                (iii) loss of or damage to any property or the environment
              (including clean-up costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in connection with any of the Resort Property, any activities undertaken thereon or the actions of any Lessee or Construction Agent,

                (iv) in connection with any of the Resort Property, any
              activities undertaken thereon or the actions of any Lessee or Construction Agent, any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

                (v) any residual contamination on or under any of the Resort
              Property, including any such contamination affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Substances on such Resort Property or by any Lessee or Construction Agent, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

but Lessees shall not be required to indemnify any Indemnitee under this
Section 7.2 for (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee, or any Affiliate of such Indemnitee (it being understood that, unless the applicable Indemnitee was in possession of the Land and caused the Claim, Lessees shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee, or any Affiliate of such Indemnitee, caused or contributed to such Claim) or (2) except with respect to Trustee, any



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                                                         Participation Agreement



Claim to the extent attributable to acts or events occurring after the expiration of the Lease Term so long as Trustee and the Lenders are not exercising remedies against Lessees in respect of the Operative Documents. The indemnity provided for herein shall not include any matters with respect to Taxes. The indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Master Lease or any other Operative Document.


                                    ARTICLE IX

                             GENERAL TAX INDEMNITY

        SECTION IX.1. General Tax Indemnity. Except as otherwise provided in this Section 8.1, each of the Lessees shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Indemnitee harmless from and against, any and all fees (including documentation, recording, license and registration fees), taxes (including income (whether net, gross or adjusted gross, whether domestic or foreign), gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "Taxes" and individually as a "Tax") imposed on or with respect to any Indemnitee, any of the Resort Property, the Leased Property or any portion thereof, any Operative Document or any Lessee or any sublessee or user of the Leased Property, by any foreign authority, the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale, return or other application or disposition of all or any part of any of the Resort Property or any of the Leased Property or any portion thereof or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Rent or the receipts or earnings arising from or received with respect to the Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Notes, or any other Operative Documents, the property or the income or other proceeds with respect to the property held in the Trust Estate, (iv) the Leased Property or any part thereof or any interest therein, (v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and
(vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents; provided, that Lessees' indemnification obligation hereunder in respect of





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                                                         Participation Agreement



any Tax shall be net of any foreign, federal, state or local income tax benefits which are recognized by the relevant Tax Indemnitee as a result of the imposition of such Tax.

        SECTION IX.2. Exclusions from General Tax Indemnity. Section 8.1 shall not apply to:

                (a) Taxes on, based on, or measured by or with respect to the net income of an Indemnitee (including minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes that are, or are in the nature of, sales, use, rental (other than Taxes imposed on net rental income) or property Taxes, (B) withholding Taxes imposed by the United States or Mississippi (I) on payments with respect to the Notes, or
         (II) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Notes and (C) any such Taxes imposed on such Indemnitee by any state (other than Mississippi) or local taxing authority in such state to the extent such Taxes are imposed as a result of any Lessee moving the Leased Property or any part thereof to such state;

                (b) Taxes that are based on, measured by or imposed with respect to the fees or other compensation received by a Person acting as Trustee or Administrative Agent (in their respective individual capacities) or any Affiliate of any thereof for acting as trustees under the Trust Agreement or the Loan Agreement, respectively;

                (c) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earliest of (A) the expiration of the Lease Term with respect to the Leased Property and, if the Leased Property is required to be returned to Trustee in accordance with the Master Lease, such return and (B) the discharge in full of Lessees' obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to the Leased Property and all other amounts due under the Master Lease and other Operative Documents, unless such Taxes (and interest, penalties and late charges related thereto) relate to acts, events or matters occurring prior to the earliest of such times or are imposed on or with respect to any payments due or actions required under the Operative Documents after such expiration or discharge; or

                (d) Taxes imposed on an Indemnitee that result from any voluntary sale, assignment, transfer or other disposition by such Indemnitee or any related Indemnitee of any interest in the Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents or any Notes, or from any sale, assignment, transfer or other disposition of any interest in such Indemnitee or any related Indemnitee, it being understood that each of the following shall not be considered



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

                                                         Participation Agreement



         a voluntary sale, assignment, transfer or other disposition:
         (A) any substitution, replacement or removal of any of the Leased Property by any Lessee, (B) any sale or transfer resulting from the exercise by any Lessee of any early termination option, (C) any transfer under Section 5.2 of the Master Lease or Section 3.11 of the Trust Agreement and (D) any sale or transfer while a Lease Event of Default shall have occurred and be continuing under the Master Lease.

        SECTION IX.3. Contests. If any Claim shall be made against any Indemnitee or if any proceeding shall be commenced against any Indemnitee (including a written notice of such proceeding) for any Taxes as to which Lessees may have an indemnity obligation pursuant to Section 8.1, or if any Indemnitee shall determine that any Taxes as to which Lessees may have an indemnity obligation pursuant to Section 8.1 may be payable, such Indemnitee shall promptly notify Lessees. Lessees shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Lessees desire to, assume and control the defense thereof; provided, however, that Lessees shall have acknowledged in writing their obligation to indemnify fully such Indemnitee in respect of such action, suit or proceeding; and, provided, further, that Lessees shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that (A) Lessees are not able to provide such Indemnitee with a legal opinion of counsel reasonably acceptable to such Indemnitee that such action, suit or proceeding does not involve (x) a risk of imposition of criminal liability or (y) any material risk of material civil liability on such Indemnitee and will not involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any of the Leased Property, any Deed of Trust Estate, the Trust Estate or any part thereof, unless, in the case of this clause (y), Lessees contemporaneously with such opinion shall have posted a bond or other security satisfactory to the relevant Indemnitee in respect to such risk, (B) the control of such action, suit or proceeding would involve a bona fide conflict of interest, (C) such proceeding involves Claims not fully indemnified by Lessees which Lessees and the Indemnitee have been unable to sever from the indemnified claim(s), (D) a Lease Event of Default has occurred and is continuing or (E) such action, suit or proceeding involves matters which extend beyond or are unrelated to the transaction contemplated by the Operative Documents and if determined adversely could be materially detrimental to the interests of such Indemnitee notwithstanding indemnification by Lessees. The Indemnitee, on the one hand, and Lessees and Parent, on the other hand, may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by each other in accordance with the foregoing.

        Each Indemnitee shall at Lessees' expense supply Lessees with such information and documents reasonably requested by Lessees as are necessary or advisable for Lessees to participate in any action, suit or proceeding to the extent permitted by this Section 8.3. Unless a

                                                         Participation Agreement



Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 8.3 without the prior written consent of Lessees, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under this Section
8.3 with respect to such Claim. In addition, if an Indemnitee, in violation of Lessees' right to assume and control the defense of any Claim, refuses to permit Lessees to control the defense, such Indemnitee waives its right to be indemnified under Section 8.1 with respect to such Claim.

        Notwithstanding anything contained herein to the contrary, an Indemnitee will not be required to contest (and Lessees shall not be permitted to contest)
(a) a Claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under this Section 8.3 with respect to such claim (and any related claim with respect to other taxable years the contest of which is precluded or otherwise adversely affected as a result of such waiver) and (b) any Claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely. Each Indemnitee and Lessees shall consult in good faith with each other concerning each step and decision regarding the conduct of such contest controlled by either, including the forum in which the claim is most likely to be favorably resolved.

        SECTION IX.4. Payments. Any Tax indemnifiable under this Article VIII shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to an Indemnitee pursuant to Section 8.1 shall be paid within thirty days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to Section 8.1 directly to the Indemnitee entitled thereto or Lessees, as the case may be, shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Agreement. Upon the request of any Indemnitee with respect to a Tax that Lessees are required to pay, Lessees shall furnish to such Indemnitee the original or a certified copy of a receipt for Lessees' payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnitee.

        SECTION IX.5. Reports. If any report, return or statement is required to be filed with respect to any Taxes that are subject to indemnification under this Article VIII, Lessees shall, if Lessees are permitted by Applicable Laws, timely prepare and file such report, return or statement; provided, however, that if Lessees are not permitted by Applicable Laws to file any

                                                         Participation Agreement



such report Lessees will promptly so notify the appropriate Indemnitee, in which case the Indemnitee will file any such report after preparation thereof by Lessees.

        SECTION IX.6. Withholding Tax Exemption. At least ten Business Days prior to the first date on which any payment is due under any Note for the account of any Lender which is a "foreign corporation," "foreign partnership" or "foreign trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of U.S. withholding tax under Section 1441 or 1442 of the Code, such Lender agrees that it will have delivered to each of the Lessees, Trustee and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under the Operative Documents without deduction or withholding of any United States Federal income taxes in accordance with Section 7.10 of the Loan Agreement.


                                    ARTICLE X

                                 MISCELLANEOUS

        SECTION X.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Agreement and any of the Operative Documents, the transfer of the interest in any and all of either of Resort Properties or any Facility Site and/or any of the Facilities or Facility F,F&E to or by Trustee as provided herein or in any other Operative Documents (and shall not be merged into the applicable Deed of Trust or any other conveyance or transfer document), any disposition of any interest of Trustee in the Leased Property, the purchase and sale of the Notes, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

        SECTION X.2. No Broker, etc. Except for Lessees' engagement of BA Leasing & Capital Corporation as Arranger in connection with the transactions contemplated hereby, none of the Lenders has retained or employed any broker, finder or financial advisor to act on its behalf in connection with this Agreement, nor authorized any broker, finder or financial advisor retained or employed by any other Person so to act, nor incurred any fees or commissions to which Trustee or any Lender might be subjected by virtue of their entering into the transactions contemplated by this Agreement. BA Leasing & Capital Corporation's compensation for acting hereunder other than as a Lender is the receipt of the amounts provided for in the Operative

                                                         Participation Agreement



Documents and in the Arranger Fee Letter. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

        SECTION X.3. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the fourth Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, and (ii) in the case of notice by facsimile or bank wire, when receipt is confirmed if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided in
Schedule III, or to such other address as any of the parties hereto may designate by written notice.

        SECTION X.4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

        SECTION X.5. Amendments. Neither this Agreement nor any of the other Operative Documents nor any of the terms hereof or thereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought and consented to by the Required Lenders; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to Trustee, Lessees and the Administrative Agent. Trustee and Lessees shall not be permitted to amend, modify or supplement the Master Lease without the written consent of the Required Lenders; provided, that without the prior written consent of each Lender, Trustee shall not:

                (a) modify any of the provisions of this Section 9.5, change the definition of "Required Lenders", or modify or waive any provision of any Operative Document requiring action by any of the foregoing, or release any Collateral (except as otherwise specifically provided in any Operative Document);

                (b) reduce the amount or change the time of payment of any amount of principal owing or payable under any Note or interest owing or payable on any Note, reduce the amount or change the time of payment of any fee, or modify any of the provisions of Section 2.2 of the Trust Agreement;

                                                         Participation Agreement


                (c) modify, amend, waive or supplement any of the provisions of Sections 3.1, 3.2, 3.4, 4, 5.1, 5.2, Article VII and
         Article X of the Lease;

                (d) reduce, modify, amend or waive any indemnities in favor of any Lender;

                (e) reduce the amount or change the time of payment of Rent or the Lease Balance, or reduce the amount or change the time of payment of any such payment under any Guaranty with respect to any such payment;

                (f) consent to any assignment of the Master Lease releasing any Lessee from its obligations to pay Rent or the Lease Balance or changing the absolute and unconditional character of such obligations;

                (g) modify, amend, waive or supplement the Guaranty, consent to any amendment thereof or release any of the guarantees of any Guarantor; or

                (h) permit the creation of any Lien on the Trust Estate or any part thereof except as contemplated by the Operative Documents, or deprive any Lender of the benefit of the security interest and Lien secured by the Trust Estate.

        SECTION X.6. Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

        SECTION X.7. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE, EXCEPT TO THE EXTENT THAT THE EXERCISE OF CERTAIN RIGHTS OR REMEDIES HEREUNDER OR UNDER THE OTHER OPERATIVE DOCUMENTS MAY REQUIRE COMPLIANCE WITH THE GAMING LAWS.

        SECTION X.8. Transaction Costs. Lessees shall pay all Transaction Costs whether or not the transactions contemplated hereby are consummated. In addition, each of the Lessees agrees to pay or reimburse the Indemnitees on demand for all other out-of-pocket costs and expenses, including attorneys' fees (and the reasonable charges of in-house counsel of Arranger), reasonably incurred in connection with: (a) entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to the Operative Documents;

                                                         Participation Agreement



(b) any Casualty or termination of the Master Lease or any other Operative Documents; (c) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Document; (d) the enforcement or attempted enforcement, or preservation of any rights or remedies under the Operative Documents; (e) any transfer by an Indemnitee of any interest in the Loan or the Notes during the continuance of an Event of Default; and (f) any transfer by Trustee to a successor Trustee.

        SECTION X.9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        SECTION X.10. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        SECTION X.11. Final Agreement. THIS AGREEMENT, TOGETHER WITH THE OPERATIVE DOCUMENTS, REPRESENT THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY AND THE OTHER OPERATIVE DOCUMENTS. THIS AGREEMENT CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        SECTION X.12. No Third-Party Beneficiaries. Nothing in this Agreement or the other Operative Documents shall be deemed to create any right in any Person not a party hereto or thereto (other than the permitted successors and assigns of Lessees and Parent), and such agreements shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

        SECTION X.13. Release of Lien; Termination of Ground Lease. In addition to the obligations of Trustee under Section 12.2 of the Master Lease:

                (a) Each Lender hereby instructs Trustee to release, and the Administrative Agent shall also release, the Liens created by the Master Lease and Security Documents, respectively, against all Leased Property and other Collateral, and reconvey all

                                                         Participation Agreement



         Improvements, promptly upon Lessees' termination of the Commitments and payment in full in immediately available funds of the Lease Balance and of all other amounts then due and owing under the Operative Documents.

                (b) If any applicable Lessee elects to purchase any Facility and the related Facility F,F&E pursuant to Section 5.1 of the Master Lease, each Lender hereby instructs Trustee upon receipt of all amounts due pursuant to such Section 5.1 in connection therewith to (i) release, and the Administrative Agent shall also release, the Liens created by the Master Lease and the Security Documents, respectively, against such Facility and Facility F,F&E related thereto, (ii) and reconvey the applicable Improvements, and (iii) terminate the applicable Ground Lease.

                (c) No sooner than the later of (i) the end of the Commitment Period and (ii) the delivery by the applicable Lessee to the Administrative Agent of the search reports required under Section 5.17, and then only if no Default or Event of Default exists, such Lessee may deliver to Trustee (with sufficient copies for the Agents and the other Lenders) a request to release the Liens created by the Master Lease and the Security Documents against the items of Facility F,F&E described in the request, together with a certificate to the effect that (A) all vendors of items of Facility F,F&E that are to remain subject to the Master Lease have been paid in full, (B) the Administrative Agent, for the benefit of the Lenders, has a first priority lien of record on the Facility F,F&E that remains subject to the Master Lease (other than the released Facility F,F&E) as against all Persons, including such Lessee and its creditors, and (C) no Default or Event of Default exists. Each Lender hereby instructs Trustee to release upon receipt of the request and a conformed certificate of release, and the Administrative Agent shall also release, their respective Liens against the items of Facility F,F&E described in the request.

                (d) Each Lender, the Administrative Agent and Trustee, at the expense of Lessees, will promptly and duly execute and deliver all documents and take such further action as may be necessary to release the Liens in accordance with Section 9.13(a), (b) or (c), including if requested by Lessees the recording or filing of any document evidencing the release of such Liens in accordance with the laws of the appropriate jurisdictions.

                (e) Upon Lessees' termination of the Commitments and payment in full in immediately available funds of the Lease Balance and of all other amounts due and owing under the Operative Documents, each Lender hereby instructs Trustee upon receipt of all amounts due under the Operative Documents to execute a termination statement in recordable form in respect of each applicable Ground Lease and to execute such

                                                         Participation Agreement



         documents as may be required to release and reconvey the liens created by the Master Lease and the Security Documents, respectively, against the applicable Leased Property.

                (f) Each Lender, the Administrative Agent and Trustee shall at any time and from time to time during the Lease Term, promptly, but in no event later than twenty (20) Business Days after the request by any Lessee or Parent, execute and deliver to such Lessee, Parent and any prospective lessor, lender, mortgagee or assignee of Debt (if (i) such financing party has signed a commitment letter to lease or lend to such Lessee or Parent, (ii) the real or personal property (the "Financed Property") that is to be leased or encumbered thereby does not constitute any Leased Property, and (iii) the Financed Property is to be located on or at any Facility and/or Facility Site) (1) a certificate stating that neither the Lenders, Agents nor Trustee has any right, title or interest in the Financed Property, and (2) if requested by any such financing party, partial releases covering the Financed Property mutually acceptable to such financing party, such Lessee and the Lenders to confirm such interests and to provide for the respective rights of such financing party and the Lenders in their respective collateral securing any such Debt. The certificate delivered pursuant to this Section 9.13(f) is rendered only to such financing party and may not be relied upon by any other Person.

        SECTION X.14. Reproduction of Documents. This Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by Lessor in connection with Lessor's receipt and/or acquisition of any of the Facility F,F&E; and (c) financial statements, certificates, and other information previously or hereafter furnished to Lessor may be reproduced by Lessor by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the Lenders agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Lessor in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence; provided, however, that no such reproduction shall be presented or accepted in lieu of the original of such reproduction for purposes of Article 9 of the UCC or any other applicable laws regarding chattel paper.

        SECTION X.15. Submission to Jurisdiction. Lessor may bring suit to enforce any claim arising out of the Operative Documents in any state or Federal court located in New York, New York having subject matter jurisdiction, and with respect to any such claim. Each of the Lessees and each of the Guarantors hereby irrevocably: (a) submits to the jurisdiction of such

                                                         Participation Agreement



    courts; and (b) consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to any Lessee or any Guarantor at their respective addresses specified in this Agreement, and agrees that such service, to the fullest extent permitted by law: (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding; and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Each of the Lessees and Guarantors irrevocably waives, to the fullest extent permitted by law: (A) any claim, or any objection, that it now or hereafter may have, that venue is not proper with respect to any such suit, action or proceeding brought in such a court located in New York, New York, including any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum; and (B) any claim that any Lessee or any Guarantor is not subject to personal jurisdiction or service of process in such forum. Nothing herein contained shall preclude Trustee, Lessor or any Lender from bringing an action or proceeding in respect hereof in any other state or federal court within the United States having subject matter jurisdiction with respect to such action and personal jurisdiction over the parties to such action. Each of the Lessees and Guarantors agrees that a final judgment in any action or proceeding in a state or Federal court within the United States may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

        SECTION X.16.   Jury Trial.  EACH LESSEE AND EACH GUARANTOR WAIVE
    ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OPERATIVE DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OPERATIVE DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        SECTION X.17. Payments Set Aside. To the extent that any Lessee makes a payment to Trustee, the Administrative Agent or the Lenders, or Trustee, the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any discretion) to be repaid to a trustee, receiver or any other party, in connection with any insolvency of any Lessee, Guarantor or Subsidiary thereof that is a sublessee, assignee or transferee of any Leased Property or otherwise, then
    (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered for distribution by the Administrative

                                                         Participation Agreement



    Agent in accordance with the Loan Agreement.

        SECTION X.18. Trust Agreement. The provisions of Section 5.1 of the Trust Agreement limiting the reimbursement and indemnification obligations of the Lenders are incorporated by reference into this Agreement.

        SECTION X.19. Consent to Conflict of Interest. The parties hereto acknowledge that the Bank is entering into and will be bound by the Operative Documents in multiple capacities, including individually, as Trustee, as Lessor, as Borrower, as Lender and as agent to the Administrative Agent. Each party hereto consents to the same and hereby waives any conflict of interest which may exist or arise as a result thereof.

        SECTION X.20.   No Marshaling/Other Loans and Set-Off.
    Notwithstanding any provis ions in documents related to other credit facilities or other agreements between any Lender and any Lessee or Guarantor, no Lender hereunder may be compelled to marshal any collateral or other assets it may hold from or for the benefit of any such Lessee or Guarantor. Any Lender may make other extensions of credit, or renew or extend any existing extensions of credit to any Lessee or Guarantor or have other relationships with any Lessee or Guarantor. No Lender shall have any right or interest in any property taken as collateral for such other extensions of credit or in any property or deposit in the possession or control of any other Lender that may be or become collateral for or otherwise available for payment of the obligations hereunder by reason of the inclusion of any "cross-reference" provisions in the documentation associated with such other extensions of credit, provided, however, if any Lender with such rights elects to exercise any such right of cross-collateralization or set-off, all Lenders shall be entitled to a pro rata share of such proceeds realized as a result of such exercise.

        SECTION X.21. Joint and Several. Each of the Lessees shall be obligated for all of the Obligations on a joint and several basis, notwithstanding which of the Lessees may have directly received the proceeds of any particular Advance. Each of the Lessees acknowledges and agrees that, for purposes of the Operative Documents, Parent, Lessees and the other Obligor Subsidiaries constitute a single integrated financial enterprise and that each receives a benefit from the availability of credit under the Operative Documents to all Lessees. Each of the Lessees waives all suretyship defenses arising under Applicable Laws in connection with its joint and several obligations under this Agreement. Without limiting the generality of the foregoing waiver, each of the Lessees agrees that the consents, waivers and agreements regarding suretyship matters set forth in Sections 2, 3 and 5 of the Guaranty are incorporated herein, mutatis mutandis, and shall be fully applicable to such Lessee in connection with its joint and several obligations hereunder.

                                                         Participation Agreement



        SECTION X.22.   Further Additional Lessees.  Parent and/or any
    Lessee may request that one or more of Parent's wholly-owned Subsidiaries become a "Lessee" under this Agreement and, therefore, become jointly and severally liable for all Obligations of Lessees under the Operative Documents. Any such request shall be subject to the prior written approval of the Required Lenders (which approval may be withheld by the Required Lenders in their reasonable discretion). In the event the Required Lenders approve the addition of any such Subsidiary as a Lessee, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement and such Operative Documents, and other agreements, financing statements, and documents as the Administrative Agent or the Required Banks may reasonably request.



                            [SIGNATURE PAGES FOLLOW]

                                                         Participation Agreement


        IN WITNESS WHEREOF, the parties hereto have coused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date firs above written.


                                    BL RESORT I, LLC, as Lessee


                                    By:
                                       -----------------------------------------
                                       Name: Timothy J. Cope
                                       Title: Chief Financial Officer




                                    GCG RESORTS I, LLC, as Lessee


                                    By:
                                       -----------------------------------------
                                       Name: Timothy J. Cope
                                       Title: Chief Financial Officer

                                                         Participation Agreement



                                    GRAND CASINOS, INC., as Guarantor


                                    By:
                                       -----------------------------------------
                                       Name: Timothy J. Cope
                                       Title: Chief Financial Officer




                                    GRAND CASINOS RESORTS, INC., as Guarantor


                                    By:
                                       -----------------------------------------
                                       Name: Timothy J. Cope
                                       Title: Chief Financial Officer



                                    GRAND CASINOS OF MISSISSIPPI, INC.
                                    - GULFPORT, as Guarantor


                                    By:
                                       -----------------------------------------
                                       Name: Timothy J. Cope
                                       Title: Chief Financial Officer




                                    GRAND CASINOS OF MISSISSIPPI, INC.
                                    - BILOXI , as Guarantor


                                    By:
                                       -----------------------------------------
                                       Name: Timothy J. Cope
                                       Title: Chief Financial Officer

                                                         Participation Agreement

                                    GRAND CASINOS BILOXI THEATER, INC.,
                                    as Guarantor


                                    By:
                                       -----------------------------------------
                                        Name: Timothy J. Cope
                                        Title: Chief Financial Officer



                                    MILLE LACS GAMING CORPORATION,
                                    as Guarantor


                                    By:
                                       -----------------------------------------
                                       Name: Timothy J. Cope
                                       Title: Chief Financial Officer



                                    GRAND CASINOS OF LOUISIANA, INC.--
                                    TUNICA-BILOXI, as Guarantor


                                    By:
                                       -----------------------------------------
                                       Name: Timothy J. Cope
                                       Title: Chief Financial Officer



                                    GRAND CASINOS OF LOUISIANA, INC. -
                                    COUSHATTA, as Guarantor


                                    By:
                                       -----------------------------------------
                                       Name: Timothy J. Cope
                                       Title: Chief Financial Officer

                                                         Participation Agreement


                                    GCA ACQUISITION SUBSIDIARY, INC.,
                                    as Guarantor


                                    By:
                                       -----------------------------------------
                                       Name: Timothy J. Cope
                                       Title: Chief Financial Officer



                                    BL DEVELOPMENT CORP., as Guarantor


                                    By:
                                       -----------------------------------------
                                       Name: Timothy J. Cope
                                       Title: Chief Financial Officer



                                    BL RESORTS I, INC., as Guarantor


                                    By:
                                       -----------------------------------------
                                       Name: Timothy J. Cope
                                       Title: Chief Financial Officer



                                    GCG RESORTS I, INC., as Guarantor


                                    By:
                                       -----------------------------------------
                                       Name: Timothy J. Cope
                                       Title: Chief Financial Officer

                                                         Participation Agreement

                                           BL RESORTS I, LLC , as Guarantor



                                           By:
                                              ----------------------------------
                                              Name: Timothy J. Cope
                                              Title:   Chief Financial Officer


                                           GCG RESORTS I, LLC , as Guarantor



                                           By:
                                              ----------------------------------
                                              Name: Timothy J. Cope
                                              Title:   Chief Financial Officer

                                                         Participation Agreement


                                     HANCOCK BANK, not in its individual
                                     capacity, except as specifically provided herein, but solely as Lessor, Borrower and Trustee


                                     By:
                                        ----------------------------------------
                                        Name:  Arnold Wethey
                                        Title:  Vice President & Trust Officer

                                                         Participation Agreement


                                     BALEASING & CAPITAL CORPORATION, not in
                                     its individual capacity except as
                                     specifically provided herein, but solely as Administrative Agent


                                     By:
                                        ----------------------------------------
                                        Name: Sonia T. Delen
                                        Title:   Assistant Vice President

                                                         Participation Agreement




                                     BA LEASING & CAPITAL CORPORATION, as a
                                     Lender


                                     By:
                                        ----------------------------------------
                                        Name:  David F. Scully, Jr.
                                        Title:    Vice President

                                                         Participation Agreement



                                     SOCIETE GENERALE, as a Lender


                                     By:
                                        ----------------------------------------
                                        Name:  Donald L. Schubert
                                        Title:    Vice President

                                                         Participation Agreement



                                     THE SUMITOMO BANK, LIMITED, as a Lender


                                     By:
                                        ----------------------------------------
                                        Name:  Hiroyuki Iwami
                                        Title:     Joint General Manager

                                                         Participation Agreement




                                     WELLS FARGO BANK, NATIONAL
                                     ASSOCIATION, as a Lender


                                     By:
                                        ----------------------------------------
                                        Name:  David J. Kramer
                                        Title:    Vice President

                                                         Participation Agreement




                                     THE MITSUBISHI TRUST AND BANKING
                                     CORPORATION, as a Lender


                                     By:
                                        ----------------------------------------
                                        Name: Yasushi Satomi
                                        Title:    Senior Vice President

                                                         Participation Agreement



                                     BANK OF SCOTLAND, as a Lender


                                     By:
                                        ----------------------------------------
                                        Name:  Annie Chin Tat
                                        Title:    Vice President

                                                         Participation Agreement



                                     HANCOCK BANK, as a Lender


                                     By:
                                        ----------------------------------------
                                        Name: Keith A. Williams
                                        Title:   Vice President

                                                         Participation Agreement



                                     MITSUI LEASING (U.S.A.), INC., as a Lender


                                     By:
                                        ----------------------------------------
                                        Name:  Masato Utsumi
                                        Title:    President

                                                         Participation Agreement




                                     FIRST SECURITY BANK, NATIONAL
                                     ASSOCIATION, as a Lender


                                     By:
                                        ----------------------------------------
                                        Name:  David P. Williams
                                        Title:    Vice President

                                                         Participation Agreement




                                     THE PEOPLES BANK, as a Lender


                                     By:
                                        ----------------------------------------
                                        Name:   Robert M. Tucei
                                        Title:     Senior Vice President

                                   APPENDIX 1
                                       to
                            Participation Agreement

                         DEFINITIONS AND INTERPRETATION


  B. Interpretation. In each Operative Document, unless a clear contrary intention appears:

     (i)  the singular number includes the plural number and vice versa;

     (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

     (iii)  reference to any gender includes each other gender;

     (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

     (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

     (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

     (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

     (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term, and, for purposes

                                                                      APPENDIX 1

  of each Operative Document, the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned; and

   (ix) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

  C. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Operative Document shall be interpreted, all accounting determinations and computations thereunder (excluding with respect to Section 5.16 of the Participation Agreement) shall be made, and all financial statements required to be delivered thereunder shall be prepared in accordance with, GAAP applied in the preparation of the financial statements referred to in Section 4.1(f) of the Participation Agreement. Unless otherwise specified, all accounting determinations and computations to be made pursuant to the Operative Documents with respect to Parent shall not include in such determination or computation any amount, value, expense, liability or other applicable component item attributable to any Subsidiary of Parent that is not an Obligor Subsidiary, it being the intention of the parties to the Operative Documents that such determinations and computations (unless otherwise specified) be made as if Parent had no such non-Obligor Subsidiaries.

  D. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Documents to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

  E. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective meanings indicated below when used in each Operative Document.

  "Account" is defined in Section 2.6 of the Participation Agreement.

  "Additional Costs" means the amounts payable pursuant to Sections  2.9, 2.10,
2.11 and 2.12 of the Loan Agreement and the other amounts due and payable by the Borrower under any Loan Document other than principal and interest on the Notes.

  "Administrative Agency Fees" means the agency fees payable to the Administrative Agent from time to time in the amounts set forth in the Administrative Agent Fee Letter.

  "Administrative Agent" means BA Leasing & Capital Corporation, a California corporation, and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 7.9 of the Loan Agreement.

  "Administrative Agent-Related Persons" means BA Leasing & Capital Corporation and any successor Administrative Agent arising under Section 7.9 of the Loan Agreement, together

                                                                      APPENDIX 1

with their respective Affiliates (including, in the case of BA Leasing & Capital Corporation, in its capacity as Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

  "Administrative Agent Fee Letter" means the letter agreement, dated July 15, 1997, between the Administrative Agent and Parent.

  "Advance" means, as the context may require, any Construction Advance or Revolving Advance.

  "Advance Date(s)" means each of the actual dates on which any Advance is made pursuant to the Participation Agreement.

  "Advance Request" is defined in Section 2.4(a) of the Participation
Agreement.

  "Affected Facility" is defined in Section 9.1(a) of the Master Lease.

  "Affiliate" means, when used with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise; provided (but without limiting the foregoing), that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to confer control over such Person upon the pledgee.

  "After-Tax Basis" means, with respect to any payment to be received (taking into account any tax savings or reductions in the amount of any Tax not indemnifiable hereunder as a result of circumstances giving rise to a Tax for which an indemnity payment has been made), the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made. In making a determination of the increased payment, it shall be assumed that the Indemnitee was subject to taxation at the highest marginal Federal rates applicable to widely-held corporations for the year in which such income is taxed and the state and local income tax rate shall be assumed to be 8.5%.

  "Agents" means, collectively, the Administrative Agent and each of the Co-Agents.

  "Allocated Share", with respect to any Lease Supplement, means, as of any date of determination, a fraction (expressed as a percentage) the numerator of which is the sum of (a) the Facility Costs to the extent funded with proceeds of Construction Advances in respect of the

                                                                      APPENDIX 1

Leased Property then subject to the Lease Supplement in question less (b) the aggregate amount of any prepayments (excluding any Collateral Shortfall Payments) made by Lessees and their Affiliates on or before such date with respect to such Construction Advances plus (c) the aggregate original principal amount of Revolving Advances, if any, made with respect to such Lease Supplement and remaining outstanding as of such date, and the denominator of which is the sum of (x) the aggregate Facility Costs of all Leased Property then subject to the Master Lease and Lease Supplements less (y) the aggregate amount of any prepayments (excluding (i) any Collateral Shortfall Payments and (ii) any payments made pursuant to Section 2.7(d) of the Participation Agreement) made by Lessees and their Affiliates on or before such date plus (z) the aggregate original principal amount of Revolving Advances, if any, made with respect to all then existing Lease Supplements and remaining outstanding as of such date.

  "Alteration" means a Permitted Alteration or a Required Alteration.

  "Alternate Base Rate" means, for any day, an interest rate per annum (rounded upwards, if necessary, to the highest 1/8 of 1%) equal to the higher of (A) the rate of interest in effect for such day as publicly announced by Bank of America National Trust and Savings Association in San Francisco, California from time to time as its reference rate for calculating interest on certain loans (the "Reference Rate"), which need not be the lowest interest rate charged by Bank of America National Trust and Savings Association and (B) the Federal Funds Effective Rate most recently determined by the Administrative Agent, plus 1/2 of 1% per annum. "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rate on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate or the Reference Rate shall be effective on the effective date of such change.

  "Alternate Base Rate Loan" means a Loan bearing interest by reference to the Alternate Base Rate.

  "Applicable Commitment Fee Rate" means a rate per annum determined by the pricing schedule below:

                                               Commitment
                     Pricing Ratio                Fee
                     -------------             ----------

                         < 1.0x                   .375%

                   > 1.0x but < 2.0x              .375%
                   -

                                                                      APPENDIX 1

                   > 2.0x but < 3.0x              .500%
                   -
                         > 3.0x                   .500%
                         -

  "Applicable Law" means all existing and future applicable laws, rules, regulations (including Environmental Laws and Gaming Laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including wetlands) and those pertaining to the construction or operation of the facilities).

  "Applicable Margin" means, with respect to LIBO Rate Loans, a margin above the LIBO or IBO Rate determined by the pricing schedule below:

                     Pricing Ratio           LIBO Rate
                     -------------             Margin
                                             ---------

                         < 1.0x               1.75%

                   > 1.0x but < 2.0x          2.00%
                   -
                   > 2.0x but < 3.0x          2.25%
                   -
                         > 3.0x               2.50%
                         -

  "Appraisal" means, with respect to any Facility, an appraisal, prepared by Hospitality Real Estate Counselors, Inc., Atlantic Hospitality Advisors, Cushman & Wakefield or another reputable appraiser selected by the Administrative Agent and approved by the Required Lenders, of such Facility (including the Facility F,F&E relating thereto) in accordance with the applicable Plans and Specifications, to be delivered pursuant to Section 3.3(i) of the Participation Agreement.

  "Approved Project" is defined in Article XV of the Master Lease.

  "Appurtenant Rights" means, with respect to any Facility Site, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to such Facility Site or the improvements relating thereto, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Facility Site and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Facility Site.

  "Architect" means, collectively, Cuningham Hamilton Quiter, P.A., and any other reputable additional or substitute architect engaged from time to time by any Lessee in connection with construction of any of the Facilities. Any requirement in any Operative

                                                                      APPENDIX 1

Document that a certificate of the Architect be delivered shall be satisfied by delivery of certificate(s) from one or more of the foregoing so long as such certificates collectively satisfy the requirements set forth in such Operative Documents.

  "Architect's Agreement" means the agreements pursuant to which architects, engineers and other design professionals have agreed with any Lessee to provide services in connection with any of the Projects.

  "Arrangement Fee" means the arrangement fee payable to the Arranger in the amount set forth in the Arranger Fee Letter.

  "Arranger" means BA Leasing & Capital Corporation.

  "Arranger Fee Letter" means the letter agreement, dated April 24, 1997, between the Arranger and Parent.

  "Assigned Agreements" means each of the Master Lease, the Lease Supplements, the Construction Agency Agreements, the Construction Documents, the Bills of Sale, the Certificates of Acceptance and each other document assigned to the Administrative Agent as Collateral pursuant to any of the Security Agreements.

  "Assumed Rate" means, as of the date of any Advance by a Lender, the Interest Rate that would have been applicable for purposes of calculating interest on such Lender's Notes in the event that the Advance Date to which such Advance relates had occurred on the date specified in the applicable Advance Request.

  "Available Commitments" means, as of any date of determination, an amount equal to the excess, if any, of (a) the applicable Commitment Amount as of such date minus (b) the aggregate outstanding principal amount of all Loans as of such date.

  "Bank" means Hancock Bank, in its individual capacity and not in its capacity as Trustee, and any successor or replacement institution appointed to serve in such capacity.

  "Bankruptcy Code" means the Bankruptcy Reform Act of 1978.

  "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

  "Bill of Sale" means a bill of sale, substantially in the form of Exhibit I to the Participation Agreement, to be delivered to the Administrative Agent pursuant to the provisions of the Participation Agreement.

                                                                      APPENDIX 1

  "BL Development" means BL Development Corp., a Minnesota corporation.

  "BL Utility" means BL Utility Corp., a Minnesota corporation.

  "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

  "Borrower" means Trustee, not in its individual capacity, but solely in its trust capacity under the Trust Agreement as the borrower under the Loan Agreement.

  "Building Costs" means, with respect to any Facility, all costs which the applicable Construction Agent shall be required to pay under the terms of the Construction Documents for such Facility and all other costs paid or incurred for land acquisition and development, architectural, engineering and other soft costs, labor, materials, supplies, machinery, equipment (other than Facility F,F&E relating thereto) and to contractors, suppliers, builders and materialmen in connection with such Facility and all professional fees and bonding costs payable in connection therewith, but specifically excluding all insurance premiums, working capital of any Lessee and any profit to any Lessee for work performed by such Lessee.

  "Business Day" means any day other than a Saturday or Sunday or other than a day on which

    (a) banks in New York, New York, San Francisco, California, Minneapolis, Minnesota or Gulfport, Mississippi are permitted or required to be closed; and

    (b) relative to the making, continuing, prepaying or repaying any LIBO Rate Loans, any day on which banks are not open for dealings in Dollars in the London interbank market.

  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

  "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

  "Capitalized Lease Obligations" means all obligations under Capital Leases of any Person, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentally

                                                                      APPENDIX 1

thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $300 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition and (vi) investment funds investing solely in securities of the types described in clauses (ii) through (v) above.

  "Casinos" means, collectively, the Gulfport Casino and the Tunica Casino.

  "Casualty" means an event or occurrence in which a Facility or an item of Facility F,F&E is lost, stolen, totally destroyed, irreparably damaged from any cause whatsoever, damaged beyond economic repair, or rendered permanently unfit for normal use for any reason whatsoever (other than obsolescence) or damaged so as to result in an insurance settlement on the basis of a total loss or a constructive or compromised total loss, or taken or requisitioned by Condemnation.

  "Casualty Item Amount" means for any item of Facility F,F&E the product of the applicable Lease Supplement Balance on the date of determination times a fraction the numerator of which is the Facility F,F&E Cost of such item of Facility F,F&E subject to a Lease Supplement suffering the Casualty and the denominator of which is total Facility F,F&E Cost for all Facility F,F&E then subject to such Lease Supplement.

  "Casualty Recoveries" means the proceeds of any recovery in respect of any Casualty from insurance, a Governmental Authority or otherwise.

  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

  "Certificate of Acceptance" means any Certificate of Acceptance, fully executed by the applicable Lessee, accepting any applicable Facility or any Facility F,F&E, as the case may be, under the applicable Lease Supplement, substantially in the form of Exhibit J to the Participation Agreement.

  "Change of Control" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole; (ii) Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Securities Exchange Act of 1934, proxy, vote, written

                                                                      APPENDIX 1

notice or otherwise) the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934), other than Lyle Berman, or any immediate family member or descendant or Person controlled by Lyle Berman, or any trust established for the benefit of Lyle Berman or any member of the immediate family or descendant of Lyle Berman, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision) of 50% or more of the voting stock of Parent on a fully-diluted basis, or (iii) the first day within any two-year period on which a majority of the members of the Board of Directors of Parent on the first day of such period do not continue to be members of the Board of Directors of Parent.

  "Change Orders" shall mean, with respect to any Facility, the change orders to the Plans and Specifications for such Facility (excluding only on-site modifications to working drawings necessitated by minor measurement variances or substitutions of materials or components of equivalent quality).

  "Charges" means freight, installation and applicable sales, use or similar taxes imposed upon an item of Facility F,F&E.

  "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, administrative and judicial proceedings (including informal proceedings), judgments, orders, enforcement actions of any kind and settlements, and any costs, fees, expenses and disbursements (including legal fees and expenses and costs of investigation which, in the case of counsel or investigators retained by an Indemnitee, shall be reasonable) of any kind and nature whatsoever related to any of the foregoing imposed on, incurred by or asserted against an Indemnitee.

  "Closing Date" is defined in Section 2.1 of the Participation Agreement.

  "Co-Agents" means, collectively, Societe Generale, The Sumitomo Bank, Limited and Wells Fargo Bank, National Association.

  "Co-Agents Fee" means the fee payable to each Co-Agent in the amount set forth in each Co-Agents Fee Letter.

  "Co-Agents Fee Letter" means each letter agreement, dated September 22, 1997, between each Co-Agent and the Arranger.

  "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

                                                                      APPENDIX 1

  "Collateral" means all of the Trust Estate now owned or hereafter acquired, upon which a Lien is purported to be created by the Security Documents.

  "Collateral Shortfall Payment" is defined in Section 5.1(c) of the Master
Lease.

  "Commitment" means (i) with respect to each Lender, the obligation of the Lender to make Advances to Trustee at the request of any Lessee in an aggregate principal amount not to exceed the amount set forth opposite the Lender's name on Schedule II to the Participation Agreement, and (ii) with respect to Trustee, the obligation of Trustee to make Advances to any Lessee (to the extent Trustee receives Advances from the Lenders).

  "Commitment Amount" means, subject to Sections 2.7(a) and (b) of the Participation Agreement, $100,000,000.

  "Commitment Fee" is defined in Section 2.12 of the Participation Agreement.

  "Commitment Percentage" means, as to any Lender, the initial percentage set forth opposite such Lender's name under the heading "Commitment Percentage" on
Schedule II to the Participation Agreement and after the initial Advance, the relative amounts advanced by each Lender.

  "Commitment Period" means the period from and including the Closing Date to but not including the Commitment Termination Date.

  "Commitment Termination Date" means March 30, 2002 or such earlier date on which the Commitments shall terminate as provided in the Operative Documents.

  "Completion Date" is defined in Section 3.7 of the Participation Agreement.

  "Completed Facility" means a Facility that shall have been fully constructed, completed and operational prior to becoming Leased Property and for which only one Construction Advance shall be made. In determining whether a Facility has been "fully constructed, completed and operational," the conditions set forth in Section 3.7 of the Participation Agreement shall apply, mutatis mutandis.

  "Computation Period" means with respect to Parent and the Obligor Subsidiaries a period of four consecutive Fiscal Quarters (or such shorter period commencing on the Closing Date) and ending on the last day of the then most recently completed Fiscal Quarter.

  "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Leased Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power

                                                                      APPENDIX 1

of eminent domain or otherwise, or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

  "Consolidated Adjusted Cash Balances" means, as of any date of determination, all amounts which would be included as cash and Cash Equivalents of Parent and the Obligor Subsidiaries on such date minus the larger of (i) actual cage cash for all casinos directly owned by Parent or any of the Obligor Subsidiaries or
(ii) $15,000,000.

  "Consolidated Adjusted EBITDA" means, for each Computation Period, with respect to Parent and the Obligor Subsidiaries (i) Consolidated Net Income (or
Loss) for such period, before giving effect to any extraordinary gains or losses for such period, changes resulting from accounting convention changes and gains and losses from discontinued operations, plus, (ii) to the extent deducted in the calculation of Consolidated Net Income (or Loss) for such period, the sum of (A) Consolidated Interest Expense, (B) any provisions for federal, state, local and foreign income taxes, (C) depreciation, (D) amortization expense, and (E) all other non-cash expenses;

provided, however, that in computing Consolidated Adjusted EBITDA for

      (x) the first Fiscal Quarter (which may be less than three full calendar months) in which the Tunica Casino commences operations (the "Commencement Quarter"), Consolidated Adjusted EBITDA for the Tunica Subsidiaries for such Fiscal Quarter shall be multiplied by .90 (the product of which being referred to as the "Initial Commencement Quarter EBITDA"), the product of which shall be multiplied by four;

      (y) the first full Fiscal Quarter following the Commencement Quarter, the sum of Consolidated Adjusted EBITDA for the Tunica Subsidiaries for such Fiscal Quarter and the Initial Commencement Quarter EBITDA shall be multiplied by two; and

      (z) the second full Fiscal Quarter following the Commencement Quarter, the sum of Consolidated Adjusted EBITDA for the Tunica Subsidiaries for such Fiscal Quarter and the immediately preceding Fiscal Quarter, plus the Initial Commencement Quarter EBITDA shall be multiplied by 1.333.

  "Consolidated Adjusted Funded Debt" means, for any date, Consolidated Total Funded Debt minus Consolidated Adjusted Cash Balances.

  "Consolidated Fixed Charges" means, for each Computation Period (except as provided in clause (v) below), the sum of (i) Consolidated Interest Expense payable in cash, plus (ii) capitalized interest accrued by Parent and the Obligor Subsidiaries for such period, plus (iii) the aggregate amount of all federal, state, local and foreign income taxes currently due and payable by Parent and the Obligor Subsidiaries for such period, plus (iv) Maintenance Capital Expenditures of Parent and the Obligor Subsidiaries which for purposes of this clause (iv) shall

                                                                      APPENDIX 1

not be less than two percent of consolidated gross revenues of such Persons for the period from the Closing Date through the Final Maturity Date, plus (v) the aggregate amount of scheduled amortization of all Debt of Parent and the Obligor Subsidiaries for the next following Computation Period, plus (vi) without duplication, the aggregate amount of all capital contributions and payments made by Parent to Stratosphere Corporation under the Standby Equity Commitment for such period.

  "Consolidated Interest Expense" means, for each Computation Period, the aggregate amount of interest expense of Parent and the Obligor Subsidiaries deducted in computing Consolidated Net Income (or Loss) for such period.

  "Consolidated Net Income (or Loss)" means, for each Computation Period, all amounts which would be included as net income (or loss) on the consolidated statement of earnings of Parent and the Obligor Subsidiaries for such period.

  "Consolidated Net Worth" means, as of any date of determination, all amounts (without duplication) which, in accordance with GAAP, would be included under shareholder's equity on the consolidated balance sheet of Parent and the Obligor Subsidiaries, less the aggregate amount of all investments (whether reflected as stock, capital contribution, loan, guaranty, debt or other equity or debt participation or interest) then made by Parent or any of the Obligor Subsidiaries in (a) Subsidiaries that are not Obligor Subsidiaries and (b) any Stratosphere Entity.

  "Consolidated Senior Funded Debt" means as of any date the outstanding principal amount of all Debt of Parent and the Obligor Subsidiaries on a consolidated basis, but excluding Debt payable to any Person for which Parent or any of the Obligor Subsidiaries is directly and primarily liable and which is expressly subordinated to the Obligations.

  "Consolidated Total Funded Debt" means as of any date the outstanding principal amount of all Debt of Parent and the Obligor Subsidiaries on a consolidated basis.

  "Construction" means, with respect to any Facility, the construction and installation of all Improvements thereon contemplated by the Plans and Specifications applicable to such Facility.

  "Construction Advance" means, as the context may require, each advance of funds by the Lenders to Trustee pursuant to Section 2.2(a) of the Participation Agreement and each advance of funds by Trustee to any Lessee pursuant to
Section 2.4(b) of the Participation Agreement, in each case for the purpose of financing Facility Costs with respect to any Facility including any Completed Facility.

  "Construction Agency Agreement" means, with respect to any Facility (other than a Completed Facility), the Construction Agency Agreement pertaining to the Construction of such Facility, to be executed and delivered by and between Trustee and the applicable Construction Agent, substantially in the form of Exhibit E to the Participation Agreement.

                                                                      APPENDIX 1

  "Construction Agency Agreement Supplement" means any duly executed and delivered Supplement to any Construction Agency Agreement substantially in the form attached to any Construction Agency Agreement as Exhibit A thereto.

  "Construction Agency Collateral" means the "Construction Agency Collateral" as defined in any Construction Documents Assignment.

  "Construction Agency Event of Default" means a "Construction Agency Agreement Event of Default" as defined in Section 5.1 of any Construction Agency Agreement.

  "Construction Agents" means, collectively, Lessees, in their capacity as construction agents under the Construction Agency Agreements.

  "Construction Documents" means, with respect to any Facility, all engineering, procurement and construction contracts relating to the design, engineering, identification, acquisition, construction, installation, testing and placement into service of such Facility.

  "Construction Documents Assignment" means the Assignment of Construction Documents that is attached to any Construction Agency Agreement as Exhibit B.

  "Construction Period" means, with respect to any Facility, the period commencing on the commencement of construction of such Facility and ending on the earlier of (i) the Completion Date for such Facility or (ii) the Construction Termination Date.

  "Construction Termination Date" means September 30, 2001.

  "Contracts" means, with respect to any Facility, all contracts with providers of goods and services for or in connection with construction, ownership, operation and maintenance of such Facility and the Facility Site related thereto.

  "Corporate Trust Department" means the principal corporate trust office of Trustee, located at One Hancock Plaza; Gulfport, Mississippi 39502, Attention:
Corporate Trust Department, or such other office at which the corporate trust business of Trustee is administered and which Trustee specifies by notice in writing to Lessees, Administrative Agent and each Lender.

  "CSG" means Bank of America Construction Services Group.

  "Debt" means, for any Person, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (ii) all obligations of such Person under any conditional sale or other title retention agreement relating to property purchased by such Person, (iii) all indebtedness secured by (or for which the holder of such

                                                                      APPENDIX 1

indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is limited in recourse, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person under letters of credit issued for the account of such Person whether or not drawn,
(vi) all obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) through (v) above, except contingent obligations under the Standby Equity Commitment, and (vii) all current or past due liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

  "Deed of Trust" means, with respect to any Facility and Facility Site related thereto, the Deed of Trust, Assignment of Rents and Leases and Security Agreement for such Facility and Facility Site, to be executed and delivered by and among Trustee and Lessee as trustors, James R. McIlwain individually as trustee and the Administrative Agent as beneficiary, substantially in the form of Exhibit G-1 to the Participation Agreement.

  "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

  "Defaulted Amount" is defined in Section 2.2(d) of the Participation
Agreement.

  "Defaulting Lender" is defined in Section 2.2(d) of the Participation
Agreement.

  "Disclosure Schedule" means the Disclosure Schedule attached to the Participation Agreement as Schedule VI.

  "Dollars" and "$" mean dollars in lawful currency of the United States of America.

  "Environmental Assessment" means, with respect to either the Tunica Resort Property, or the Facility Site pertaining to the Gulfport Hotel, an environmental site assessment (the scope and performance of which meets or exceeds the then most current ASTM Standard Practice E1527-93 for Environmental Site Assessments: Environmental Site Assessment Process) of such property.

  "Environmental Engineer" means, collectively, ATEC, and any other reputable additional or substitute environmental engineering firm engaged from time to time by any Lessee and approved by the Administrative Agent and the Required Lenders in their sole discretion.

  "Environmental Law" means, whenever enacted or promulgated, any applicable federal, state, county or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, covenant, criteria, guideline, administrative or court order, judgment, decree, injunction, code or requirement or any agreement with a Governmental Authority:

                                                                      APPENDIX 1

      (x) relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including air, water, vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

      (y) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity.

in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed. Applicable laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section Section 7401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Refuse Act, 33 U.S.C. Section Section 401 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section Section 1801-1812; the Toxic Substances Control Act, 15 U.S.C. Section Section 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section Section 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section Section 300f et seq., each as amended and as now or hereafter in effect, and their state and local counterparts or equivalents, including any regulations promulgated thereunder.

  "Environmental Violation" means any activity, occurrence or condition that violates or results in non-compliance with any Environmental Law in which damages and penalties in excess of $2,000,000 may be imposed.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor federal statute.

  "ERISA Affiliate" means each entity required to be aggregated with any applicable Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

  "ERISA Group" means Parent and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Parent, are treated as a single employer under Section 414(b) or (c) of the Code.

  "Estimated Completion Date" means, for any Facility, the date specified on
Schedule IV to the Participation Agreement as the applicable Lessee's estimate of the Completion Date for

                                                                      APPENDIX 1

such Facility.

  "Event of Default" means a Lease Event of Default, a Construction Agency Event of Default, or a Loan Event of Default.

  "Excluded Amounts" means

      (a) all indemnity payments other than Additional Costs and expenses to which Trustee, the Bank, the Administrative Agent or any Lender (or the respective successors, assigns, agents, officers, directors or employees of any such Person) is entitled pursuant to the Operative Documents;

      (b) any amounts payable under any Operative Documents to reimburse Trustee, the Bank, the Administrative Agent or any Lender (including the reasonable expenses of Trustee, the Bank, the Administrative Agent and any Lender incurred in connection with any such payment) for performing any of the obligations of Lessees under and as permitted by any Operative Document;

      (c) any insurance proceeds under policies maintained by Trustee, the Bank, the Administrative Agent or any Lender and not required to be maintained by any Lessee under the Master Lease and Lease Supplements;

      (d) any insurance proceeds (or corresponding amounts with respect to risks that are self-insured by any Lessee and the amounts of any policy deductibles) under liability policies payable to Trustee in its individual capacity, the Administrative Agent or any Lender (or the respective successors, assigns, agents, officers, directors or employees of the Bank, the Administrative Agent or of any Lender);

      (e)   any amount payable in respect of Transaction Costs; and

      (f) any payments of interest on payments referred to in clauses (a) through (e) above.

  "Facilities" means, collectively, the Tunica Hotel, Tunica Convention Center, Tunica Restaurant and Gulfport Hotel as and when and to the extent any one or more of them shall become subject to a Facility Lease, and includes any Substitution Facility permitted by Section 7.3 of the Master Lease.

  "Facility" means any one of the Facilities.

  "Facility Costs" means, with respect to any Facility, the sum of (i) the aggregate Building Costs for such Facility plus (ii) the aggregate Facility F,F&E Costs for such Facility, in each case, to the extent funded or reimbursed with proceeds of Advances.

                                                                      APPENDIX 1

  "Facility Cost Analysis" is defined in Section 3.3(f) of the Participation Agreement.

  "Facility F,F&E " means, with respect to any Facility subject to a Facility Lease, equipment (other than Gaming Equipment), Systems, apparatus, furniture, fixtures, fittings and personal property of every kind and nature whatsoever purchased, leased, or otherwise acquired by Lessor using the proceeds of the Advances and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of such Facility, together with any substitutions therefor, replacements thereof and additions thereto from time to time pursuant to the Operative Documents.

  "Facility F,F&E Costs" means the invoice cost of each item of Facility F,F&E plus the contract price for all Systems plus up to an additional twenty percent (20%) of such Facility F,F&E for Charges (unless, with respect to the contract price for any System, such Charges are included in such contract price).

  "Facility Lease" is defined in Section 2.2 of the Master Lease.

  "Facility Schedule" is defined in Section 3.3(f) of the Participation
Agreement.

  "Facility Site" means, with respect to any Facility, subject to a Facility Lease, the parcel of real property on which such Facility is to be located as described on Exhibit B to the applicable Lease Supplement, together with all Appurtenant Rights attached thereto.

  "Facility Term" is defined in Section 2.3 of the Master Lease.

  "Fair Market Sales Value" with respect to the Leased Property or any portion thereof shall mean, as of the date of the determination, the fair market sales value as determined by an independent appraiser chosen by the Administrative Agent (at the direction of the Required Lenders) that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a buyer currently in possession) and an informed and willing seller, under no compulsion to buy or sell, and neither of which is related to Trustee or any Lessee, for purchase of the Leased Property.
  "Final Construction Advance" means, with respect to any Facility, the last Construction Advance which is permitted to be made with respect thereto, concurrently with or after the occurrence of the Completion Date therefor.

  "Final Maturity Date" means March 30, 2002.

  "Financial Covenant Compliance Certificate" means a certificate duly executed by a Responsible Officer of Parent, substantially in the form of Exhibit P to the Participation Agreement.

  "FIRREA" means the Financial Institution Reform, Recovery and Enforcement Act of

                                                                      APPENDIX 1

1989, as it may be amended from time to time.


  "Fiscal Quarter" means any quarter of a Fiscal Year consistent with GAAP.

  "Fiscal Year" means any 52 or 53 week period ending on the Sunday in December or January closest to December 31; any reference to a Fiscal Year with a number corresponding to any calendar year refers to the Fiscal Year ended on the Sunday closest to December 31 of such calendar year (e.g., "1996 Fiscal Year" refers to the Fiscal Year ended on Sunday, December 29, 1996).

  "GAAP" means United States generally accepted accounting principles (including principles of consolidation), in effect from time to time.

  "Gaming Authority" means, collectively, the Mississippi Gaming Commission, the Mississippi State Tax Commission and any other agency of any state, county, city or other political subdivision of the United States government which has jurisdiction over the gaming activities of Lessee and its Affiliates at the Resorts, or any successor to such authority.

  "Gaming Equipment" means slot machines and other devices which constitute gaming devices (as defined in the Gaming Laws), and related equipment.

  "Gaming Laws" means the Mississippi Gaming Control Act, Miss. Code Ann.
Section 75-76-1, et seq., and the rules and regulations promulgated thereunder, together with any local rules, regulations or ordinances applicable to the conduct of games of chance at the Resorts.

  "Gaming Permits" means, collectively, every license, franchise, permit, registration, finding of suitability, approval or other authorization required to own, operate and otherwise conduct gaming operations at the Resorts, including all licenses, registrations, findings of suitability and approvals granted by the Gaming Authorities and all other applicable Governmental Authorities.

  "Governmental Action" means, with respect to any Resort Property, all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of such Resort Property.

  "Governmental Authority" means any foreign, federal, state or local government, any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                                                                      APPENDIX 1

  "Ground Lease" means, with respect to any Facility Site, a Ground Lease for such Facility Site to be executed and delivered by and between Lessor and the applicable Lessee, substantially in the form of Exhibit G-2 to the Participation Agreement.

  "Guarantors" means, collectively, Parent, each of its Subsidiaries listed on
Schedule I to the Participation Agreement and any other Obligor Subsidiary that executes and delivers a guaranty (by joinder to the Guaranty or otherwise) in favor of the Administrative Agent or the Lenders in respect of the Obligations.

  "Guaranty" means the Guaranty dated as of the Closing Date, made by the Guarantors in favor of the Administrative Agent for the benefit of the Lenders substantially in the form of Exhibit F to the Participation Agreement.

  "Gulfport Casino" means the casino owned and operated by Grand Casinos of Mississippi, Inc. -- Gulfport, a Minnesota corporation, located in Gulfport, Mississippi.

  "Gulfport Hotel" means the hotel facility to contain at least 500 rooms to be constructed in Gulfport, Mississippi at a site on the North side of Highway 90 across from the Gulfport Casino.

  "Gulfport Resort" means the destination gaming resort featuring the Gulfport Casino, hotels (including the Gulfport Hotel) and other amenities in Harrison County, Mississippi being developed by Parent and its Affiliates.

  "Gulfport Resort Property" means the parcels of real property on which the Gulfport Resort is located.

  "Hazardous Activity" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Substance; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

  "Hazardous Condition" means any condition that materially violates or threatens to materially violate, or that results in or threatens material noncompliance with, any Environmental Law.

  "Hazardous Substance" means any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, ureaformaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether

                                                                      APPENDIX 1

naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety, as defined under any Environmental Law; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

  "IBO Rate" means, with respect to each LIBO Rate Loan for any Interest Period, the rate of interest per annum determined by the Administrative Agent to be the rate at which Dollar deposits in immediately available funds are offered by the Administrative Agent's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by the Administrative Agent, whether or not outside the United States), to major banks in the offshore Dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days before the first day of the Interest Period.

  "Improvements" means all buildings, structures, fixtures, Facility F,F&E and other improvements of every kind existing at any time and from time to time (including those constructed pursuant to any Construction Agency Agreement and those purchased with amounts advanced by the Lenders pursuant to the Participation Agreement) on or under any Facility Site or any portion thereof, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Alterations and other additions to or changes in the Improvements at any time.

  "Improvements Deed" means, with respect to any Facility, the Improvements Deed for such Facility to be executed and delivered by the applicable Lessee to Trustee, substantially in the form of Exhibit R to the Participation Agreement.

  "Indemnified Liabilities" means all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including all fees and expenses of legal counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Administrative Agent-Related Person in any way relating to or arising out of any Operative Document or any document contemplated by or referred to in any Operative Document, or any action taken or omitted by any Administrative Agent-Related Person under or in connection with any of the foregoing.

  "Indemnitee" means Trustee, in its individual capacity and in its capacity as Trustee, James R. McIlwain, the Local Trustee, the Bank, each Lender, the Administrative Agent, each Co-Agent, any additional separate or co-trustee appointed in accordance with the terms of the Trust Agreement and the respective successors, assigns, directors, shareholders, partners, officers, employees and agents of each of the foregoing.

  "Indenture" means the Indenture dated as of November 30, 1995, and as amended by the First Amendment to Indenture

                                                                      APPENDIX 1

dated as of May 10, 1996, the Second Amendment to Indenture dated as of September 16, 1997, and the Third Amendment to Indenture dated as of September 25, 1997, executed by and among Parent, as Issuer, certain Subsidiaries of Parent, as guarantors, and the Indenture Trustee.

  "Indenture Trustee" means Firstar Bank of Minnesota, N.A., as successor by merger to American Bank National Association, as trustee for the benefit of the noteholders under the Indenture.

  "Initial Construction Advance Date" means, with respect to any Facility, the date of the initial Construction Advance for such Facility.

  "Initial Lessees" means, collectively, BL Resorts I, LLC, a Minnesota limited liability company, and GCG Resorts I, LLC, a Minnesota limited liability company.

  "Initial Reduction Date" means March 31, 1999.

  "Inspecting Engineer" is defined in Section 3.6(c) of the Participation Agreement.

  "Insurance Requirements" means all terms and conditions of any insurance policy either required by the Master Lease to be maintained by any Lessee or required by any Construction Agency Agreement to be maintained by any Construction Agent, and all requirements of the issuer of any such policy.

  "Interest Period" means, with respect to any LIBO Rate Loan, (i) initially the period commencing on (and including) the day on which the LIBO Rate Loan is made and ending on (but excluding) the last Business Day of the calendar month in which such Loan is made and (ii) thereafter, each period commencing on (and including) the last day of the preceding Interest Period and ending on (but excluding) the last Business Day of the next succeeding calendar month;

provided that, the foregoing provisions relating to Interest Periods are subject to the following:

      (b) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and

      (c) any Interest Period that would otherwise extend beyond the Final Maturity Date shall end on the Final Maturity Date.

  "Interest Rate" means the rate per annum at which interest accrues

      (a) on that portion of a Loan maintained from time to time as an Alternate Base Rate Loan equal to the Alternate

                                                                      APPENDIX 1

  Base Rate from time to time in effect; and

   (b) on that portion of a Loan maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the LIBO Rate or IBO Rate then in effect, plus the Applicable Margin.

  "Investment Company Act" means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

  "Investor's Letter" means the Investor's Letter in substantially the form of Exhibit K to the Participation Agreement.

  "Joinder Agreement" means a joinder agreement, substantially in the form of
Exhibit V to the Participation Agreement, to be executed by a wholly-owned Subsidiary of Parent and delivered to the Administrative Agent pursuant to the provisions of Section 9.22 of the Participation Agreement.

  "Lead Manager" means The Mitsubishi Trust and Banking Corporation.

  "Lease Balance" means, as of any date of determination, the sum of the aggregate outstanding principal amount of the Notes.

  "Lease Default" means any event, condition or failure which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

  "Lease Event of Default" means any event, condition or failure designated as a "Lease Event of Default" in Article X of the Master Lease.

  "Lease Supplement" means, with respect to any Facility, a Lease Supplement for such Facility as referred to in Section 2.1(a) of the Master Lease, in the form of Exhibit A to the Master Lease, executed and delivered by the applicable Lessee to Trustee.

  "Lease Supplement Balance" means the product of the Allocated Share of the applicable Lease Supplement and the Lease Balance.

  "Lease Term" is defined in Section 2.3 of the Master Lease.

  "Lease Termination Date" means the last day of the Lease Term, or any other date on which the Master Lease is terminated, including pursuant to Article V or X of the Master Lease.

  "Leased Property" means, as of any date of determination, each of the Facilities, the related Facility F,F&E and the Facility Sites, in each case to the extent then subject to the Master Lease and any Lease Supplement.

                                                                      APPENDIX 1

  "Lender" means a holder of a Note.

  "Lender Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction(s) in order to protect the Administrative Agent's (on behalf of the Lenders) interests under the Security Documents.

  "Lending Office" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" on Schedule III of the Participation Agreement, or such other office as such Lender may from time to time notify the Borrower and the Agent.

  "Lessees" means, collectively, the Initial Lessee and any other wholly-owned Subsidiary of Parent that becomes a Lessee under the Operative Documents by execution and delivery of a Joinder Agreement and related documents as provided in Section 9.22 of the Participation Agreement.

  "Lessee Collateral" is defined in Section 14.1 of the Master Lease.

  "Lessor" means Trustee as lessor or mortgagee under the Master Lease.

  "Lessor Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction(s) in order to protect Lessor's interest under the Master Lease and the Lease Supplements.

  "Lessor Lien" means any Lien on or against any or all of the Facilities, the Facility F,F&E, the Master Lease, the Trust Estate or any payment of Rent which results from (a) any act of, or any Claim against, Trustee, in its individual capacity, any Lender or the Administrative Agent, in its individual capacity, in any case unrelated to the transactions contemplated by the Operative Documents, (b) any Tax owed by any such Person, except for any Tax required to be paid by any Lessee under the Operative Documents, including any Tax for which such Lessee is obligated to indemnify such Person, or (c) any act or omission of such Person which is prohibited by the Operative Documents.

  "Levee Board Lease" means the Port Facility Lease Agreement, dated as of December 29, 1993, between BL Development and the Board of Commissioners for the Yazoo-Mississippi Delta.

  "LIBO Rate" means, with respect to each LIBO Rate Loan for any Interest Period, the interest rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Administrative Agent to be the average of the rates per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent's LIBOR Office in an amount approximately equal to the amount of the Administrative Agent's LIBO Rate Loan for which such determination is being made for a period comparable to such Interest Period, commencing on the first day of such Interest Period by leading banks in the London Eurodollar




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                                                                      APPENDIX 1

interbank market at approximately 11:00 a.m. (London time) on the second Business Day preceding the first day of the Interest Period. The Administrative Agent will give notice promptly to Lessees upon determining the applicable LIBO Rate; provided, that the Administrative Agent's failure to give such notice will not relieve such Lessees of their obligations relating to any LIBO Rate Loan. In the event that the Administrative Agent determines that the LIBO Rate is unavailable for any Interest Period, each LIBO Rate Loan shall bear interest at the IBO Rate.

  "LIBO Rate Loans" means Loans bearing interest by reference to a LIBO Rate or IBO Rate basis.

  "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such in Schedule III to the Participation Agreement, or such other office of a Lender designated from time to time by notice from such Lender to Trustee and the Administrative Agent, whether or not outside the United States.

  "Lien" means any mortgage, deed of trust, pledge, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), easement, servitude or charge of any kind, including, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

  "Liquor Authority" means the Mississippi Alcoholic Beverage Commission and any agency of any state, county, city or other political subdivision of the State of Mississippi which has jurisdiction over the sale by Lessees and their Affiliates of alcoholic beverages at the Resorts, or any successor to such authority.

  "Liquor Permits" means, collectively, every license, franchise, permit, approval, finding of suitability or other authorization required to sell alcoholic beverages at the Resorts, including all licenses and approvals granted by the Liquor Authority and all other applicable Governmental Authorities.

  "Loan" is defined in Section 2.1 of the Loan Agreement.

  "Loan Agreement" means the Reducing Revolving Loan Agreement, dated as of the Closing Date, among Trustee, as Borrower, and the Lenders, substantially in the form of Exhibit B to the Participation Agreement.

  "Loan Default" means any event, act or condition which with notice or lapse of time, or

                                                                      APPENDIX 1

both, would constitute a Loan Event of Default.

  "Loan Documents" means the Loan Agreement, the Notes, the Security Documents and all other documents and instruments executed and delivered in connection with each of the foregoing.

  "Loan Event of Default" is defined in Article VI of the Loan Agreement.

  "Maintenance Capital Expenditures" means, for each Computation Period, all capital expenditures of a Person so classified in accordance with GAAP for the maintenance, repair, restoration or refurbishment of a fixed asset other than capital expenditures incurred in connection with the construction or acquisition of a fixed asset before it is placed in service.

  "Master Lease" means the Master Lease and Deed of Trust, dated as of the Closing Date, between Lessor and Lessees, substantially in the form of Exhibit A to the Participation Agreement.

  "Material Adverse Effect" means, with respect to any Lessee or Parent, as the case may be, any change or changes, effect or effects or condition or conditions that individually or in the aggregate are or are likely to be materially adverse to (i) the assets, business, operations or financial condition of Parent and the Obligor Subsidiaries on a consolidated basis, (ii) the ability of Parent and the Obligor Subsidiaries on a consolidated basis to perform their obligations under the Operative Documents to which they are respectively a party, (iii) the validity or enforceability of any of the Operative Documents or any rights or remedies under any thereof or (iv) the value of the Collateral or worth of the Collateral as collateral security.

  "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

  "May 10, 1996 Documents" means, collectively, (a) that certain Participation Agreement dated as of May 10, 1996 by and among BL Development, as lessee, the "Guarantors" named therein, Trustee (both in its individual and trust capacities), the "Lenders", "Co-Agents" and "Lead Manager" parties thereto and BA Leasing & Capital Corporation, as "Arranger" and "Agent" and (b) the "Operative Documents" (as such term is used and defined in the foregoing described Participation Agreement), in each case either as originally executed or as the same may from time to time be amended, supplemented, modified, renewed, extended or supplanted.

  "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.




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                                                                      APPENDIX 1

  "Net Proceeds" means all amounts paid in connection with any Casualty or Condemnation or any sale of the Leased Property pursuant to Lessor's exercise of remedies under Section 10.2 of the Master Lease, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Lender or Lessor is entitled to be reimbursed pursuant to the Master Lease.

  "Non-Casualty Loss" is defined in Section 9.2(a) of the Master Lease.

  "Non-Casualty Recoveries" means the proceeds of any recovery in respect of any Non-Casualty Loss from insurance, a Governmental Authority or otherwise.

  "Non-Defaulting Lender" is defined in Section 2.2(d) of the Participation Agreement.

  "Note" is defined in Section 2.2 of the Loan Agreement.

  "Obligations" means all obligations (monetary or otherwise) of each of the Lessees under the Operative Documents.

  "Obligor Subsidiaries" means, collectively, each of the Lessees and Guarantors (other than Parent).

  "Operative Documents" means the following:

   (b)   the Participation Agreement;
   (c)   the Notes;
   (d)   the Master Lease;
   (e)   each Lease Supplement;
   (f)   the Trust Agreement;
   (g)   the Loan Agreement;
   (h)   the Guaranty;
   (i)   each Security Agreement;
   (j)   each Deed of Trust;
   (k)   each Ground Lease;
   (l)   each Construction Agency Agreement;
   (m)   each Construction Agency Agreement Supplement;
   (n)   each Construction Documents Assignment; and
   (o)   each Improvements Deed.

  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, any Operative Document.




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

                                                                      APPENDIX 1

  "Ownership Percentage Interest" means the percentage interest of outstanding shares of capital stock directly or indirectly owned by Parent of a Subsidiary.

  "Overdue Rate" means the lesser of (i) the highest interest rate permitted by Applicable Law and (ii) an interest rate per annum equal to the Interest Rate plus 2% per annum.

  "Parent" means Grand Casinos, Inc., a Minnesota corporation.

  "Participating Entity" is defined in Section 6.3(a) of the Participation Agreement.

  "Participation Agreement" means the Participation Agreement, dated as of September 29, 1997, among Lessees, Guarantors, Trustee, Lenders, Lead Manager, the Co-Agents and the Arranger and the Administrative Agent.

  "Payment Date" means (a) the Final Maturity Date; (b) the date of any payment (whether or not scheduled) of principal outstanding on a Loan; (c) with respect to the payment of interest on Loans for which the Interest Rate is determined by means of the Alternate Base Rate, the last Business Day of each calendar month; and (d) with respect to the payment of interest on LIBO Rate Loans, the last day of each applicable Interest Period.

  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

  "Periodic Rent" means an amount payable on each Scheduled Payment Date equal to the aggregate amount of interest and principal, if any, due and payable on such Scheduled Payment Date on the Notes.

  "Permitted Alteration" is defined in Section 7.2(b) of the Master Lease.

  "Permitted Contest" means actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability to the Leased Property or any location whereon or wherein the Leased Property or any portion thereof are located or to be located, or any interest therein of any Person of (a) any law, regulation, rule, judgment, order, or other legal provision or judicial or administrative requirements, (b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by any Governmental Authority or (c) any Lien or Tax, if the initiation and prosecution of such contest would not: (i) result in, or materially increase the risk of, the imposition of any criminal liability on any Indemnitee; (ii) materially and adversely affect the security interests created by the Operative Documents or the rights and interests of Lessor in or to any Facility or the right of Lessor, the Administrative Agent or any Lender to receive payment of all or any portion of the principal of or interest on any Note, Rent, Lease Balance or any other amount payable under the Operative Documents; (iii) permit, or pose a material risk of, the sale or forfeiture of, or




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                                                                      APPENDIX 1

foreclosure on, any of the Leased Property or (iv) materially and adversely affect the fair market value, utility or remaining useful life of the Leased Property or any interest therein or the continued economic operation thereof; provided, further, that in any event adequate reserves in accordance with GAAP are maintained by such Person against any adverse determination of such contest.

  "Permitted Liens" means (i) the respective rights and interests of Lessees, the Lenders and Trustee, as provided in any of the Operative Documents; (ii) materialmen's, mechanics', workers', artisan's, repairmen's, employees' or other like Liens securing payment of the price of goods or services rendered in the ordinary course of business for amounts the payment of which is not overdue or is being contested pursuant to a Permitted Contest; (iii) Lessor Liens; (iv) Liens for current Taxes which are not delinquent or the validity of which is being contested pursuant to a Permitted Contest; (v) the rights of any sublessee or assignee under a sublease or an assignment permitted by the terms of the Master Lease; (vi) Liens arising out of judgments or awards not constituting an Event of Default with respect to which appeals or other proceedings for review are being prosecuted pursuant to a Permitted Contest;
(vii) with respect to any Facility, Liens securing purchase money or lease financings incurred in connection with the acquisition of any additional furniture, fixtures or equipment to be located at such Facility and that is not Facility F,F&E; and (viii) easements, rights of way and other encumbrances on title to real property not interfering in any material respect with the rights of Lessor under the Master Lease and the Lease Supplements.

  "Person" means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or any other legal entity.

  "Plan" means an employee benefit or other plan (other than a Multiemployer
Plan) established or maintained by Parent or any member of the ERISA Group and which is covered by Title IV of ERISA.

  "Plans and Specifications" means, with respect to any Facility, the plans and specifications delivered by any Lessee pursuant to Section 3.3(f) of the Participation Agreement for the construction of such Facility, as modified from time to time by Change Orders permitted under Section 2.4(c) of the Construction Agency Agreement.

  "Premium" is defined in Section 2.4(d) of the Loan Agreement.

  "Pricing Ratio" means the ratio of Consolidated Adjusted Funded Debt to Consolidated Adjusted EBITDA.

  "Pricing Ratio Certificate" means a certificate duly executed by a Responsible Officer of Parent, substantially in the form of Exhibit Q to the Participation Agreement.




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

                                                                      APPENDIX 1

  "Prime Construction Contract" means, with respect to any Facility, the contract between the applicable Construction Agent and the Prime Contractor for such Facility, as it may be amended from time to time in accordance with the Construction Agency Agreement.

  "Prime Contractor" means Roy Anderson Corp. or such other Person who shall, with the prior written consent of the Lenders, have been designated by the applicable Lessee to act as the general contractor for purposes of constructing any Facility.

  "Primary Construction Contracts" is defined in Section 3.4 of the Construction Agency Agreement.

  "Project" means, with respect to any Facility, the construction of such Facility and the acquisition of the Facility F,F&E relating thereto.

  "Property Value" means, as of any date of determination, the aggregate fair market value of all Leased Property subject to the Master Lease as of such date, with such value determined by the Administrative Agent based on new or "validated" Appraisals obtained, at Lessees' expense, by the Administrative Agent for the purpose of making such determination.

  "Purchase Order Assignment" means the Purchase Order Assignment, dated as of the Closing Date, between Construction Agent and Trustee, substantially in the form of Exhibit L to the Participation Agreement.

  "Qualified Stratosphere Subsidiary" means all Persons that are consolidated with Stratosphere Corporation for financial reporting purposes in accordance with GAAP, except any Subsidiary of Stratosphere Corporation that owns, leases or otherwise controls any assets formerly owned, leased or otherwise controlled by Parent or any of the Obligor Subsidiaries.

  "Reduction Amount" means, with respect to each Reduction Date, $2,500,000.

  "Reduction Date" means the Initial Reduction Date and each June 30, September 30, December 31 and March 31 thereafter.

  "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

  "Rent" means Periodic Rent and Supplemental Rent.

  "Required Alteration" is defined in Section 7.2(a) of the Master Lease.

  "Required Lenders" means, as of the date of the determination, Lenders having aggregate investments in the transactions contemplated by the Operative Documents (as measured by the outstanding principal amount of the Loans then outstanding) equal to at least 66 2/3% of all such

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                                                                      APPENDIX 1

investments.

  "Requirements of Law" means, as to any Person, any current or hereinafter enacted law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

  "Reserve Amount" means, with respect to any Facility for which construction shall have commenced but shall not have been completed, an amount equal to the Required Lenders' reasonable estimate (based in whole or in part on statements of professional opinion from either or both of the applicable Prime Contractor and Construction Agent for such Facility, delivered for the purpose of making such estimate) of the then unpaid Building Costs and Facility F,F&E Costs necessary to complete construction and equipping of such Facility on or before its Estimated Completion Date.

  "Resort Properties" means, collectively, the Gulfport Resort Property and the Tunica Resort Property.

  "Resorts" means, collectively, the Gulfport Resort and the Tunica Resort.

  "Responsible Officer" means with respect to Trustee, any officer in its Corporate Trust Department, with respect to any other Person, the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, the Chief Financial Officer, any Senior Vice President or Executive Vice President, any Vice President, any Assistant Vice President, the Secretary, the Treasurer, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

  "Revolving Advance" means, as the context may require, each advance of funds by the Lenders to Trustee pursuant to Section 2.2(a) of the Participation Agreement and each advance of funds by Trustee to any Lessee pursuant to
Section 2.4(b) of the Participation Agreement, in each case for the purpose of making an advance pursuant to Section 2.2(c) of the Participation Agreement.

  "Scheduled Payment Date" means the last day of each Interest Period (or, if the Loans are bearing interest at the Alternate Base Rate, the last Business Day of each calendar month) and the Final Maturity Date.

  "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

  "Security Agreement" means, with respect to any Facility and its related Facility Site and Facility F,F&E, the Security Agreement and Assignment of Rents and Leases pertaining thereto,

                                                                      APPENDIX 1

to be executed and delivered by and between the Borrower and the Administrative Agent, substantially in the form of Exhibit D to the Participation Agreement.

  "Security Documents" means the collective reference to each Security Agreement, each Deed of Trust, each Ground Lease, the Guaranty, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of Trustee under the Loan Agreement and/or under any of the other Operative Documents.

  "Solvent" means with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person,
(ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability taking into account any subrogation and contribution rights.

  "Standby Equity Commitment" means the Standby Equity Commitment, dated March 9, 1995, between Parent and Stratosphere Corporation.

  "Stratosphere Entities" means, collectively, Stratosphere Corporation, Stratosphere Gaming Corporation and the Qualified Stratosphere Subsidiaries.

  "Sublease" has the meaning set forth in Article IV of the Master Lease.

  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which more than 50% of the outstanding ownership interests, at the time any determination is being made, is directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

  "Substitution Facility" is defined in Section 7.3(b) of the Master Lease.

  "Supplemental Rent" means any and all amounts, liabilities and obligations (i) which

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                                                                      APPENDIX 1

Trustee assumes or agrees or is otherwise obligated or designated to pay under the Loan Agreement or any other Operative Document (whether or not designated as Supplemental Rent) to the Administrative Agent, the Lenders or any other Person, including Additional Costs and damages for breach of any representations, warranties or agreements made in its fiduciary capacity or
(ii) which any Lessee agrees or is otherwise obligated or designated to pay (other than Periodic Rent) under the Master Lease or any other Operative Document (whether or not designed as Supplemental Rent) to Trustee.

  "System" means any system identified on Schedule III to any applicable Lease Supplement, as modified from time to time by Lessees and the applicable Prime Contractor(s) in conformity with the Operative Documents.

  "Taxes" and "Tax" are defined in Section 8.1 of the Participation Agreement.

  "Termination Date" is defined in 10.2(e) of the Master Lease.

  "Title Insurance Company" means Commonwealth Land Title Insurance Company, together with such reinsurers with direct access as requested by the Administrative Agent or other title insurance company or companies as may be acceptable to the Administrative Agent.

  "Transaction Costs" means legal and other fees, costs and expenses incurred by the Arranger, Trustee, the Administrative Agent and the Lenders in connection with the consummation and closing of the transactions contemplated by the Operative Documents, and the preparation, negotiation, execution and delivery of the Operative Documents, including (i) fees of Trustee and Trustee's legal counsel; (ii) allocated time charges and expenses of Bank of America Legal Department, acting as counsel to the Administrative Agent, and reasonable fees and expenses of Sheppard, Mullin, Richter & Hampton LLP, special counsel to the Lenders; (iii) costs of the Appraisals, Environmental Assessments and other required environmental reports and studies, and the Inspecting Engineer; (iv) all filing and recording fees, title insurance premiums, escrow charges and other search costs required by the Operative Documents; (v) an upfront fee payable on the Closing Date to the Administrative Agent for the account of each Lender and the Co-Agents Fee payable on the Closing Date to each Co-Agent; and (vi) without duplication of any of the foregoing, fees owing to the Arranger pursuant to the Arranger Fee Letter and fees owing to the Administrative Agent pursuant to the Administrative Agent Fee Letter.

  "Trust" is defined in Section 1.1 of the Trust Agreement.

  "Trust Agreement" means the Trust Agreement, to be executed and delivered by and between the Initial Lessees and Trustee, substantially in the form of Exhibit C to the Participation Agreement.

  "Trustee" means Hancock Bank, a Mississippi banking corporation, not in its individual

                                                                      APPENDIX 1

capacity, but solely as Trustee under the Trust Agreement, and any successor or replacement Trustee expressly permitted under the Operative Documents.

  "Trustee Fee Letter" means the letter agreement, dated September 22, 1997, between the Bank and Parent.

  "Trust Estate" means all estate, right, title and interest of Lessor in, to and under the Leased Property, the Trust Agreement, the Master Lease and all of the other Operative Documents, including (i) all amounts (other than Excluded Amounts) of Rent and other payments due or to become due of any kind for or with respect to the Leased Property or payable under any of the foregoing, (ii) any or all payments or proceeds received by Lessor after the termination of the Master Lease with respect to the Leased Property as the result of the sale, lease or other disposition thereof, (iii) proceeds of the Loans, together with any other moneys, proceeds or property at any time received by Lessor under or in connection with the Operative Documents and (iv) the assignment of the Prime Construction Contract and the Architect's Agreement.

  "Tunica Casino" means the dockside barge casino consisting of three barges situated on the Tunica Resort and all improvements located thereon.

  "Tunica Convention Center" means the convention center and exhibition hall located adjacent to the Grand Veranda Hotel at the Tunica Resort.

  "Tunica Hotel" means the hotel facility to contain at least 400 rooms to be located on a portion of the Tunica Resort Property.

  "Tunica Resort" means the destination gaming resort featuring the Tunica Casino, hotels (including the Tunica Hotel and the hotel commonly referred to as the Grand Veranda Hotel) and other amenities (including the Tunica Convention Center and Tunica Restaurant) in Tunica County, Mississippi being developed by Parent, BL Development and their Affiliates.

  "Tunica Resort Property" means the parcels of real property on which the Tunica Resort is located.

  "Tunica Restaurant" means the restaurant facility commonly referred to as Marceliene's Restaurant, to be located on a portion of the Tunica Resort Property.

  "Tunica Subsidiaries" means, collectively, the Subsidiaries of Parent owning or leasing any interest in the Tunica Resort.

  "UCC Financing Statements" means collectively the Lender Financing Statements and the Lessor Financing Statements.

                                                                      APPENDIX 1

  "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

  "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

  "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.